Exhibit 10.3

Executed: 04/14/2008

CONFIDENTIAL TREATMENT REQUESTED BY PROSPER MARKETPLACE, INC.

WEBBANK

and

PROSPER MARKETPLACE, INC.

LOAN ACCOUNT PROGRAM AGREEMENT

Dated as of April 14, 2008

25.	INTERPRETATION	15

26.	AGREEMENT SUBJECT TO APPLICABLE LAWS	15

27.	FORCE MAJEURE	16

28.	JURISDICTION; VENUE	16

29.	INSURANCE	16

30.	COMPLIANCE WITH APPLICABLE LAWS; PROGRAM COMPLIANCE MANUAL	16

31.	PROHIBITION ON TIE-IN FEES	18

32.	NOTICE OF CONSUMER COMPLAINTS	18

33.	HEADINGS	18

34.	PRIVACY LAW COMPLIANCE	18

35.	MANNER OF PAYMENTS	18

36.	REFERRALS	18

37.	AUDITED FINANCIAL STATEMENTS	18

SCHEDULES AND EXHIBITS

SCHEDULE 1	Definitions

EXHIBIT A	The Program Website

EXHIBIT B	Credit Policy

EXHIBIT C	Form of Application

EXHIBIT D	Loan Account Documentation

EXHIBIT E	Sample Funding Statement

EXHIBIT F	Insurance Requirements

EXHIBIT G	Program Compliance Manual

EXHIBIT H	Third-Party Service Contractors

EXHIBIT I	Bank Secrecy Act Policy

THIS LOAN ACCOUNT PROGRAM AGREEMENT (this “Agreement”), dated as of April 14, 2008 (“Effective Date”), is made by and between WEBBANK, a Utah-chartered industrial bank having its principal location in Salt Lake City, Utah (“Bank”), and PROSPER MARKETPLACE, INC., a Delaware corporation, having its principal location in San Francisco, California (“Company”).

WHEREAS, Company is in the business of providing certain services necessary for the origination of consumer installment loans;

WHEREAS, Bank is in the business of originating various types of consumer loans, including installment loans; and

WHEREAS, the Parties desire to develop a program pursuant to which Company shall market and provide an online interface and certain operations services in connection with, and Bank shall originate, installment loans for qualifying consumers identified by Company.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Company mutually agree as follows:

1.                                       Definitions. The terms used in this Agreement shall be defined as set forth in Schedule 1.

2.                                       Program Marketing and Services.

(a)                                Bank hereby retains Company to serve as Bank’s marketing and operations vendor for the Program. As such, Company shall perform the following services for Bank and the Program:

(1)                                  Company shall promote and otherwise market the Program and the Loan Accounts at Company’s own cost and in its sole discretion. In performing such promotion and other marketing services, Company may use any form of media and may devote such monetary and other resources as it deems appropriate in its sole discretion. Company’s promotion and marketing efforts shall not be required to produce any minimum number of Loan Accounts or other benefits to the Program during the Term of this Agreement or any year, month, or other period under this Agreement. Company may refer to Bank and the Program in promotional and marketing materials, including marketing scripts, upon the condition that any references to Bank and/or the Program in any such materials must receive the prior written approval of Bank, which approval shall not to be unreasonably withheld or delayed. Company shall ensure that all promotional and marketing materials shall be accurate and not misleading in all material respects. Company shall ensure that all promotional and marketing materials and strategies comply with Applicable Laws.

(2)                                  Company shall host and maintain the Program Website and provide customer support, regulatory compliance, administrative, and other operational services to support Bank’s origination of Loan Accounts and the Program generally. Company shall provide such services in a manner consistent with Company obligations specified in this Agreement and as the Parties may mutually agree in writing from time to time.

(b)

Bank acknowledges and agrees that (i) pursuant to Section 12 of this Agreement, Company is licensing to Bank valuable Proprietary Material of Company for use in the marketing and operation of the Program, which includes but is not limited to use of the Program Website; (ii) because the value of such Proprietary Material may be affected by Bank’s lending activities under the Program, Company requires Bank to perform and Bank hereby agrees to perform Bank’s lending activities under the Program with due regard to Company’s interests in such Proprietary Material and in close coordination with Company as specified hereafter in this Agreement; and (iii) the compensation to be paid by Bank to Company under this Agreement is in consideration of Company’s licensing of such Proprietary Material to Bank as well as Company’s marketing and operational services to Bank and the Program under this Agreement.

3.

Extension of Credit. Company acknowledges that approval of an Application creates a creditor-borrower relationship between Bank and Borrower which involves, among other things, the disbursement of Loan Proceeds. Nothing in this Agreement shall obligate Bank to extend credit to an Applicant or disburse Loan Proceeds if Bank determines that doing so would be an unsafe or unsound banking practice or that such extension of credit would be in violation of the Credit Policy. Bank shall use reasonable commercial efforts to provide Company prior notice of a decision not to extend credit to an Applicant or disburse Loan Proceeds in reliance on the preceding sentence and, in all instances where Bank does not provide such prior notice, Bank shall provide Company prompt notice after making a decision not to extend credit to an Applicant or disburse Loan Proceeds in reliance on the preceding sentence.

4.

Consumer Documents and Credit Policy. The following documents, terms and procedures (“Consumer Finance Materials”) that have been approved by Bank and that will be used by Bank initially with respect to the Loan Accounts are attached to this Agreement: (i) the Program Website (screen shots of each page of the Program Website) as Exhibit A; (ii) Credit Policy as Exhibit B; (iii) form of Application, including disclosures required by Applicable Laws, as Exhibit C; and (iv) form of Loan Account Agreement, privacy policy and privacy notices, and all other Applicant and Borrower communications as Exhibit D. The Consumer Finance Materials shall not be changed without the prior written consent of both Parties, which consent shall not be unreasonably withheld or delayed; provided, however, that Bank may change the Consumer Finance Materials upon written notice provided to Company but without Company’s prior written consent, to the extent that such change is required by Applicable Laws or necessitated by safety and soundness concerns, provided that, as between Bank and Company, Bank shall be solely responsible for each such change and any adverse legal or other consequences arising from it. The Parties acknowledge that each Loan Account Agreement and all other documents referring to the creditor for the Program shall identify Bank as the creditor for the Loan Accounts. Company shall ensure that the Consumer Finance Materials comply with Applicable Laws.

5.	Loan Account Processing and Origination.

(a)

On behalf of Bank, Company shall process Applications received from Applicants via the Program Website (including retrieving credit reports) to determine whether the Applicant meets the eligibility criteria set forth in the Credit Policy and Bank’s “Know Your Customer” and anti-money laundering criteria (collectively, the “Bank Secrecy Act Policy”), which is attached hereto as Exhibit I, and which may be updated by Bank from time to time and such updates shall be effective upon notice to Company as set forth herein. Company shall respond to all inquiries from Applicants regarding the application process.

(b)

Company shall forward to Bank mutually agreed information including name, address, social security number and date of birth, regarding Applicants who meet the eligibility criteria set forth in the Credit Policy. Company shall have no discretion to override the Credit Policy with respect to any Applications.

(c)

Subject to the terms of this Agreement, Bank shall establish Loan Accounts with respect to Applicants who meet the eligibility criteria set forth in the Credit Policy.

(d)

Pursuant to procedures mutually agreed to by the Parties, Company shall deliver adverse action notices to Applicants who do not meet Credit Policy criteria or are otherwise denied by Bank.

(e)

Company shall deliver Program privacy notices and Loan Account Agreements to Borrowers.

(f)

Company shall hold and maintain, as custodian for Bank, all documents of Bank pertaining to Loan Accounts. Company shall periodically provide to Bank copies of records required to be maintained under the Bank Secrecy Act Policy and such other documents regarding Loan Accounts as requested by Bank, at intervals mutually agreed to by the Parties, but no less frequently than monthly.

(g)

Company shall perform the obligations described in this Section 5 and deliver any customer communications to Applicants and Borrowers as necessary to carry on the Program, all at Company’s own cost and in accordance with Applicable Laws.

(h)

Pursuant to Section 16, as Bank reasonably requires and upon reasonable advance written notice to Company, Bank may periodically audit Company for compliance with the terms of this Section 5 and the Agreement as a whole, including compliance with the standards set forth herein for Loan Account origination.

6.                                       Funding Loans; Payment of Servicing Fee.

(a)

Company shall provide a Funding Statement to Bank by e-mail or as otherwise mutually agreed by the Parties by 5:00 PM Mountain Time on the Business Day prior to each Funding Date. Each Funding Statement shall (i) identify those Applicants whose Applications satisfy the requirements of the Credit Policy and with respect to whom Company requests that Bank establish Loan Accounts, and (ii) provide the Funding Amount to be disbursed by Bank on such Funding Date. The Funding Statement shall be in the form of Exhibit E.

(b)

Subject to timely receipt of the Funding Statement, Bank shall transfer the Funding Amount from the Funding Account to the Disbursement Account by ACH transfers originated by Company on each Funding Date. Company shall provide Bank the account number and routing number for the Disbursement Account prior to the first Funding Date.

(c)

Subject to timely receipt of the Funding Amount, Company shall disburse Loan Proceeds to Borrowers by ACH transfers from the Disbursement Account in accordance with the

Funding Statement on the Funding Date. Bank authorizes Company to deduct and retain from the Funding Amount the aggregate amount of the Origination Fees set forth on the Funding Statement as a Program servicing fee.

7.                                       Representations and Warranties.

(a)

Bank hereby represents and warrants, as of the Effective Date, or covenants, as applicable, to Company that:

(1)

Bank is an FDIC-insured Utah-chartered industrial bank, duly organized, validly existing under the laws of the State of Utah and has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the charter or bylaws of Bank and will not result in a material breach of or constitute a default under, or require any consent under, any indenture, loan or agreement to which Bank is a party;

(2)

All approvals, authorizations, licenses, registrations, consents, and other actions by, notices to, and filings with, any Person that may be required in connection with the execution, delivery, and performance of this Agreement by Bank, have been obtained (other than those required to be made to or received from Borrowers and Applicants);

(3)

This Agreement constitutes a legal, valid, and binding obligation of Bank, enforceable against Bank in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect, including the rights and obligations of receivers and conservators under 12 U.S.C. §§ 1821 (d) and (e), which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(4)

There are no proceedings or investigations pending or, to the best knowledge of Bank, threatened against Bank (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by Bank pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Bank, would materially and adversely affect the performance by Bank of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) would have a materially adverse financial effect on Bank or its operations if resolved adversely to it;

	(5)	Bank is not Insolvent;

(6)

The execution, delivery and performance of this Agreement by Bank comply with Utah and federal banking laws specifically applicable to Bank’s operations; provided that Bank makes no representation or warranty regarding compliance with Utah or federal banking laws relating to consumer protection, consumer lending, usury, loan collections, anti-money laundering, data security or privacy as they apply to the operation of the Program;

(7)

The Proprietary Materials Bank licenses to Company pursuant to Section 12, and their use as contemplated by this Agreement, do not violate or infringe upon, or constitute an infringement or misappropriation of, any U.S. patent, copyright or U.S. trademark, service mark, trade name or trade secret of any person or entity and Bank has the right to grant the licenses set forth in Section 12 below; and

(8)

Bank shall comply with Title V of the Gramm-Leach-Bliley Act and the implementing regulations of the FDIC, including but not limited to applicable limits on the use, disclosure, storage, safeguarding and destruction of Applicant information, and shall maintain commercially reasonable data security and disaster recovery protections that, at the least, are consistent with industry standards for the consumer lending industry.

(b)

Company hereby represents and warrants, as of the Effective Date, or covenants, as applicable, to Bank that:

(1)

Company is a corporation, duly organized and validly existing in good standing under the laws of the State of Delaware, and has full power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the articles or bylaws of Company and will not result in a material breach of or constitute a default under or require any consent under any indenture, loan, or agreement to which Company is a party;

(2)

All approvals, authorizations, consents, and other actions by, notices to, and filings with any Person required to be obtained for the execution, delivery, and performance of this Agreement by Company, have been obtained;

(3)

This Agreement constitutes a legal, valid, and binding obligation of Company, enforceable against Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(4)

There are no proceedings or investigations pending or, to the best knowledge of Company, threatened against Company (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by Company pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Company, would materially and adversely affect the performance by Company of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, or (v) would have a materially adverse financial effect on Company or its operations if resolved adversely to it;

	(5)	Company is not Insolvent;

(6)

The execution, delivery and performance of this Agreement by Company, the Consumer Finance Materials and the promotional and marketing materials and strategies shall all comply with Applicable Laws; except that if Company requests that Bank change the Bank Secrecy Act Policy to cause it to include any measures needed to comply with the Bank Secrecy Act or the USA Patriot Act and Bank does not do so, then Company provides no representations or warranties regarding any elements of the Bank Secrecy Act or the USA Patriot Act compliance affected by the unchanged provisions.

(7)

The Proprietary Materials Company licenses to Bank pursuant to Section 12, and their use as contemplated by this Agreement, do not violate or infringe upon, or constitute an infringement or misappropriation of, any U.S. patent, copyright or U.S. trademark, service mark, trade name or trade secret of any person or entity and Company has the right to grant the license set forth in Section 12 below; and

(8)

Company shall comply with Title V of the Gramm-Leach-Bliley Act and the implementing regulations of the FDIC, including but not limited to applicable limits on the use, disclosure, storage, safeguarding and destruction of Applicant information, and shall maintain commercially reasonable data security and disaster recovery protections that at the least are consistent with industry standards for the consumer lending industry.

(c)

Bank hereby represents and warrants to Company as of each Funding Date that the Loan Proceeds that Bank is required to disburse on the Funding Date are being provided by Bank from its own resources, such as deposits, warehouse lines of credit, or other credit facilities of Bank.

(d)

Company hereby represents and warrants to Bank as of each Funding Date that:

(1)

For each Loan Account and each disbursement of Loan Proceeds: (i) to the best of Company’s knowledge, all information in the related Application is true and correct, provided, however, that Company’s representation and warranty in this regard shall be subject to the following limitations: (A) Company does not verify the self-reported income, employment and occupation or other information provided by Applicants in listings, (B) each Applicant’s debt-to-income ratio is determined by Company from a combination of the Applicant’s self-reported income and information from the Applicant’s credit report and not otherwise verified by Company, (C) credit data that appears in Applications is taken directly from a credit report obtained on the Applicant from a credit reporting agency, without any review or verification by Company, (D) Company does not verify any statements by Applicants as to how Loan Proceeds are to be used and does not confirm after loan disbursement how Loan Proceeds were used, and (E) Applicants’ home ownership status is not verified by Company but is derived from the Applicant’s credit report, in that if the credit report reflects an active mortgage loan the Applicant is presumed to be a homeowner; (ii) the Loan Account is fully enforceable and all required disclosures to Borrowers have been delivered in compliance with Applicable Laws; (iii) the Loan Account Agreement and all other Loan Account documents are genuine and legally binding and enforceable, conform to the requirements of the Program and were prepared in conformity with the Program Compliance Manual; (iv) all necessary approvals required to be obtained by Company have been obtained; (v) nothing exists that would prohibit the sale of the Loan Accounts by Bank to Company under the Loan Sale Agreement, provided that Bank has taken no action (independent of action taken by Company on Bank’s behalf) that would prohibit the sale of the Loan Accounts by Bank to Company under the Loan Sale Agreement; and (vi) Bank is the sole owner of the Loan Accounts prior to any such sale of the Loan Accounts to Company, provided that Bank has taken no action (independent of action taken by Company on Bank’s behalf) that diminishes Bank’s ownership rights in the Loan Accounts;

(2)

Each Borrower listed on a Funding Statement is eligible for a Loan Account under the Credit Policy; and each Borrower has submitted an Application; and

(3)

The information on each Funding Statement is true and correct in all respects.

(e)

The representations and warranties of Bank and Company contained in this Section 7, except those representations and warranties contained in subsections 7(a)(4) and 7(b)(4), are made continuously throughout the term of this Agreement. In the event that any investigation or proceeding of the nature described in subsections 7(a)(4) and 7(b)(4) is instituted or threatened against either Party, such Party shall promptly notify the other Party of the pending or threatened investigation or proceeding.

8.                                       Other Relationships with Borrowers.

(a)

Separate from the obligation to market Loan Accounts offered by Bank, and subject to the Program privacy policy and Applicable Laws, Company shall have the right, at its own expense, to solicit Applicants and/or Borrowers with offerings of other goods and services from Company and parties other than Bank, provided, however, that in the event that Company uses Bank’s name and/or Proprietary Materials in connection with such offerings, Company shall obtain Bank’s prior approval for such use.

(b)

Except as necessary to carry out its rights and responsibilities under this Agreement and the Loan Sale Agreement, Bank shall not use Applicant and/or Borrower information and shall not provide or disclose any Applicant and/or Borrower information to any Person, except to the extent required to do so under Applicable Laws or legal process.

(c)

Notwithstanding subsection 8(b), (i) Bank may make solicitations for goods and services to the public, which may include one or more Applicants or Borrowers; provided that Bank does not (A) target such solicitations to specific Applicants and/or Borrowers, (B) use or permit a third party to use any list of Applicants and/or Borrowers in connection with such solicitations or (C) refer to or otherwise use the name of Company; and (ii) Bank shall not be obligated to redact the names of Applicants and/or Borrowers from marketing lists acquired from third parties (e.g., subscription lists) that Bank uses for solicitations.

(d)	The terms of this Section 8 shall survive the expiration or earlier termination of this Agreement.

9.                                       Indemnification.

(a)

Bank agrees to defend, indemnify, and hold harmless Company and its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities (the “Company Indemnified Parties”) from and against any and all third party claims and actions, and all liability, judgments, damages, costs and expenses, including reasonable attorneys’ fees arising there from (together with third party claims and actions, “Losses”) to the extent arising from its (i) gross negligence, willful misconduct or breach of any of Bank’s representations, warranties, obligations or undertakings under this Agreement by Bank, or (ii) violation by Bank of any Utah or federal banking law specifically applicable to Bank’s operations other than Applicable Laws regarding consumer protection, consumer lending, usury, loan collection, anti-money laundering, data protection or privacy as they apply to the operation of the Program.

(b)

Company agrees to defend, indemnify, and hold harmless Bank and its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities (the “Bank Indemnified Parties”) from and against any and all Losses to the extent arising from Company’s participation in the Program as contemplated by the Program Documents (including Losses arising from a violation of Applicable Laws or a breach by Company or its agents or representatives of any of Company’s representations, warranties, obligations or undertakings under the Program Documents), unless such Loss results from (i) the gross negligence or willful misconduct of Bank or (ii) a breach by Bank of any of Bank’s representations, warranties, obligations or undertakings under this Agreement.

(c)

The Company Indemnified Parties and the Bank Indemnified Parties are sometimes referred to herein as the “Indemnified Parties,” and Company or Bank, as an indemnitor hereunder, is sometimes referred to herein as the “Indemnifying Party.”

(d)

Any Indemnified Party seeking indemnification hereunder shall promptly notify the Indemnifying Party, in writing, of any notice of the assertion by any third party of any claim or of the commencement by any third party of any legal or regulatory proceeding, arbitration or action, or if the Indemnified Party determines the existence of any such claim or the commencement by any third party of any such legal or regulatory proceeding, arbitration or action, whether or not the same shall have been asserted or initiated, in any case with respect to which the Indemnifying Party is or may be obligated to provide indemnification (an “Indemnifiable Claim”), specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the Loss, provided that failure to promptly give such notice shall only limit the liability of the Indemnifying Party to the extent of the actual prejudice, if any, suffered by such Indemnifying Party as a result of such failure. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter information and documentation reasonably requested by such Indemnifying Party to defend against the Indemnifiable Claim.

(e)

The Indemnifying Party shall have ten (10) days after receipt of any notification of an Indemnifiable Claim (a “Claim Notice”) to notify the Indemnified Party of the Indemnifying Party’s election to assume the defense of the Indemnifiable Claim and, through counsel of its own choosing, and at its own expense, to commence the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying

Party in connection therewith if such cooperation is so requested and the request is reasonable; provided that the Indemnifying Party shall hold the Indemnified Party harmless from all its reasonable out-of-pocket expenses, including reasonable attorneys’ fees, incurred in connection with the Indemnified Party’s cooperation.  If the Indemnifying Party assumes responsibility for the settlement or defense of any such claim, (i) the Indemnifying Party shall permit the Indemnified Party to participate at its expense in such settlement or defense through counsel chosen by the Indemnified Party; provided that, in the event that both the Indemnifying Party and the Indemnified Party are defendants in the proceeding and the Indemnified Party shall have reasonably determined and notified the Indemnifying Party that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the fees and expenses of one such counsel for all Indemnified Parties in the aggregate shall be borne by the Indemnifying Party; and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party’s consent, which consent shall not be unreasonably withheld or delayed for any reason if the settlement involves only payment of money and releases the Indemnified Party from any and all liability related to such claim, and which consent may be withheld for any reason if the settlement involves more than the payment of money, including any admission by the Indemnified Party.  So long as the Indemnifying Party is reasonably contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party’s consent, which consent shall not be unreasonably withheld or delayed.  The Indemnified Party may pay or settle any such Indemnifiable Claim at any time if it waives its right to indemnification hereunder.

(f)            If the Indemnifying Party does not notify the Indemnified Party within ten (10) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, or if the Indemnifying Party fails to contest vigorously any such Indemnifiable Claim, the Indemnified Party shall have the right, upon notice to the Indemnifying Party, to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided that the Indemnified Party shall notify the Indemnifying Party prior thereto of any compromise or settlement of any such Indemnifiable Claim.  No action taken by the Indemnified Party pursuant to this paragraph (f) shall deprive the Indemnified Party of its rights to indemnification pursuant to this Section 9.

(g)           The terms of this Section 9 shall survive the expiration or earlier termination of this Agreement.

10.           Term and Termination.

(a)           This Agreement shall have an initial term beginning on the Effective Date and ending twenty-four (24) months thereafter (the “Initial Term”) and shall renew automatically for two (2) successive terms of one (1) year each (each a “Renewal Term,” collectively, the Initial Term and Renewal Term(s) shall be referred to as the “Term”), unless either Party provides notice of non-renewal to the other Party at least ninety (90) days prior to the end of the Initial Term or any Renewal Term or this Agreement is earlier terminated in accordance with the provisions hereof.

(b)           This Agreement shall terminate immediately upon the expiration or earlier termination of the Loan Sale Agreement.

(c)           Either Party may terminate this Agreement without cause upon ninety (90) days’ prior written notice to the other party.

(d)           A Party shall have a right to terminate this Agreement immediately upon written notice to the other Party in any of the following circumstances:

(1)           any representation or warranty made by the other Party in this Agreement shall be incorrect in any material respect and shall not have been corrected within thirty (30) Business Days after written notice thereof has been given to such other Party;

(2)           the other Party shall default in the performance of any obligation or undertaking under this Agreement and such default shall continue for thirty (30) Business Days after written notice thereof has been given to such other Party;

(3)           the other Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official or to any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(4)           an involuntary case or other proceeding, whether pursuant to banking regulations or otherwise, shall be commenced against the other Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property; or an order for relief shall be entered against either Party under the federal bankruptcy laws as now or hereafter in effect; or

(5)           there is a materially adverse change in the financial condition of the other Party.

(e)           Bank shall not be obligated to approve Applications or establish new Loan Accounts after termination of this Agreement; provided, that Bank shall originate Loan Accounts to Applicants to whom Bank has issued a lending commitment prior to termination, unless this Agreement is terminated pursuant to subsection 10(b) or by Bank pursuant to subsection 10(d).

(f)            The termination of this Agreement either in part or in whole shall not discharge any Party from any obligation incurred prior to such termination.

(g)           Upon termination of this Agreement, Company shall purchase all Loan Accounts established by Bank prior to and on the date of termination that have not already been purchased by Company.  After termination, Company shall purchase all Loan Accounts originated by Bank pursuant to subsection 10(e).

(h)           The terms of this Section 10 shall survive the expiration or earlier termination of this Agreement.

11.           Confidentiality.

(a)           Each Party agrees that Confidential Information of the other Party shall be used by such Party solely in the performance of its obligations and exercise of its rights pursuant to the Program Documents.  Except as required by Applicable Laws or legal process, neither Party (the “Restricted Party”) shall disclose Confidential Information of the other Party to third parties; provided, however, that the Restricted Party may disclose Confidential Information of the other Party (i) to the Restricted Party’s Affiliates, agents, representatives or subcontractors for the sole purpose of fulfilling the Restricted Party’s obligations under this Agreement (as long as the Restricted Party exercises reasonable efforts to prohibit any further disclosure by its Affiliates, agents, representatives or subcontractors), provided that in all events, the Restricted Party shall be responsible for any breach of the confidentiality obligations hereunder by any of its Affiliates, agents, representatives or subcontractors, (ii) to the Restricted Party’s auditors, accountants and other professional advisors, or to a Regulatory Authority or (iii) to any other third party as mutually agreed by the Parties.

(b)           A Party’s Confidential Information shall not include information that:

(1)           is generally available to the public;

(2)           has become publicly known, without fault on the part of the Party who now seeks to disclose such information (the “Disclosing Party”), subsequent to the Disclosing Party acquiring the information;

(3)           was otherwise known by, or available to, the Disclosing Party prior to entering into this Agreement; or

(4)           becomes available to the Disclosing Party on a non-confidential basis from a Person, other than a Party to this Agreement, who is not known by the Disclosing Party after reasonable inquiry to be bound by a confidentiality agreement with the non-Disclosing Party or otherwise prohibited from transmitting the information to the Disclosing Party.

(c)           Upon written request or upon the termination of this Agreement, each Party shall, within thirty (30) days, return to the other Party all Confidential Information of the other Party in its possession that is in written form, including by way of example, but not limited to, reports, plans, and manuals; provided, however, that either Party may maintain in its possession all such Confidential Information of the other Party required to be maintained under Applicable Laws relating to the retention of records for the period of time required thereunder or stored on such Party’s network as part of standard back-up procedures (provided that such information shall remain subject to the confidentiality provisions of this Section 11).

(d)           In the event that a Restricted Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information of the other Party, the Restricted Party shall provide the other Party with prompt notice of such request(s) so that the other Party may seek an appropriate protective order or other appropriate remedy and/or waive the Restricted Party’s compliance with the provisions of this Agreement.  In the event that the other Party does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or the other Party grants a waiver hereunder, the Restricted Party may furnish that portion (and only that portion) of the Confidential Information of the other Party which the Restricted Party is legally compelled to disclose and shall exercise such efforts to obtain reasonable assurance that confidential treatment shall be accorded any Confidential Information of the other Party so furnished as the Restricted Party would exercise in assuring the confidentiality of any of its own Confidential Information.

(e)           The terms of this Section 11 shall survive the expiration or earlier termination of this Agreement.

12.           Proprietary Material.

(a)           Each Party (“Licensing Party”) hereby provides the other Party (“Licensee”) with a non-exclusive right and license to use and reproduce the Licensing Party’s name, logo, registered or other trademarks and service marks (collectively, “Marks”) on the Applications, Loan Account Agreements, and other Consumer Finance Materials (including the Program Website), Program marketing materials, and any other publicly distributed or available Program materials, and to otherwise use the Marks and such copyrights, patents, and other intellectual property as the Licensing Party may designate or otherwise make available from time to time in the Licensing Party’s sole discretion (collectively with the Marks, “Proprietary Material”) for the purposes of or otherwise in connection with the fulfillment of Licensee’s obligations under this Agreement; provided, however, that (i) the Licensee shall at all times comply with any and all written instructions provided by the Licensing Party from time to time regarding the use of the Licensing Party’s Proprietary Material, and (ii) each Licensee acknowledges that, except for the license specifically provided in this Agreement, it shall acquire no interest in the Licensing Party’s Proprietary Material.  Upon termination of this Agreement, each such license will terminate, and the Licensee shall cease using the Licensing Party’s Proprietary Material. Neither Party may use the other Party’s Marks in any press release without the prior written consent of the other Party.

(b)           Bank hereby acknowledges and agrees that, as between Bank and Company (i) as of the Effective Date, Company is the sole and exclusive owner of all pre-existing Marks, copyrights, patents, other intellectual property rights, software, other technology, and other tangible and intangible property used on or in connection with the Program Website, and its Company run predecessors;  and (ii) Company shall be the sole and exclusive owner of any and all modifications to such tangible and intangible property during the Term of this Agreement, including but not limited to any and all trademark, service mark, copyright, patent, and other intellectual property rights in and to such modifications, except as the Parties may otherwise agree in writing.  For avoidance of doubt, Company shall not obtain any rights in Bank’s Marks (other than the license described in subsection 12(a)) by virtue of incorporation of Bank’s Marks into the

Program Website.

13.           Relationship of Parties.  The Parties agree that in performing their responsibilities pursuant to this Agreement, they are in the position of independent contractors.  This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venturer or any association for profit between Bank and Company.

14.           Expenses.

(a)           Except as set forth herein, each Party shall bear the costs and expenses of performing its obligations under this Agreement.

(b)           Company shall pay all wire transfer and ACH costs for transfers by Bank under the Program.  Company shall reimburse Bank for all third party fees incurred by Bank in connection with the performance of this Agreement.  Bank shall provide Company with notice of third party fees to be incurred by Bank in connection with performance of this Agreement as soon as practicable after Bank becomes aware of such fees.

(c)           Company shall pay all costs of any credit reports it obtains on Applicants or Borrowers and any adverse action notices it delivers to Applicants or Borrowers in accordance with Company’s Application processing and Loan Account servicing responsibilities under this Agreement.

(d)           Bank acknowledges receipt of [**] dollars ($[**]) from Company as a one-time, fully earned payment to compensate Bank for costs associated with the start-up of the Program.  This fee is non-refundable.

(e)           Each Party shall be responsible for payment of any federal, state, or local taxes or assessments associated with the performance of its obligations under this Agreement and for compliance with all filing, registration and other requirements with regard thereto.

(f)            Company shall pay for Bank’s out-of-pocket legal fees and expenses incurred as of the Effective Date for due diligence in connection with, and negotiation and drafting of, the Program Documents in an amount not to exceed[**] dollars ($[**]).  Bank acknowledges receipt of [**] dollars ($[**]) as an advance toward such legal fees and expenses.  Bank shall present to Company periodic invoices reflecting such legal fees and expenses incurred.  Bank shall deduct such amounts from the advance.  Bank shall promptly remit back to Company any unused portion of the advance after execution of the Program Documents.  If, after the Effective Date, Company requests a change to the Program Documents or Consumer Finance Materials that requires legal review by Bank, Bank shall invoice Company for all out-of-pocket legal fees and expenses incurred as a result of such review.  Company shall pay such invoice within thirty (30) days of receipt of such invoice.

(g)           Company shall reimburse Bank for all reasonable costs associated with Bank’s assignment to Company of Loan Accounts pursuant to Section 10.

(h)           Company shall pay Bank [**] dollars ($[**]) on the Effective Date as a one-time, fully earned payment to compensate Bank for the establishment and implementation of the Program.  This fee is non-refundable.

** Confidential Treatment Requested

15.           Examination.  Each Party agrees to submit to any examination that may be required by a Regulatory Authority having jurisdiction over the other Party, during regular business hours and upon reasonable prior notice, and to otherwise provide reasonable cooperation to the other Party in responding to such Regulatory Authority’s inquiries and requests related to the Program.

16.           Inspection; Reports.  Each Party, upon reasonable prior notice from the other Party, agrees to submit to an inspection of its books, records, accounts, and facilities relevant to the Program, from time to time, during regular business hours subject to the duty of confidentiality each Party owes to its customers and banking secrecy and confidentiality requirements otherwise applicable to each Party under Applicable Laws.  All expenses of inspection shall be borne by the Party conducting the inspection.  Notwithstanding the obligation of each Party to bear its own expenses of inspection, Company shall reimburse Bank for reasonable out of pocket expenses incurred by Bank in the performance of quarterly, on site reviews of Company’s financial condition, operations and internal controls, not to exceed the maximum amount per visit of [**] dollars ($[**]).  Company shall store all documentation and electronic data related to its performance under this Agreement and shall make such documentation and data available during any inspection by Bank or its designee.  With such reasonable frequency and in such reasonable manner as mutually agreed by the Parties, Company shall report to Bank regarding the performance of its obligations.

17.           Governing Law; Waiver of Jury Trial.  This Agreement shall be interpreted and construed in accordance with the laws of the State of Utah, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws.  THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER.

18.           Severability.  Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions hereof in such jurisdiction or rendering such provision or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

19.           Assignment.  This Agreement and the rights and obligations created under it shall be binding upon and inure solely to the benefit of the Parties and their respective successors, and permitted assigns.  Neither Party shall be entitled to assign or transfer any interest under this Agreement (including, without limitation, by operation of law) without the prior written consent of the other Party, which shall not be unreasonable withheld or delayed.  No assignment made in conformity with this Section 19 shall relieve a Party of its obligations under this Agreement.  Company may use subcontractors in the performance of its obligations under this Agreement, subject to Bank’s prior written approval of each such subcontractor, which approval shall not be unreasonably withheld or delayed.  A list of subcontractors already approved by Bank is attached in the form of Exhibit H hereto.

20.           Third Party Beneficiaries.  Nothing contained herein shall be construed as creating a third-party beneficiary relationship between either Party and any other Person.

21.           Notices.  All notices and other communications that are required or may be given in connection with this Agreement shall be in writing and shall be deemed received (a) on the day delivered, if delivered by hand; (b) on the day transmitted, if transmitted by facsimile or e-mail with receipt confirmed; or (c)  three (3) business days after the date of mailing to the other Party, if mailed

** Confidential Treatment Requested

first-class postage prepaid, at the following address, or such other address as either Party shall specify in a notice to the other:

To Bank:	WebBank
6440 S Wasatch Blvd.
Suite 300
Salt Lake City, UT 84121
Attn: Gerry Smith
E-mail Address: gerry@webbank.com
Telephone: (801) 993-5001
Facsimile: (801) 993-5015

To Company:	Prosper Marketplace, Inc.
111 Sutter Street, 22nd Floor
San Francisco, CA 94104
Attn: Kirk T. Inglis
E-mail Address: kirk@propser.com
Telephone: (415) 593-5432
Facsimile: (415) 362-7233

22.           Amendment and Waiver.  This Agreement may be amended only by a written instrument signed by each of the Parties.  The failure of a Party to require the performance of any term of this Agreement or the waiver by a Party of any default under this Agreement shall not prevent a subsequent enforcement of such term and shall not be deemed a waiver of any subsequent breach.  All waivers must be in writing and signed by the Party against whom the waiver is to be enforced.

23.           Entire Agreement.  The Program Documents, including this Agreement and its schedules and exhibits (all of which schedules and exhibits are hereby incorporated into this Agreement), constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede any prior or contemporaneous negotiations or oral or written agreements with regard to the same subject matter.

24.           Counterparts.  This Agreement may be executed and delivered by the Parties in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

25.           Interpretation.  The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto, and the same shall be construed neither for nor against either Party, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the Parties.

26.           Agreement Subject to Applicable Laws.  If (a) either Party has been advised by legal counsel of a change in Applicable Laws or any judicial decision of a court having jurisdiction over such Party or any interpretation of a Regulatory Authority that, in the view of such legal counsel, would have a materially adverse effect on the rights or obligations of such Party under this Agreement or the financial condition of such Party, (b) either Party receives a request of any Regulatory

Authority having jurisdiction over such Party, including any letter or directive of any kind from any such Regulatory Authority, that prohibits or restricts such Party from carrying out its obligations under this Agreement, or (c) either Party has been advised by legal counsel that there is a material risk that such Party’s or the other Party’s continued performance under this Agreement would violate Applicable Laws, then the Parties shall meet and consider in good faith any modifications, changes or additions to the Program or the Program Documents that may be necessary to eliminate such result.  Notwithstanding any other provision of the Program Documents, including Section 10 hereof, if the Parties are unable to reach agreement regarding such modifications, changes or additions to the Program or the Program Documents within ten (10) Business Days after the Parties initially meet, either Party may terminate this Agreement upon five (5) days’ prior written notice to the other Party.  A Party may suspend performance of its obligations under this Agreement, or require the other Party to suspend its performance of its obligations under this Agreement, upon providing the other Party advance written notice, if any event described in subsections 26(a), (b) or (c) above occurs.

27.           Force Majeure.  If any Party is unable to carry out the whole or any part of its obligations under this Agreement by reason of a Force Majeure Event, then the performance of the obligations under this Agreement of such Party as they are affected by such cause shall be excused during the continuance of the inability so caused, except that should such inability not be remedied within thirty (30) days after the date of such cause, the Party not so affected may at any time after the expiration of such thirty (30) day period, during the continuance of such inability, terminate this Agreement on giving written notice to the other Party and without payment of a termination fee or other penalty.  To the extent that the Party not affected by a Force Majeure Event is unable to carry out the whole or any part of its obligations under this Agreement because a prerequisite obligation of the Party so affected has not been performed, the Party not affected by a Force Majeure Event also is excused from such performance during such period.  A “Force Majeure Event” as used in this Agreement shall mean an unanticipated event that is not reasonably within the control of the affected Party or its subcontractors (including, but not limited to, acts of God, acts of governmental authorities, strikes, war, riot and any other causes of such nature), and which by exercise of reasonable due diligence, such affected Party or its subcontractors could not reasonably have been expected to avoid, overcome or obtain, or cause to be obtained, a commercially reasonable substitute therefore.  No Party shall be relieved of its obligations hereunder if its failure of performance is due to removable or remediable causes which such Party fails to remove or remedy using commercially reasonable efforts within a reasonable time period.  Either Party rendered unable to fulfill any of its obligations under this Agreement by reason of a Force Majeure Event shall give prompt notice of such fact to the other Party, followed by written confirmation of notice, and shall exercise due diligence to remove such inability with all reasonable dispatch.

28.           Jurisdiction; Venue.  The Parties consent to the personal jurisdiction and venue of the federal and state courts in Salt Lake City, Utah for any court action or proceeding.  The terms of this Section 28 shall survive the expiration or earlier termination of this Agreement.

29.           Insurance.  Company agrees to maintain insurance coverage on the terms and conditions specified in Exhibit F at all times during the term of this Agreement and to notify Bank promptly of any cancellation or lapse of any such insurance coverage.

30.           Compliance with Applicable Laws; Program Compliance Manual.  Company shall comply with Applicable Laws, the Bank Secrecy Act Policy and the Program Compliance Manual in its performance of this Agreement, including Loan Account solicitation, Application processing and preparation of Loan Account Agreements and other Loan Account documents.  Except as required by Applicable Laws, Company may not amend or otherwise modify the Program Compliance Manual without the prior written consent of Bank, which consent shall not be unreasonable withheld or delayed.  A copy of the Program Compliance Manual is attached hereto as Exhibit G.  Without limiting the foregoing, Company shall:

(a)           apply to all Applicants customer identification procedures that comply with Section 326 of the USA PATRIOT Act of 2001 (“Patriot Act”) and the implementing regulations applicable to Bank (31 C.F.R. § 103.121);

(b)           retain for five (5) years after a Loan Account is purchased from Bank, and deliver to Bank upon request: (i) the Applicant’s name, address, social security number, and date of birth obtained pursuant to such customer identification procedures; (ii) a description of the methods and the results of any measures undertaken to verify the identity of the Applicant; and (iii) a description of the resolution of any substantive discrepancy discovered when verifying the identifying information obtained;

(c)           screen all Applicants against the Office of Foreign Assets Control list of Specially Designated Nationals and Blocked Persons, and reject any Applicant whose name appears on such list and notify Bank thereof;

(d)           monitor, identify and report to Bank any suspicious activity that meets the thresholds for submitting a Suspicious Activity Report under the Bank Secrecy Act and the implementing regulations applicable to Bank (31 C.F.R. § 103.18);

(e)           implement an anti-money laundering program to assist Bank in its compliance with Section 352 of the Patriot Act and the implementing regulations applicable to Bank (31 C.F.R. § 103.120);

(f)            in addition to the information retained pursuant to subsection (b) above, retain the account number identifying a Borrower’s Loan Account for at least one (1) year after purchasing the Borrower’s Loan Account from Bank;

(g)           upon receipt of a government information request forwarded by Bank to Company, (i) compare the names, addresses, and social security numbers on such government list provided by Bank with the names, addresses, and social security numbers of Borrowers for all Loan Accounts purchased from Bank within the prior twelve (12) months, and (ii) within one (1) week of receipt of such an information request, deliver to Bank a certification of completion of such a records search, which shall indicate whether Company located a name, address, or social security number match and, if so, provide for any such match: the name of the Borrower, the account number identifying the Borrower’s Loan Account, and the Borrower’s social security number, date of birth, address, or other similar identifying information provided by the Borrower, to assist Bank in its compliance with Section 314(a) of the Patriot Act and the implementing regulations applicable to Bank (31 C.F.R. § 103.100); and

(h)           provide to Bank electronic copies of the information retained pursuant to subsections (b) and (g) above as mutually agreed to by the Parties, immediately upon request.

Company will also provide to Bank an annual certification letter that it is complying with its obligations under this section.  Bank will comply with any reporting requirements of the Utah Department of Financial Institutions or the FDIC applicable to Bank’s performance of this Agreement.

31.           Prohibition on Tie-In Fees.  Company shall not directly or indirectly impose or collect any fees, charges or remuneration relating to the processing or approval of an Application, the establishment of a Loan Account, or the disbursement of Loan Proceeds, unless such fee, charge or remuneration is set forth in the Consumer Finance Materials or approved by Bank.

32.           Notice of Consumer Complaints.  Each Party shall notify the other Party if it receives any consumer complaint or if it becomes aware of any investigations or proceedings by any governmental authority relating to any aspect of the Program within five (5) days of receipt of such complaint or upon becoming aware of such investigation or proceeding, and each Party shall provide the other Party with all related documentation thereof, subject to any legal prohibitions on disclosure of such investigation or proceeding.

33.           Headings.  Captions and headings in this Agreement are for convenience only, and are not to be deemed part of this Agreement.

34.           Privacy Law Compliance.  Subject to Applicable Laws, Bank and Company shall comply with the privacy policy agreed upon by both Parties with respect to Applicants and Borrowers.

35.           Manner of Payments.  Unless the manner of payment is expressly provided herein, all payments under this Agreement shall be made by ACH transfer to the bank accounts designated by the respective Parties.  Notwithstanding anything to the contrary contained herein, neither Party shall fail to make any payment required of it under this Agreement as a result of a breach or alleged breach by the other Party of any of its obligations under this Agreement or any other agreement, provided that the making of any payment hereunder shall not constitute a waiver by the Party making the payment of any rights it may have under the Program Documents or by law.

36.           Referrals.  Neither Party has agreed to pay any fee or commission to any agent, broker, finder, or other person for or on account of such person’s services rendered in connection with this Agreement that would give rise to any valid claim against the other Party for any commission, finder’s fee or like payment.

37.           Audited Financial Statements.  Within ninety (90) days following the end of Company’s fiscal year, Company shall deliver to Bank a copy of Company’s audited financial statements, prepared by an independent certified public accountant in accordance with generally accepted accounting principles.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

WEBBANK

By:	/s/ Gerry J. Smith
Name:	Gerry J. Smith
Title:	President and CEO

PROSPER MARKETPLACE, INC.

By:	/s/ Kirk Inglis
Name:	Kirk Inglis
Title:	Chief Financial Officer

Schedule 1

Definitions

(a)                                  “ACH” means the Automated Clearinghouse.

(b)                                 “Affiliate” means, with respect to a Party, a Person who directly or indirectly controls, is controlled by or is under common control with the Party.  For the purpose of this definition, the term “control” (including with correlative meanings, the terms controlling, controlled by and under common control with) means the  power to direct the management or policies of such Person, directly or indirectly, through the ownership of twenty-five percent (25%) or more of a class of voting securities of such Person.

(c)                                  “Applicable Laws” means all federal, state and local laws, statutes, regulations and orders applicable to a Party or relating to or affecting any aspect of the Program including, without limitation, the Loan Accounts, the Program promotional and marketing materials and the Consumer Finance Materials, and all requirements of any Regulatory Authority having jurisdiction over a Party, as any such laws, statutes, regulations, orders and requirements may be amended and in effect from time to time during the term of this Agreement.

(d)                                 “Applicant” means an individual who is a consumer who requests a Loan Account from Bank by posting a listing on the Program Website.

(e)                                  “Application” means any request from an Applicant for a Loan Account in the form required by Bank including such requests received through the Program Website.

(f)                                    “Bank” shall have the meaning set forth in the introductory paragraph of this Agreement.

(g)                                 “Bank Indemnified Parties” shall have the meaning set forth in subsection 9(b).

(h)                                 “Borrower” means an Applicant or other Person for whom Bank has established a Loan Account and/or who is liable, jointly or severally, for amounts owing with respect to a Loan Account.

(i)                                     “Business Day” means any day, other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of Utah are authorized or obligated by law or executive order to be closed.

(j)                                     “Claim Notice” shall have the meaning set forth in subsection 9(e).

(k)                                  “Company Indemnified Parties” shall have the meaning set forth in subsection 9(a).

(l)                                     “Confidential Information” means the terms and conditions of this Agreement, and any proprietary information or non-public information of a Party, including a Party’s proprietary marketing plans and objectives, that is furnished to the other Party in connection with this Agreement.

(m)                               “Consumer Finance Materials” shall have the meaning set forth in Section 4.

(n)                                 “Credit Policy” means the minimum requirements of income, residency, employment history, credit history, and/or other such considerations that Bank uses to approve or deny an Application and to establish a Loan Account.

(o)                                 “Disbursement Account” means an account established and owned by Company and held at the Disbursement Institution against which wire transfers and ACH transfers are settled for payment of Loan Proceeds to Borrowers.

(p)                                 “Disbursement Institution” means the depository institution at which the Disbursement Account is established, which initially shall be Wells Fargo Bank, N.A. and may be changed upon mutual agreement of the Parties.

(q)                                 “Disclosing Party” shall have the meaning set forth in subsection 11(b)(2).

(r)                                    “Effective Date” shall have the meaning set forth in the introductory paragraph of this Agreement.

(s)                                  “Force Majeure Event” shall have the meaning set forth in Section 27.

(t)                                    “Funding Account” means an account established and owned by Bank and held at the Funding Institution against which wire transfers or ACH transfers are settled for the payment of Loan Proceeds and Origination Fees to Company.

(u)                                 “Funding Amount” means the aggregate amount, as listed on a Funding Statement, of all Loan Proceeds to be disbursed by Bank to Borrowers through Company’s Disbursement Account on each Funding Date and the related Origination Fees.

(v)                                 “Funding Date” means the Business Day on which any pending Applications are approved.

(w)                               “Funding Institution” means the depository institution at which the Funding Account is established, which initially shall be Zions First National Bank and may be changed upon mutual agreement of the Parties.

(x)                                   “Funding Statement” means the statement prepared by Company on a Business Day that contains (i) a list of all Applicants who meet the eligibility criteria set forth in the Credit Policy, for whom Bank is requested to establish Loan Accounts; and (ii) the computation of the Funding Amount and all information necessary for the transfer of Loan Proceeds and Origination Fees from the Funding Account to the Disbursement Account and distribution by Company of the Loan Proceeds to the accounts designated by the corresponding Borrowers, including depository institution names, routing numbers and account numbers; and (iii) such other information as shall be reasonably requested by Bank and mutually agreed to by the Parties.

(y)                                 “Indemnifiable Claim” shall have the meaning set forth in subsection 9(d).

(z)                                   “Insolvent” means the failure to pay debts in the ordinary course of business, the inability to pay its debts as they come due or the condition whereby the sum of an entity’s debts is greater than the sum of its assets.

2

(aa)                            “Licensee” shall have the meaning set forth in Section 12.

(bb)                          “Licensing Party” shall have the meaning set forth in Section 12.

(cc)                            “Loan Account” means a consumer installment loan account established by Bank pursuant to the Program.

(dd)                          “Loan Account Agreement” means the document containing the terms and conditions of a Loan Account including all disclosures required by Applicable Laws.

(ee)                            “Loan Sale Agreement” means that Loan Sale Agreement, dated as of April 14, 2008, between Bank and Company, pursuant to which Bank agrees to sell to Company, and Company agrees to purchase from Bank, the Loan Accounts.

(ff)                                “Loan Proceeds” means the funds disbursed to a Borrower pursuant to a Loan Account established by Bank under the Program.

(gg)                          “Losses” shall have the meaning set forth in subsection 9(a).

(hh)                          “Marks” shall have the meaning set forth in subsection 12(a).

(ii)                                  “Origination Fee” means the up-front fee a Borrower pays to Bank under the Loan Account Agreement for origination of a Loan Account in the form of a pre-paid finance charge.

(jj)                                  “Party” means either Company or Bank and “Parties” means Company and Bank.

(kk)                            “Person” means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity, or other entity of similar nature.

(ll)                                  “Program” means the installment loan program pursuant to which Bank shall establish Loan Accounts and disburse Loan Proceeds to Borrowers pursuant to the terms of this Agreement, initially as described in Exhibit A attached hereto.

(mm)                      “Program Compliance Manual” means the policies and procedures for the implementation of the Program by Company, including the policies and procedures regarding the (i) solicitation and receipt of Applications, (ii) underwriting of Loan Accounts, (iii) processing of Applications, (iv) requirements of the USA PATRIOT Act Customer Identification Program, and (iv) initial and periodic Office of Foreign Assets Control screenings.

(nn)                          “Program Documents” means this Agreement and the Loan Sale Agreement.

(oo)                          “Program Website” means the website located at www.prosper.com, together with any other website on which the Program is offered to public, which shall be hosted and maintained by Company.

(pp)                          “Proprietary Material” shall have the meaning set forth in subsection 12(a).

3

(qq)                          “Regulatory Authority” means any federal, state or local regulatory agency or other governmental agency or authority having jurisdiction over a Party and, in the case of Bank, shall include, but not be limited to, the Utah Department of Financial Institutions and the Federal Deposit Insurance Corporation.

(rr)                                “Restricted Party” shall have the meaning set forth in subsection 11(a).

4

Exhibit A

The Program Website

WebBank Program Website:

Exhibit A:

WebBank Program Website:

Exhibit A: Program Website (cont.)

PROVIDE IDENTITY INFORMATION

STEP 1: IDENTITY INFORMATION

The first step to becoming a borrower is verifying your identity and checking your credit score. This gives lenders important information about your financial background which will help them bid on your loan requests.

IDENTITY INFORMATION

Enter your personal information below.
This information will be checked against your credit bureau records in order to verify your identity.
We will never sell or share your information. It is protected by our privacy policy.

Preferred first name:	Marion (First name)	Enter your preferred name (e.g., Bill).
Legal name:	Marion (First name) R (M.I.) Brien (Last name) (Suffix)	Be sure to enter your legal name as it appears on tax documents (e.g., William R. Smith, Jr.).
Social Security number:	893 - 56 - 0093	We use your SSN to verify your identity. Learn more about how we use your social security number.
Date of birth:	01 / 01 / 1941 (mm dd yyyy)	Your date of birth is used to verify your identity. You must be 18 years of age or older to set up an account.
Driver's license:	Pennsylvania (State) 9094864 (Number (omit dashes and spaces))	

CONTACT INFORMATION

Please enter your contact information completely and accurately.
If your contact information is not accurate, we might not be able to verify your identity, which would prevent you from continuing.
You must enter at least **two verifiable phone numbers**.

Address: *	350 Lehigh Ave (Street Address (no biz. addresses or PO Boxes))	Your address must be a US **residential** or **military** address. Please avoid using a business address or a PO Box.
	Pittsburgh (City) Pennsylvania (State) 15232 (ZIP code)	If do not have a US residential address and are in the military, click here to enter a US military APO/FPO address
Phone 1 (Home):	(412) 462 - 9823 ◉ Preferred Enter a land line if available for identity verification	**Please enter your home phone first** (if available) for identity verification.
Phone 2 (Mobile):	(412) 462 - 4453 ○ Preferred	**You must enter at least two verifiable phone numbers** in order to become a borrower and create a listing.

SECURITY QUESTION

Choose a security question that you can answer if you need to recover your password.

Question:	What's your mother's maiden name?
Answer:	fluffy

Continue >

2

WebBank Program Website:

Exhibit A: Program Website (cont.)

3

WebBank Program Website:

Exhibit A: Program Website (cont.)

4

WebBank Program Website:

Exhibit A: Program Website (cont.)

5

WebBank Program Website:

Exhibit A: Program Website (cont.)

6

WebBank Program Website:

Exhibit A: Program Website (cont.)

7

WebBank Program Website:

Exhibit A: Program Website (cont.)

8

WebBank Program Website:

Exhibit A: Program Website

Sample Listing

PROSPER
Welcome, Nancy | 4 unread | Sign Out
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Personal loan (Listing #296257)

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LISTING SUMMARY

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$2,000.00 @ 7.00%
Bid down from 8.77%

Bid Now
Bid $50 or more

Funding:	100% funded
Bids:	98 bids 3 hours 28 minutes left
Borrower APR:	7.85%
Mo. payment:	$61.75 (3y loan)

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BORROWER INFO

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dannymcg
Arizona
1 endorsement
2 questions & answers
1 friend, 1 verified

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100%
50%
Forecast
Funded
Day
1
2
3
4
5

CREDIT PROFILE

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AA credit grade — Homeowner

7% debt to income ratio

Now delinquent:	0	First credit line:	Feb-1996	Employment status:	Full-time
Amount delinquent:	$0	Current / open credit lines:	18 / 17	Length of status:	1y 5m
Delinquencies in last 7y:	1	Total credit lines:	37	Income range:	$50,000-$74,999
Public records last 12m / 10y:	0 / 2	Revolving credit balance:	$537	Occupation:	Fireman
Inquiries last 6m:	1	Bankcard utilization:	0%		

DESCRIPTION

Purpose of loan:
This loan will be used for costs of prenatal care and delivery of my first child, not covered under insurance.

My financial situation:
I am a good candidate for this loan because If needed I could cover these costs upfront but I would like to keep the 20k in reserves as my "rainy day fund." My wife and I are both extremely excited about our new addition to family.

ENDORSEMENTS FROM FRIENDS

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Danny's my younger brother who's been an EMT then paramedic and firefighter for almost 10 years, and he and public school teacher wife are expecting their first child. He certainly will always have a job as a FF/paramedic, especially in the growing Phoenix AZ area. I think this is a no brainer. -*steevm*, *Mar-20-2008*

1 endorsement

QUESTIONS & ANSWERS

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Q: Congrats on the new addition! Would you mind explaining the 1 delinquency and 2 public records? Thanks, and Good luck! -*HaiDa*

9

WebBank Program Website: Exhibit A

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WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

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People-to-people lending. It's an old idea that's new again.

People who need money request it, and other people bid for the privilege of lending it to them. Prosper makes sure everything is safe, fair and easy. Here's how it works:

Lisa Barron needs a small loan.

So she posts a listing for a loan with the amount she needs at a rate she can afford.

Loan period:	3 years
Amount requested:	$3,000
Maximum interest rate:	12 %

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Joe Davis has a little bit of money to lend.

Joe, along with other lenders, bids down Lisa's rate by bidding the amount he's willing to lend at a rate he thinks is fair.

Bids		
$2,000.00	9.00%	✓
$1,000.00	9.25%	✓
$1,500.00	9.50%	✗

Loan: $3,000.00 @ 9.25%

When the listing ends, the bids with the lowest rates are combined into a single 3-year loan for Lisa.

Each month, Lisa's payment is deducted from her bank account and deposited into her lenders' accounts until the loan is repaid.

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WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

Here's how it all works:

1. Join Prosper to begin borrowing the smart way!
   Joining is quick, easy, and free.
2. **Create your loan listing**
   Tell us how much you want to borrow and set your maximum interest rate. Check out the Prosper tutorial to learn how to create a great listing.
3. **Watch the bidding**
   Lenders can start bidding immediately to fund your loan. Watch your interest rate fall as the competition heats up!
4. **You win!**
   After a few days, when the listing closes successfully, the money for your loan will be deposited directly into your bank account.
5. **Easy monthly payments**
   Fixed monthly payments are automatically withdrawn from your bank account. No hidden fees and no pre-payment penalties.

What is Prosper?

Prosper is an online community where people come together for lending and borrowing money. By bidding on loans, lenders get great returns by offering borrowers great rates-and that helps everybody.

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A friend told me about Prosper. **It was amazing.** Almost as soon as I posted my listing I had 8 bids. I am so grateful for Prosper and for all of my lenders!
- Lara M.

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Prosper, Prosper.com, and the Prosper logo are registered trademarks or service marks of Prosper Marketplace, Inc.
Copyright © 2005-2008 Prosper Marketplace, Inc. All rights reserved.

WebBank Program Website: Exhibit A

The entire process is easy

After you join Prosper, simply create a listing and let lenders know why you want a loan. Once your listing is posted, lenders can start bidding to have your loan funded. You can then securely track its progress anytime from any Internet connection, to see if you get enough bids to obtain a loan.

You pick the interest rate you want, and the bidding could drive the rate you chose even lower. And, you're always free to withdraw your listing at any time during the bidding process. It really is that easy. Why not apply now?

What if I have poor credit?

Prosper isn't the best place for people with bad credit. You may want to try to improve your credit score over the next few months and then apply for a loan on Prosper. If you need help with credit repair, please click here.

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Prosper is an online community where people come together for lending and borrowing money. By bidding for loans, lenders can get great returns and borrowers can get great rates—and that helps everybody.

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WebBank Program Website: Exhibit A

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Whether it's a small business, or a larger, more established one, turn to Prosper for unsecured loans at the rates you've been searching for.

Our lending model is based on people helping other people.

Chances are that there are lenders in our community who would like to help your type of new business or start-up business. Many of them understand what a struggle it can be to find the right loan, so they would be willing to help you financially.

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Loan Amount $

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WebBank Program Website: Exhibit A

Prosper is the right choice for business loans

After you join and create a loan listing, lenders from our online community can bid on your listing to have your loan funded. The bidding can even drive down your interest rate. And, you're always free to withdraw your listing at any time during the bidding process, so you're always in control. Prosper loans have no prepayment penalties and no hidden fees, and your interest rate and monthly payment are fixed for the duration of the loan.

You can also securely track your progress from any Internet connection. We make the entire process as easy and transparent as possible.

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Why not apply now? It's easy and absolutely free.

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WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

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SEARCH LISTINGS | PORTFOLIO PLANS NEW | ADVANCED SEARCH | ABOUT LENDING | RATES | PERFORMANCE | WATCH LIST

Marketplace Performance

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OBSERVATION PERIOD

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Loan origination date: Nov 1 2005 to Apr 4 2008

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LOAN CRITERIA

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ESTIMATED ROI

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This search includes loans with origination dates which are too recent to show reliable estimated ROI data. Please choose origination dates starting at least 4 months ago and ending at least 1 month in the past and recalculate. Jun-01-2006 to Mar-04-2008

Estimated ROI is intended to help you understand the risks and return associated with the selected loans. Actual performance may differ from expected performance.

PERFORMANCE DATA

Help

Performance metric	All credit grades		AA		A		B		C		D	
Loans originated	$130,336,953	100.00%	$20,723,133	100.00%	$21,126,132	100.00%	$26,001,862	100.00%	$25,808,919	100.00%	$19,179,517	100.00%
	20,614	100.00%	2,333	100.00%	2,217	100.00%	2,916	100.00%	3,838	100.00%	3,652	100.00%
Active, not yet billed	$8,003,070	6.14%	$1,817,626	8.77%	$1,410,526	6.68%	$1,824,329	7.02%	$1,483,230	5.75%	$1,058,578	5.52%
	1,222	5.93%	192	8.23%	158	7.13%	216	7.41%	263	6.85%	234	6.41%
Active, billed, <1 month late	$89,781,498	68.88%	$14,335,659	69.18%	$15,589,054	73.79%	$19,175,862	73.75%	$17,933,582	69.49%	$12,939,085	67.46%
	13,567	65.81%	1,466	62.84%	1,561	70.41%	2,111	72.39%	2,716	70.77%	2,524	69.11%
Active, billed, 1+ months late	$11,711,434	8.99%	$599,600	2.89%	$1,044,400	4.94%	$2,117,656	8.14%	$2,995,780	11.61%	$2,275,249	11.86%
	1,742	8.45%	40	1.71%	78	3.52%	167	5.73%	322	8.39%	321	8.79%
Paid in full	$14,458,147	11.09%	$3,819,748	18.43%	$2,708,652	12.82%	$2,294,798	8.83%	$2,382,910	9.23%	$1,860,066	9.70%

WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

Help

C		D		E		HR		NC	
$16,446,732	100.00%	$11,886,677	100.00%	$5,386,648	100.00%	$3,978,420	100.00%	$100,435	100.00%
3,038	100.00%	2,845	100.00%	1,948	100.00%	1,981	100.00%	74	100.00%
$13,597,775	82.68%	$9,744,812	81.98%	$4,091,620	75.96%	$2,801,525	70.42%	$71,011	70.70%
2,675	88.05%	2,486	87.38%	1,590	81.62%	1,458	73.60%	56	75.68%
$323,898	1.97%	$196,740	1.66%	$137,271	2.55%	$89,603	2.25%	$3,134	3.12%
41	1.35%	38	1.34%	41	2.10%	42	2.12%	2	2.70%
$1,306,932	7.95%	$889,761	7.49%	$419,625	7.79%	$423,433	10.64%	$8,284	8.25%
167	5.50%	159	5.59%	119	6.11%	176	8.88%	6	8.11%
$502,655	3.06%	$205,909	1.73%	$155,997	2.90%	$148,350	3.73%	$6,927	6.90%
67	2.21%	51	1.79%	39	2.00%	65	3.28%	4	5.41%
$461,425	2.81%	$347,667	2.92%	$118,319	2.20%	$144,821	3.64%	$511	0.51%
55	1.81%	54	1.90%	33	1.69%	57	2.88%	1	1.35%
$342,852	2.08%	$336,186	2.83%	$145,310	2.70%	$130,262	3.27%	$846	0.84%
45	1.48%	54	1.90%	47	2.41%	54	2.73%	1	1.35%
$1,218,127	7.41%	$1,055,364	8.88%	$738,133	13.70%	$663,859	16.69%	$18,006	17.93%
155	5.10%	162	5.69%	198	10.16%	305	15.40%	10	13.51%

WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

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WebBank Program Website: Exhibit A

WebBank Program Website: Exhibit A

Exhibit B

Credit Policy

Section No.:   700

Policy No.:   712

Current Approval Date: April 16, 2008

Last Revision Date: New Policy

WebBank

Person-to-Person Credit Policy - Prosper

Policy Summary

•                  This document outlines the Approval Policy to be followed in reviewing, approving and administering Loans made by WebBank (the “Bank”) under the Loan product line which will be marketed and serviced by Prosper Marketplace, Inc. (“Prosper” or the “Agent”).

•                  Policy Objective: Determine the creditworthiness of interested Loan Applicants.  Establish the financial and repayment terms for each Borrower that are based on the customer’s credit risk.

Policy Owner

•                  WebBank

Contract Services to Prosper

Contract Administration

Due Diligence

Finance

Marketing

Underwriting

1.                                      Objective Statement

•                  The Bank’s goal is to establish a Loan program that will be marketed by Prosper.  Marketing and delivery of this product will be made available through Prosper, who brings industry knowledge that will facilitate the sourcing of deals as well as the analysis of creditworthiness of potential borrowers.

•                  Prosper will review, on behalf of the Bank, all Applications and other Program Materials submitted by Applicants and will determine the disposition of each Application for the administration of the Loan Program in accordance with this Policy.

•                  Adequate underwriting for the Loan Program must result in a determination that the Applicant has the willingness and ability to repay the Loan obligation and that the Bank fully expects to recover its principal and pre-computed interest in a timely manner.

•                  The Loan is documented by promissory notes requiring monthly payments of principal and interest by Borrower.  The monthly payment of principal and interest will be remitted via an automated transaction from the bank account designated by and belonging to each Borrower (a debit ACH transaction).  A borrower may alternatively elect to make monthly payments via a bank draft generated by Prosper.

2.                                      Application

•                  Prosper will actively solicit Loan Applications for the Loan Program.  All Loan Applications must be submitted directly by Applicants in electronic format to the Prosper website, www.prosper.com.  Prosper will not accept  Loan Applications from third party sources under any conditions.  The Bank’s approved Loan Application, Borrower Registration Agreement and Program Materials are to be used for all requests.  All Loan Applications will authorize the Bank or its authorized agent to procure individual credit reports and other identity verification information prior to Loan Application approval.

WebBank Loan  Approval Policy

All Loan Applications, Borrower Registration Agreements and Program Materials will provide the following essential information to ensure a timely credit review and assessment of the submitted information:

•                  Applicant - Correct individual name, address and social security number of Applicant.  The address must include a physical address and a valid e-mail address.  Applicant must also provide two telephone numbers.

•                  Personal Information of Applicant — The Bank has an obligation to clearly identify all signatories to the Loan Agreements.  All applicants must pass the identification verification screen conducted with information obtained from the credit bureau, which includes compliance with OFAC procedures.

•                  Banking Information - The Applicant’s bank information, including type of account, ACH routing number and account number are required.

•                  See Exhibit A for a sample Loan Application and Exhibit B for a sample Borrower Registration Agreement, which includes a sample Promissory Note.

3.                                      Underwriting Standards

3.1                               Loan Funding Amounts

•                  Loan amounts range from $1,000 to $25,000.

•                  A borrower can have up to two open loans at one time.

•                  Total outstanding balance at time of loan issuance cannot excel $25,000.

3.2                               Loan Type

•                  All loans are 3-year, unsecured, fully amortizing loans.

3.3                               Loan Approval Authorities

•                  The Bank has contracted for processing and approval services with Prosper, and Prosper will provide such services only as outlined in the Program Agreement executed between the Bank and Prosper as amended from time to time.  No Bank funds will be used to fund a Loan without an accompanying approval from Prosper on behalf of the Bank (and in accordance with this Approval Policy).

•	Prosper Chief Financial Officer	$25,000

•	Prosper Controller	$25,000

3.4                               Loan Underwriting

•                  All Loan requests will contain the following information:

•                  Loan Application

•                  Borrower Registration Agreement

•                  Credit Report Information, including score and certain attributes (e.g. number current delinquencies, number public records)

2

WebBank Loan  Approval Policy

•                  Stated Income and Employment Information

•                  Debt-to-Income Ratio

•                  Homeownership Status

•                  Borrower identity must be verified

•                  Home Address must be verified

•                  Bank account must be verified

•                  Experian Scorex Plus score >= 520

•                  Credit Report must be <30 days old at time listing is initiated

•                  Loan request must be 100% funded prior to the expiration date

3.4.1                     Second Loans

4.                                      Experian Scorex Plus score >= 520

4.1                               Credit Report must be < 30 days old at time listing is initiated

5.                                      Eligibility requirements to request Second Loan

Credit Grade* of 1st Loan	# Mos Since Origination of 1st Loan	# of consecutive months without 15+ dpd
D, E, HR, NC	12	12
B, C	9	9
AA, A	6	6

* see Exhibit C for Experian Scorex Plus-to-credit grade translation

•                  Underwriting

•                  Credit Grade Criteria

Credit Grade* of 1st Loan	Credit Grade Drop Allowed
D, E, HR, NC	0
B, C	1
AA, A	1

* see Exhibit C for Experian Scorex Plus-to-credit grade translation

•                  Loan request must be 100% funded prior to the expiration date

3

WebBank Loan  Approval Policy

5.1.1                     Prefunding Verification

•                  Additional verification may be required for select borrowers based on variables such as:

•                  Credit Grade, Loan Amount, Income, Debt-to-Income Ratio

•                  Verification may include:

•                  Drivers’ License

•                  Employment Verification

•                  Proof of Address

•                  Proof of Income

•                  Phone Verification

5.1.2                     Loan Expiration and Cancellation

•                  A loan request that that does not receive sufficient bids in the Prosper marketplace to be fully funded prior to the expiration date will expire.  The borrower will receive an adverse action letter.

•                  A loan request that does not pass the Underwriting or Prefunding Verification processes will be cancelled.  The borrower will receive an adverse action letter.

5.2                               Geographic Areas

•                  50 States and DC (US Only)

4.                                      Pricing

•                  All loans have a fixed interest rate.

•                  Maximum annual interest rate is 36%.

•                  Interest rate is determined by bidding demand in the Prosper marketplace.

•                  There is no pre-payment penalty.

5.                                      Loan Sales

•                  The Bank intends to sell the loans originated from this program to Prosper.

4

WebBank Loan  Approval Policy

Exhibit B: Scorex Plus-to-Credit Grade Translation

5

Exhibit C

Form of Application

Pre-registration page:

Lender registration:

Screen for borrowers with self-reported poor credit:

Registration for borrowers:

Check your email:

Email that goes to user:

Getting started: (after verifying email)

Personal Info:

Verify your address:

Bank info:

Employment info:

Confirm info:

Please review and confirm your information.

You are almost done with the hard stuff.

Personal Information
Edit

Legal name:	Freda Orris
Home address:	239 LEHIGH AVE SHADYSIDE, PA 15232-1725
Mobile phone:	(602) 838-9046 (Preferred)
Home phone:	(412) 462-8560
Social Security number:	893-50-0263
Date of birth:	Jan-01-1952
Driver's license:	Alaska, 123456

Bank Information
Edit

Bank name:	Wells Fargo
Account type:	Checking
Account holder name(s):	Freda Orris
Routing number:	122101191
Account number:	123456

Employment Information
Edit

Employment status:	Full-time (Feb-2005)
Length of status:	3y 2m
Occupation:	Waiter/Waitress
Employer name:	Denny's
Employer phone:	(415) 567-7774
Current yearly income:	$50,000 ($50,000-$74,999 displayed on listing)

Credit Report

☐ **I authorize Prosper and WebBank to obtain information from my personal credit profile from Experian.** Learn more

Privacy at Prosper

Rest assured, we will NEVER sell your personal information.

This information is also shielded from other Prosper members.

View Prosper's privacy policy and WebBank's privacy policy.

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Identity verification questions:

Next, a few questions to verify your identity.

You are minutes away from completing your $5,000 auto loan listing.

Identity Verification

The questions below were pulled from information in **your credit report**, provided by Experian. To verify your identity, please answer the following questions about your personal and financial history. Answering these questions correctly proves your identity, and helps us keep the Prosper marketplace safe and secure.

1 **According to your credit profile, you may have opened a mortgage loan in or around November 2005. Please select the lender to whom you currently make your mortgage payments. If you do not have a mortgage, select 'NONE OF THE ABOVE/DOES NOT APPLY'.**

- (•) GREAT AMERICAN FEDERAL
- ( ) THE MONEY STORE
- ( ) HOMESIDE LENDING
- ( ) PRUDENTIAL HOME MORT
- ( ) NONE OF THE ABOVE/DOES NOT APPLY

2 **According to your credit profile, you may have opened an auto loan in or around November 2007. Please select the lender for this account. If you do not have such an auto loan, select 'NONE OF THE ABOVE/DOES NOT APPLY'.**

- (•) CHASE MANHATTAN BK
- ( ) NISSAN MOTOR ACCEPTANCE
- ( ) NATIONAL CITY
- ( ) AUTOMOTIVE FINANCE
- ( ) NONE OF THE ABOVE/DOES NOT APPLY

3 **From the following list, please select the dollar amount range that contains your monthly auto loan or lease payment for the auto loan you opened around November 2007. If you have not had an auto loan or lease or your payment amount does not fall within any of the ranges, please select 'NONE OF THE ABOVE/DOES NOT APPLY'.**

- (•) $85 - $184
- ( ) $185 - $284
- ( ) $285 - $384
- ( ) $385 - $484
- ( ) NONE OF THE ABOVE/DOES NOT APPLY

4 **According to our records, you may have resided or currently reside on one of the following streets. Please select your street name from the choices listed below.**

- (•) HARDING
- ( ) ROWENA
- ( ) WALLINGFORD
- ( ) BUENA VISTA
- ( ) NONE OF THE ABOVE

Time left: 4:56

For security reasons, you have **5 minutes to answer** these questions. Please answer quickly.

Continue >

Create listing:

Now for some fun. Create your loan listing.

Bring your $5,000 auto loan listing to life!

Loan Summary

Loan category: Auto loan

Purpose of loan: ◉ Personal use ○ Business use

Learn the difference between personal and business loans.
Your selection will not be displayed in your listing.

Listing title: [ ]

For example, "Buying a car for our family". 60 characters maximum.

Amount requested: $ 5000

Enter between $1,000 and $25,000

Listing format: ◉ **Auction:** Your interest rate may be bid down as lenders compete for your loan.
○ No auction: Your interest rate cannot be bid down by lenders. Learn more

Pictures

Pictures:
Listings with pictures **get more bids** from lenders. You could use a photo of yourself, family or home. Do not upload photos that contain personal information.

[ ] Browse...

Examples of good pictures:

Loan Description

Now tell us a little about yourself:
Tell lenders about the purpose of your loan and how you plan to repay it, and help lenders understand your financial situation. For privacy reasons, do not identify yourself by name. 4000 characters maximum.

Font Name | Size

Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

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Note: If you take more than 20 minutes to write, you will be signed out. Consider writing off-line first, then copying and pasting.

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Save and finish later

Set your starting rate:

Your credit profile: (this is a pop-up window from the “Set your rate” page

Preview listing:

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If you are happy with this, click "Continue" - or click "Edit Listing" below.

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Buying a new car

Auto loan (Listing #11000)

This listing is saved as a draft and is not active on the marketplace. This listing is only visible to the borrower.

LISTING SUMMARY

Help

$5,000.00 @ 13.78%

Bid Now (Bidding has not started)

Funding:	0% funded
Bids:	0 bids Not started
Borrower APR:	15.21%
Mo. payment:	$170.35 (3y loan)

Watch Email Promote Report this listing

BORROWER INFO

Help

moneymaker

Pennsylvania

0 endorsements

0 questions & answers

0 friends, 0 verified

FORECAST COMPARE Help

100%
Forecast
Funded
50%
Day 1 2 3 4 5 6 7

CREDIT PROFILE

Help

A credit grade — Homeowner

Now delinquent:	0	First credit line:	Feb-1988	Employment status:	Full-time
Amount delinquent:	$0	Current / open credit lines:	8 / 5	Length of status:	3y 2m
Delinquencies in last 7y:	0	Total credit lines:	23	Income range:	$50,000-$74,999
Public records last 12m / 10y:	0 / 0	Revolving credit balance:	$7,264	Occupation:	Waiter/Waitress
Inquiries last 6m:	1	Bankcard utilization:	26%		

20% debt to income ratio

DESCRIPTION

Purpose of loan:

This loan will be used to buy a new car.

My financial situation:

I am a good candidate for this loan because I have good credit, i pay my bills, etc.

Continue >

« Edit your listing | Save and finish later

Confirm listing: (1 of 2)

And lastly, please confirm your loan request.

This is your loan agreement for your $5,000 auto loan.

Loan Listing

Please verify that the following information is correct and **click the Create Listing button below**. You may go back to any of the previous pages to make changes.

Creating a listing does not necessarily mean you'll get a loan. When you click Create Listing at the bottom of this page you will not automatically receive a loan. By creating a listing, you are posting a loan request on Prosper. Once posted, lenders may bid on your listing, and if you get bids totaling the requested amount, you will receive a loan.

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Buying a new car

$5,000.00 @ 13.78%

Monthly Payment: **$170.35** (3y loan)

Truth In Lending Disclosure

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Federal law requires that borrowers be provided with a Truth in Lending Disclosure Statement before becoming obligated on a credit obligation. By posting a listing, you are promising and committing to obtain a loan from WebBank (for purchase by Prosper, and then by the person or persons whose bid or bids are matched with your listing), should your listing be matched with a bid or bids in the amount of your requested loan. We are therefore providing you with the Truth in Lending Disclosure below, which reflects the terms of your loan, should it be fully funded at the maximum rate you indicate in your listing. If your listing ends with sufficient bids and your loan is funded, you will receive a final Truth in Lending Disclosure Statement that will reflect the final terms of your loan - for example, if you end up receiving an interest rate less than the maximum rate you indicate in your listing, the disclosure will reflect the loan terms based on that interest rate.

You have the right to withdraw your listing at any time prior to expiration of your listing with no penalty or cost to you.

Truth in Lending Disclosure Statement

Lender:
WebBank
6440 South Wasatch Blvd., Suite 300
Salt Lake City, UT 84121

Borrower:
Freda Orris
239 LEHIGH AVE
SHADYSIDE, PA 15232-1725

ANNUAL PERCENTAGE RATE	FINANCE CHARGE	Amount Financed	Total of Payments
The cost of your credit as a yearly rate. Learn more	The dollar amount the credit will cost you.	The amount of credit provided to you or on your behalf	The amount you will have paid after you have made all payments as scheduled.
15.206%	$1,234.02	$4,900.00	$6,134.02

Your payment schedule will be:

Number of payments	Amount of payments	When payments are due
36	$170.35	Monthly beginning May-22-2008

Late Charge: If a payment is late, you will be charged a late fee of the greater of 5.00% of the unpaid installment amount, or $15.

Prepayment: If you pay off early, you will not have to pay a penalty, and you will not be entitled to a refund of any prepaid finance charge.

See your contract documents for any additional information about nonpayment, default, any required repayment in full before the scheduled date, and prepayment.

All numerical disclosures except the amount financed and the late charge disclosure are estimates based on the maximum interest rate you are willing to accept.

Itemization of the Amount Financed of $4,900.00:
$4,900.00 given to you directly.

$100.00 Prepaid Finance Charge

Confirm listing: (2 of 2)

Listing created, invite friends:

After inviting friends:

FIN

Exhibit D

Loan Account Documentation

PROMISSORY NOTE

Borrower Address:                                                                                             .

1.  Promise to Pay.  In return for a loan I have received, I promise to pay WebBank, a Utah-chartered Industrial Bank (“you”) the principal sum of                                         Dollars ($                    ), together with interest thereon commencing on the date of funding at the rate of          percent (        %) per annum simple interest. I understand that references in this Note to you shall also include any person to whom you transfer this Note.

2.  Payments.  This Note is payable in 36 monthly installments of $                       each, consisting of principal and interest, commencing on the                  day of                           , and continuing until the final payment date of                                     , which is the maturity date of this Note. The final payment shall consist of the then remaining principal, unpaid accrued interest and other charges due under this Note.  All payments will be applied first to any late charges then due, then to any unpaid fees incurred as a result of failed automated payments or returned checks or bank drafts as provided in Paragraph 11, then to interest then due and then to principal. No unpaid interest or charges will be added to principal.

3.  Interest.  Interest will be charged on unpaid principal until the full amount of principal has been paid.  Interest under this Note will accrue daily, on the basis of a 365-day year. If payments are made on time, my final payment will be in the amount of a regular monthly payment. If payments are paid late, a greater portion of the payment will be applied to accrued interest, a lesser portion (if any) will be applied to principal reduction, and the loan will not amortize as originally scheduled, resulting in a higher final payment amount. The interest rate I will pay will be the rate I will pay both before and after any default.

4.  Late Charge.  If the full amount of any monthly payment is not made by the end of fifteen (15) calendar days after its due date, I will pay you a late charge of                            . I will pay this late charge promptly but only once on each late payment.

5.  Waiver of Defenses.  Except as otherwise provided in this Note, you are not responsible or liable to me for the quality, safety, legality, or any other aspect of any property or services purchased with the proceeds of the loan.  If I have a dispute with any person from whom I have purchased such property or services, I agree to settle the dispute directly with that person.

6.  Certification; Exception to Waiver.  I certify that, to my knowledge, the proceeds of this loan will not be applied in whole or part to purchase property or services from any person to whom any interest this loan may be assigned. If, notwithstanding the preceding sentence, any person from whom I have purchased such property acquires any interest in this loan, then Paragraph 5 will not apply to the extent of that person’s interest, even if that person later assigns that person’s interest to another person.

7. Method of Payment.  I will pay the principal, interest, and any late charges or other fees on this loan when due. Those amounts are called “payments” in this Note.  To ensure that my payments are processed in a timely and efficient manner, you have given me the choice of making my monthly payments (i) by automated withdrawal from an account that I designate using an automated clearinghouse (ACH) or other electronic fund transfer, or (ii) by bank drafts drawn by you on my behalf on my account each month; and I have chosen one of these methods. If I close my account or if my account changes or is otherwise inaccessible such that you are unable to withdraw my payments from that account or draw bank drafts on the account, I will

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notify you at least three (3) days prior to any such closure, change or inaccessibility of my account, and authorize you to withdraw my payments from, or draw bank drafts on, another account that I designate.

With regard to payments made by automatic withdrawals from my account, I have the right to (i) stop payment of a preauthorized automatic withdrawal, or (ii) revoke my prior authorization for automatic withdrawals with regard to all further loan payments, by notifying the financial institution where my account is held, orally or in writing at least three (3) business days before the scheduled date of the transfer. I agree to notify you orally or in writing, at least three (3) business days before the scheduled date of the transfer, of the exercise of my right to stop a payment or to revoke my prior authorization for further automatic withdrawals.

8.  Default and Remedies. If I fail to make any payment when due in the manner required by Paragraph 7, or if receivership or insolvency proceedings or any assignment for the benefit of creditors is instituted by or against me; I die, I fail to keep any promise or meet any other obligations in this Note, or I make a material misrepresentation in connection with my loan, I will be in default and you may at your option accelerate the maturity of this Note and declare all principal, interest and other charges due under this Note immediately due and payable. If you exercise the remedy of acceleration you will not do so until one or more payments under this Note is at least 120 days past due, and you will give me at least 30 days prior notice of acceleration; provided, however, that if my default is the result of a material misrepresentation you do not need to wait until one or more payments is past due, and you do not need to give me any prior notice of acceleration.

9.  Prepayments.  I may prepay this loan in full or in part at any time without penalty.

10.  Waivers.  You may accept late payments or partial payments, even though marked “paid in full,” without losing any rights under this Note, and you may delay enforcing any of your rights under this Note without losing them. You do not have to (a) demand payment of amounts due (known as “presentment”), (b) give notice that amounts due have not been paid (known as “notice of dishonor”), or (c) obtain an official certification of nonpayment (known as “protest”). I hereby waive presentment, notice of dishonor and protest. Even if, at a time when I am in default, you do not require me to pay immediately in full as described above, you will still have the right to do so if I am in default at a later time. Neither your failure to exercise any of your rights, nor your delay in enforcing or exercising any of your rights, will waive those rights.  Furthermore, if you waive any right under this Note on one occasion, that waiver will not operate as a waiver as to any other occasion.

11. Insufficient Funds Charge. If I attempt to make a monthly payment, whether by check or bank draft or by automated withdrawal from my designated account, and the payment is unable to be made due to (i) insufficient funds in my account, (ii) the closure, change or inaccessibility of my account without my having notified you as provided in Paragraph 7, or (iii) for any other reason (other than an error by you), I will pay you an additional fee of $             for each check or bank draft returned or failed automated withdrawal, unless prohibited by applicable law.

12.  Loan Charges.  If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from me which exceeded permitted limits will be refunded to me. You may choose to make this refund by reducing the principal I owe under this Note or by making a direct payment to me.

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13. Assignment.  I may not assign any of my obligations under this Note without your written permission.  You do not have to give me your permission.  You may assign this Note at any time without my permission. Unless prohibited by applicable law, you may do so without telling me.  My obligations under this Note apply to all of my heirs and permitted assigns. Your rights under this Note apply to each of your successors and assigns.

14.  Notices.  All notices and other communications hereunder shall be given in writing and shall be deemed to have been duly given and effective (i) upon receipt, if delivered in person or by facsimile, email or other electronic transmission, or (ii) one day after deposit prepaid for overnight delivery with a national overnight express delivery service.  Such notices must be properly addressed to the parties at the addresses set forth below unless a different address for notice is later provided in writing by giving notice pursuant to this Paragraph.

15.  Governing Law.    This Note is governed by federal law and, to the extent that state law applies, the laws of the State of Utah.

16.  Miscellaneous.   No provision of this Note shall be modified or limited except by a written agreement signed by both you and me. The unenforceability of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note.

17.  Arbitration.  RESOLUTION OF DISPUTES:  I HAVE READ THIS PROVISION CAREFULLY, AND UNDERSTAND THAT IT LIMITS MY RIGHTS IN THE EVENT OF A DISPUTE BETWEEN YOU AND ME.  I UNDERSTAND THAT I HAVE THE RIGHT TO REJECT THIS PROVISION, AS PROVIDED IN PARAGRAPH (i) BELOW.

(a)   In this Resolution of Disputes provision:

                (i)   “I,” “me” and “my” mean the borrower under this Note, as well as any person claiming through the borrower;

                (ii)   “You” and “your” mean WebBank, any person servicing this Note for WebBank, and any subsequent holders of this Note or any interest in this Note, and each of their respective parents, subsidiaries, affiliates, predecessors, successors, and assigns, as well as the officers, directors, and employees of each of them; and

                (iii)   “Claim” means any dispute, claim, or controversy (whether based on contract, tort, intentional tort, constitution, statute, ordinance, common law, or equity, whether pre-existing, present, or future, and whether seeking monetary, injunctive, declaratory, or any other relief) arising from or relating to this Note or the relationship between you and me (including claims arising prior to or after the date of the Note), and includes claims that are brought as counterclaims, cross claims, third party claims, or otherwise and disputes about the validity or enforceability of this Agreement or the validity or enforceability of this Resolution of Disputes provision.

(b)   Any Claim between you and me shall be resolved, upon the election of either you or me, by binding arbitration administered by the National Arbitration Forum (“NAF”), under its Code of Procedure (“Rules”).  I can obtain the Rules and other information about initiating arbitration by contacting the NAF at P.O. Box 50191, Minneapolis, MN 55405, or at www.adrforum.com.  Your address for serving any arbitration demand or claim is WebBank, c/o Prosper Marketplace, Inc., 111 Sutter Street, 22nd Floor, San Francisco, CA 94104, Attention: Legal Department.

(c)   Claims will be arbitrated by a single, neutral arbitrator, who shall be a retired judge or a lawyer with at least ten years experience.  You agree not to invoke your right to elect arbitration of an

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individual Claim filed by me in a small claims or similar court (if any), so long as the Claim is pending on an individual basis only in such court.

(d)   You will pay all filing and administration fees charged by the NAF and arbitrator fees up to $1,000, and you will consider my request to pay any additional arbitration costs.  If an arbitrator issues an award in your favor, I will not be required to reimburse you for any fees you have previously paid to the NAF or for which you are responsible.  If I receive an award from the arbitrator, you will reimburse me for the fees paid by me to the NAF.  Each party shall bear its own attorney’s, expert’s and witness fees, which shall not be considered costs of arbitration; however, if a statute gives me the right to recover these fees, or fees paid to the NAF, then these statutory rights will apply in arbitration.

(e)   Any in-person arbitration hearing will be held in the city with the federal district court closest to my residence, or in such other location as the parties may mutually agree.  The arbitrator shall apply applicable substantive law consistent with the Federal Arbitration Act, 9 U.S.C. § 1-16, and, if requested by either party, provide written reasoned findings of fact and conclusions of law.  The arbitrator shall have the power to award any relief authorized under applicable law.  Any appropriate court may enter judgment upon the arbitrator’s award.  The arbitrator’s decision will be final and binding except that: (1) any party may exercise any appeal right under the FAA; and (2) any party may appeal any award relating to a claim for more than $100,000 to a three-arbitrator panel appointed by the NAF, which will reconsider de novo any aspect of the appealed award.  The panel’s decision will be final and binding, except for any appeal right under the FAA.  Unless applicable law provides otherwise, the appealing party will pay the appeal’s cost, regardless of its outcome.  However, you will consider any reasonable written request by me for you to bear the cost.

(f)   Neither you nor I shall have the right to participate as a representative or member of any class of claimants in arbitration, and you and I further agree that claims of third parties shall not be joined in any arbitration between you and me, without the express written consent of both you and me.  Only the claims of or against persons relating to a single Note or listing (such as holders of Notes relating to a single listing) may be joined in a single arbitration.  The validity and effect of this paragraph (f) shall be determined exclusively by a court, and not by the NAF or any arbitrator.  The arbitrator shall have no power to arbitrate any Claims on a class action basis or Claims brought in a purported representative capacity on behalf of the general public, other borrowers, or other persons similarly situated.

(g)   If any portion of this Resolution of Disputes provision is deemed invalid or unenforceable for any reason, it shall not invalidate the remaining portions of this provision.  However, if paragraph (f) of this Resolution of Disputes provision is deemed invalid or unenforceable in whole or in part, then this entire Resolution of Disputes provision shall be deemed invalid and unenforceable.  The terms of this Resolution of Disputes provision will prevail if there is any conflict between the Rules and this provision.

(h)   THE PARTIES ACKNOWLEDGE AND AGREE THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS RESOLUTION OF DISPUTES PROVISION, THEY ARE WAIVING ALL RIGHTS TO A TRIAL BY COURT OR JURY AS A MEANS OF RESOLVING ANY DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT.  THEY ACKNOWLEDGE THAT ARBITRATION WILL LIMIT THEIR LEGAL RIGHTS, INCLUDING THE RIGHTS TO PARTICIPATE IN A CLASS ACTION, THE RIGHT TO A JURY TRIAL, THE RIGHT TO CONDUCT FULL DISCOVERY, AND THE RIGHT TO APPEAL (EXCEPT AS PERMITTED IN PARAGRAPH (e) OR UNDER THE FEDERAL ARBITRATION ACT).

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(i)   I understand that I may reject this Resolution of Disputes provision, in which case neither you nor I will have the right to elect arbitration.  Rejection of this provision will not affect the remaining parts of this Agreement.  To reject this Resolution of Disputes provision, I must send us written notice of my rejection within 30 days after the date that this Note was made.  I must include my name, address, and account number.  The notice of rejection must be mailed to WebBank, c/o Prosper Marketplace, Inc., 111 Sutter Street, 22nd Floor, San Francisco, CA 94104, Attention: Legal Department.  This is the only way that I can reject this Resolution of Disputes provision.

(j)   The parties acknowledge and agree that this arbitration agreement is made pursuant to a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act.  This Resolution of Disputes provision shall survive the termination of this Note and the repayment of any or all amounts borrowed.

Arizona Residents: Notice: I understand that I may request that the initial disclosures prescribed in the Truth in Lending Act (15 United States Code sections 1601 through 1666j) be provided in Spanish before signing any loan documents.

Aviso Para Prestatarios En Arizona: Puedo solicitar que las divulgaciones iniciales prescritas en la Ley Truth in Lending Act (15 Código de los Estados Unidos secciones 1601 hasta 1666j) sean proporcionadas en español antes de firmar cualesquiera documentos de préstamos.

Missouri Residents: Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect me (borrower) and you (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

By signing this Note, I acknowledge that I (i) have read and understand all terms and conditions of this Note, (ii) agree to the terms set forth herein, and (iii) acknowledge receipt of a completely filled-in copy of this Note.

Date:
[Borrower]

Last Updated: April 15, 2008

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Credit Profile Authorization

I understand that by checking the checkbox immediately following this notice, I am providing “written instructions” to Prosper Marketplace, Inc. (“Prosper”) and WebBank, a Utah-chartered Industrial Bank (“WebBank”) under the Fair Credit Reporting Act authorizing Prosper and WebBank, each for their own purposes, to obtain information from my personal credit profile or other information from Experian. I authorize Prosper and WebBank to obtain such information solely to confirm my identity to avoid fraudulent transactions in my name and to conduct a credit pre-qualification.

Authorization To Debit Account

I hereby authorize Prosper Marketplace, Inc. (“Prosper”), as loan servicer for any holder of my loan, to initiate electronic debit entries to my designated checking or savings account at the financial institution indicated (“Financial Institution”) for payment of the monthly installment payments on the loan”) made by WebBank, a Utah-chartered Industrial Bank to me, if my listing is matched with a sufficient amount of lender bids on the Prosper marketplace. I acknowledge that the origination of electronic debits to my Account must be permitted by my Financial Institution, which must be located in the United States.

THE AMOUNT DEBITED FROM THE ACCOUNT EACH MONTH WILL BE THE MONTHLY PAYMENT AMOUNT ON THE LOAN. THE MONTHLY PAYMENT AMOUNT WILL BE DEBITED EACH MONTH ON THE DUE DATE OF THE MONTHLY PAYMENT; HOWEVER, IF THE PAYMENT DATE OCCURS ON A WEEKEND OR HOLIDAY, THE ACCOUNT WILL BE DEBITED THE NEXT BUSINESS DAY.

I understand that this authorization will remain in full force and effect until Prosper has received written notification from me of its termination in such time as to afford Prosper and my Financial Institution a reasonable opportunity to act.

BORROWER REGISTRATION AGREEMENT

This Borrower Registration Agreement is made and entered into between you and Prosper Marketplace, Inc. (“Prosper”).

The Prosper marketplace is a person-to-person online credit auction platform operated by Prosper for the registration of borrowers, lenders and group leaders, the receipt, display and matching of listings and bids for loans and the origination, sale, servicing and collection of principal of and interest and other charges payable on loans. All loans originated through the Prosper marketplace are made by WebBank, a Utah-chartered Industrial Bank (“WebBank”).  Prosper provides services to WebBank in connection with the origination of such loans and Prosper services loans made to Prosper borrowers on behalf of registered Prosper lenders who purchase such loans. The following Agreement describes the services and your rights and obligations should you elect to register as a borrower in the Prosper marketplace. Prosper and WebBank are collectively referred to in this Agreement as “we” or “us.”

1.  Registration as a Prosper Borrower. You are registering as a borrower in the Prosper credit marketplace, so that you may be eligible to post loan requests or “listings” for display on the Prosper website to people who may be interested in bidding against one another in a competitive auction format to purchase your loan after it is made and funded by WebBank. For the sake of simplicity, we refer to the people who bid on listings as “Lenders” even though loans are made by WebBank and sold to the winning bidder or bidders. You agree to comply with the terms and provisions of this Agreement, the Terms of Use of the Prosper website, and the Prosper Policies, as those guidelines may be amended from time to time by Prosper in its sole discretion (collectively, the “Prosper Terms and Conditions”).

We reserve the right to restrict access to the Prosper marketplace to individuals who meet minimum credit guidelines and other criteria, as determined by us in our sole discretion.

2.  Authorization to Obtain Credit Report. You authorize us to obtain a credit report from the Experian consumer credit reporting agency. We may use the credit report for any lawful purpose, including but not limited to (i) for authentication purposes, to make sure you are who you say you are, (ii) to determine how much non-mortgage debt you currently have, in order to determine your debt-to-income ratio, (iii) to obtain your Experian Scorex PLUSsm credit score and assign you a Prosper Credit Grade based on that score, and (iv) to identify and display certain information and characteristics from your credit profile, including but not limited to the number, age, type and status of the credit lines currently being reported, public records (such as bankruptcies and judgments) and mortgage loans appearing on your credit report, and the number of your recent requests for credit. Information from your credit report will be displayed on the Prosper website with your listings. You authorize us to verify information in your credit report, and you agree that Prosper may contact third parties to verify any such information. We will obtain your credit report each time you post a listing, except that we will not obtain a new credit report when you post listings within thirty (30) days following the posting of an earlier listing.

3.  Listings. You may request a loan from WebBank (“Loan”) by posting a listing on the Prosper website. You may request a Loan in amounts from $1,000 to $25,000. The minimum and maximum Loan amounts are subject to change by us at any time without notice. To post a listing, you must provide the amount of the Loan you are requesting and the maximum interest rate you are willing to pay. At the time you post a listing you must also provide your annual income, occupation and employment status. The following information based on your credit file with Experian will be displayed with your listing:

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(i)	Your Prosper credit grade;
(ii)

Your debt-to-income ratio, expressed as a percentage, reflecting the ratio between the amount of your monthly non-mortgage debt, as compared to the amount of monthly income that you indicated when completing your listing;

(iii)	Whether you own a home;
(iv)	The number of accounts on which you are currently late on a payment;
(v)	The total past-due amount you owe on all delinquent and charged-off accounts;
(vi)	The number of 90+ days past due delinquencies on your credit report in the last 7 years;
(vii)	The number of negative public records (e.g., bankruptcies, liens, and judgments) on your credit report over the last 12 months, and over the last 10 years;
(viii)	The month and year your first recorded credit line (e.g., revolving, installment, or mortgage credit) was opened;
(ix)	The total number of credit lines appearing on your credit report, along with the number that are open and current;
(x)	The total balance on all of your open revolving credit lines;
(xi)	Your bankcard utilization ratio, expressed as a percentage, reflecting the ratio of the total balance used, to the aggregate credit limit on, all of your open bankcards; and
(xii)	The number of inquiries made by creditors to your credit report in the last six months.

Listings also display your self-reported occupation, employment status and range of income. If you are a member of a Prosper group when you post a listing, the listing will also identify your group; however, you do not have to be a member of a group to post a listing. You may also create a network of Prosper friends, and if one or more of your Prosper friends or your fellow group members bid on your listing, your listing will reflect that the bid was made by a fellow group member or a Prosper friend. Your Prosper friends who bid on your listing may also write a recommendation that will be displayed in your listing. Prosper friends do not guarantee payments on your Loan, and bids and recommendations of your listing from your Prosper friends do not obligate the individual making the bid or recommendation to guarantee or make any payments on your Loan.

You may not include any personally identifying information, including, without limitation, your name, address, phone number, email address, Social Security number or driver’s license number, or your bank account or credit card numbers in your listing or on your Prosper member web page, or elsewhere on the Prosper Website. Listings that include this information are subject to cancellation by Prosper, or deletion or redaction by Prosper of the personally identifying information, although Prosper is under no obligation to take such actions and you include such information solely at your own risk.

Borrowers’ listings are displayed on the Prosper website. This means that people who visit the Prosper website will be able to view your listing, and see your Prosper credit grade, your debt-to income ratio and other information, provided, however, that certain information concerning your credit history will only be viewable by registered Prosper Lenders. Upon your submission of a listing, you authorize Prosper to display the listing on the Prosper website. To facilitate bids for your listing, Prosper may forward your listing by email to third parties, including but not limited to registered Prosper Lenders, and may display your listing in promotional, advertising and marketing materials, and you authorize Prosper to do so.

You authorize Prosper to verify your residence, income, occupation and any other information you provide in connection with a listing or your registration as a borrower, and you agree that Prosper may contact third parties to verify information you provide. If such information changes

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after you post a listing but before the listing expires, you must either (i) promptly notify Prosper of the change, or (ii) withdraw your listing. For example, if, while your listing is displayed on the Prosper website, your state of residence changes or the annual income amount you provided to Prosper when you submitted your listing decreases materially, you must either notify Prosper of the change, or withdraw the listing. If you elect to withdraw your listing as a result of a change, you may (but are not required to) post a new listing containing the updated information. You cannot edit or amend your listing once it is posted on the Prosper website; however, you have the right to withdraw your listing at any time prior to expiration of the listing, and you may post another listing if you desire. Prosper reserves the right, in its sole discretion, to limit the number of listings you post or attempt to post on the Prosper website.

Each listing you post on the Prosper website is both a request for a Loan and a commitment to borrow.

Loan Request. Your listing is a request for a Loan in the amount specified in the listing, at an interest rate equal to the maximum interest rate set forth in your listing. If your listing is matched, the interest rate on your Loan may be lower than the maximum rate you specified, but it will never be higher. You will not receive a Loan in an amount less than the amount specified in your listing, even if one or more bids match a portion of your requested Loan amount. In order to post a listing on the Prosper website you must have a good faith intent to obtain and repay your Loan and your listing must be consistent with that intent.

Commitment to Borrow. Each listing you post on the Prosper website is a commitment and promise to obtain a Loan from WebBank, for purchase by the person or persons whose bid or bids are matched with your listing. You have the right to withdraw your listing at any time prior to expiration of the listing. If your listing receives a Lender bid in, or Lender bids totaling, the amount of your requested Loan, you will receive a Loan from WebBank in the amount you requested, subject to our right to verify information you provided in connection with your listing and your registration as a Prosper user and our other rights as described in Section 4 below.

AT THE TIME YOU SUBMIT YOUR LISTING, YOU ARE COMMITTING TO OBTAIN A LOAN IN THE AMOUNT SPECIFIED IN YOUR LISTING, AT THE MAXIMUM INTEREST RATE SET FORTH IN YOUR LISTING, SHOULD YOUR LISTING BE MATCHED WITH A BID IN, OR BIDS TOTALING, THE AMOUNT OF YOUR REQUESTED LOAN. YOU HAVE THE RIGHT TO WITHDRAW YOUR LISTING AT ANY TIME PRIOR TO EXPIRATION OF YOUR LISTING; HOWEVER, YOU HAVE NO RIGHT TO RESCIND ANY LOAN.

Number of Listings. You may post as many listings as you desire; however, Prosper reserves the right, in its sole discretion, to limit the number of listings you post or attempt to post on the Prosper website. You may have only one listing outstanding at a time.

Duration of Listings. When you post a listing, your listing will be displayed on the Prosper website for seven (7) days. However, if your listing receives a Lender bid in, or Lender bids totaling, the full amount of your requested Loan prior to expiration of your listing, you may elect to end your listing early – you need not wait until your listing expires. You may also designate your listing for “automatic funding,” in which case your listing will end and no further bids on your listing will be accepted toward your listing as soon as your listing receives a bid or bids totaling the full amount of your requested Loan. We reserve the right to make the automatic funding feature available only to certain credit grades. When you post a listing, it will be displayed on the Prosper website along with all other listings until you end the listing or the listing expires, or until the listing is withdrawn by you or by us as provided in Section 4 below.

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Additional Loans. Subject to eligibility requirements that we may in our sole discretion establish and amend from time to time, you may have up to two Loans outstanding at any one time, provided that the aggregate outstanding principal balance of your Loans does not exceed the maximum Loan amount for your state of residence. To be eligible to post a listing for a second loan, you must be current on your existing Loan, and you must have a record of on-time monthly Loan payment performance, within such guidelines as may be established and amended from time to time by us in our sole discretion. You may not post a listing for a second Loan within (6) months following the date of origination of your existing Loan.

Prohibited Activities. You agree that you will not, in connection with any listings, bids, Loans or other transactions involving or potentially involving Prosper or WebBank, (i) make any false, misleading or deceptive statements or omissions of material fact in your listing; (ii) misrepresent your identity, or describe, present or portray yourself as a person other than yourself, whether in a narrative description or a photo in your listing; (iii) give to or receive from, or offer or agree to give to or receive from any Prosper Lender or other person any fee, bonus, additional interest, kickback or thing of value of any kind in connection with a requested or existing Loan or in exchange for such person’s bid, recommendation, or offer or agreement to bid on or recommend your listing; or (iv) represent yourself to any person, as a representative, employee, or agent of Prosper or WebBank, or purport to speak to any person on behalf of Prosper or WebBank.

4.  Right to Verify Information and Cancel Funding.

a. We reserve the right to verify the accuracy of all information provided by borrowers, Lenders and group leaders in connection with listings, bids and Loans. We also reserve the right to determine in our sole discretion whether a registered user is using, or has used, the Prosper website illegally or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, or otherwise in a manner inconsistent with the Prosper Terms and Conditions or any agreement between Prosper or WebBank and such user. We may conduct our review at any time — before, during or after the posting of a listing, or before or after the funding of a Loan. You agree to respond promptly to our requests for information in connection with your listing, accounts, or your registration with Prosper.

b. In the event we determine, prior to funding a Loan, that a listing, or a bid for the listing, contains materially inaccurate information (including but not limited to unintended inaccuracies, inaccuracies resulting from errors by Prosper, or inaccuracies resulting from changes in the borrower’s income, residence or credit profile between the date a listing is posted and the date the listing is to be funded) or was posted illegally or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, or otherwise in a manner inconsistent with the Prosper Terms and Conditions or any registration agreement, we may refuse to post the listing or, if the listing has already been posted, remove the listing from the Prosper marketplace and cancel all bids against the listing.

c. When a listing ends or expires with a bid or bids totaling the amount of a borrower’s requested Loan, we may conduct a “pre-funding” review prior to funding the Loan. Loan funding occurs when Loan proceeds are disbursed into the borrower’s designated deposit account. We may, at any time and in our sole discretion, delay funding of a Loan in order to enable us to verify the accuracy of information provided by borrowers, Lenders and group leaders in connection with the listing or bids against the listing, and to determine whether there are any irregularities with respect to the listing or the bids against the listing. We may cancel or proceed with funding the Loan, depending on the results of our pre-funding review. If funding is cancelled, the listing will be removed from the Prosper marketplace and all bids against the listing will be cancelled, and

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each bidder’s funds will be returned to the Prosper Funding Account, available for further bidding. In the event we cancel funding of a Loan, Prosper will notify the borrower, group leader (if any), and all bidders for the listing of our determination to cancel funding of the Loan.

5.  Matching of Bids and Listings.

a. Prosper’s auction platform will automatically match your listing with any bids that specify a minimum interest rate equal to or below the maximum interest rate you would accept. Bids are first matched with borrower listings with the highest offered interest rates above the bidder’s minimum interest rate, and thereafter the bids are matched to borrower listings with incrementally lower offered interest rates.

b. A match of your listing with one or more bids in the full amount of your requested Loan results in a Loan from WebBank to you, subject to our right to verify information as provided in this Agreement. Each Loan will be evidenced by a Promissory Note in the form set forth on the attached Exhibit A.

c. We do not warrant or guaranty that your listings will be matched with any bids. Your listing must receive a bid in, or bids totaling, the entire amount of your requested Loan in order for a Loan to be made. You will not receive a Loan if, prior to withdrawal or expiration of your listing, only a portion (even a substantial portion) of your requested Loan amount is matched with a bid or bids.

d. To safeguard your privacy rights, on listings your name and address will be shielded from the view of bidders and prospective bidders, and your identity as the borrower on the Promissory Note will be shielded from the winning bidders who purchase your Loan. Only your Prosper user name will appear on listings and Promissory Notes, and only the user name of the bidders will appear with bids.

6.  Compensation.  If you receive a Loan, you must pay WebBank an origination fee. WebBank may share some or all of the fee with Prosper. The current fee amounts are posted in the Fees and Charges section of the Prosper website, and are subject to change by us at any time without notice. The transaction fee is paid by the borrower out of, or contemporaneously with disbursement of, the Loan proceeds at the time a Loan is funded, so that the net amount of Loan proceeds you receive will be less that the full amount of your Loan.

7.  Listings Matched with Multiple Bids.  Your listing may be matched with more than one bid. If that happens, you agree to enter into separate Promissory Notes in the amount of each bid, with the aggregate principal amount of the Notes equal to your requested Loan amount. Each Promissory Note will be in the form of the Promissory Note attached as Exhibit A, and will have identical interest rates and, monthly payment due dates. Your monthly payment amount will be the aggregate monthly payment amount under the Promissory Notes, and the payments you make on your Loan are allocated pro rata to the respective Note owners based on the principal amount of each Lender’s Promissory Note with respect to the Loan. As used in this Agreement, the term “Loan” shall include your total indebtedness as evidenced by all Notes resulting from your listing being matched with multiple bids.

8.  Making Your Loan Payments.  At the time you register as a borrower, you must provide your deposit account information to facilitate transfers of funds to and from your deposit account. You agree to make your Loan payments by automated withdrawals from your designated account, or by the use of bank drafts drawn on your designated account. At the time you create your listing, you will be asked to choose the method of making your Loan payments, and your Loan payments will be made by the payment method you choose. Prosper will act as the servicer

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for all Loans you obtain from WebBank through the Prosper marketplace, and all communications regarding your Loan must be made to Prosper.

9. Authorization to Contact Your Group Leader. You acknowledge and agree that if you obtain a Loan through the Prosper marketplace as a member of a group registered with Prosper, and your Loan payment becomes fifteen (15) days past due, Prosper may notify your group leader of the delinquent payment. You also acknowledge and agree that if you obtain a Loan through the Prosper marketplace, in the event your loan payment becomes fifteen (15) days past due Prosper may notify all of your designated Prosper friends who were winning bidders on your Loan listing of your delinquent payment. Groups on Prosper are rated according to the collective payment performance of the group’s members, so your failure to make Loan payments when due may have a negative effect on your group’s rating.

10.  Collection & Reporting of Delinquent Loans. In the event you do not make your Loan payments on time, WebBank or any subsequent owner of the Loan will have all remedies authorized or permitted by the Promissory Note and applicable law. In addition, when a monthly payment becomes thirty (30) days past due, your Loan may be referred to a collection agency for collection. Prosper may report Loan payment delinquencies in excess of 30 days to one or more credit reporting agencies in accordance with applicable law. Subject to limitations of applicable law, you authorize and agree that Prosper or a collection agency may contact you at any or all of the telephone numbers you provide to Prosper at or after registration.

11.  No Guarantee. NEITHER PROSPER NOR WEBBANK WARRANTS OR GUARANTEES (1) THAT YOUR LISTING WILL BE MATCHED WITH ANY BIDS, (2) THAT YOU WILL RECEIVE A LOAN AS A RESULT OF POSTING A LISTING, OR (3) THAT IF YOUR LISTING IS MATCHED YOU WILL RECEIVE A LOAN WITH AN INTEREST RATE LESS THAN THE MAXIMUM RATE SPECIFIED IN YOUR LISTING.

12.  Restrictions on Use. You are not authorized or permitted to use the Prosper website to obtain, or attempt to obtain, a Loan for someone other than yourself. You must be the owner of the deposit account you designate for electronic transfers of funds, with sole authority to direct that Loan payments be made from the account. Your designated account will be the account into which Loan proceeds will be deposited, and from which Loan payments will be made. Although you are registering as a borrower, you may also register and participate in the Prosper marketplace as a Lender or as a group leader. If you obtain a Loan and fail to pay your loan in full, whether due to default, bankruptcy or other reasons, you will not be eligible to post any further listings or re-register with Prosper as a borrower, Lender or group leader. Prosper may in its sole discretion, with or without cause and with or without notice, restrict your access to the Prosper website or marketplace.

13.  Authority. You warrant and represent that you have the legal competence and capacity to execute and perform this Agreement.

14.  Termination of Registration. Prosper may in its sole discretion, with or without cause, terminate this Agreement at any time by giving you notice as provided below.  In addition, upon Prosper’s determination that you committed fraud or made a material misrepresentation in connection with a listing, bid or Loan, performed any prohibited activity, or otherwise failed to abide by the terms of this Agreement or the Prosper Terms and Conditions, Prosper may, in its sole discretion, immediately and without notice, take one or more of the following actions: (i) suspend your right to post listings or otherwise participate in the Prosper marketplace; (ii) terminate this Agreement and your registration with Prosper. Upon termination of this Agreement and your registration with Prosper, any listings you have placed on the Prosper website shall terminate, and will be removed from the Prosper website immediately. Any Loans you obtain

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prior to the effective date of termination resulting from listings you had placed on the Prosper website shall remain in full force and effect in accordance with their terms.

15.  Prosper’s Right to Modify Terms.  Prosper has the right to change any term or provision of this Agreement or the Prosper Terms and Conditions, provided, however, that Prosper does not have the right to change any term or provision of a Promissory Note evidencing a Loan to which you are a party except as authorized in the Promissory Note. Prosper will give you notice of material changes to this Agreement, or the Prosper Terms and Conditions, in the manner set forth in Section 17. You authorize Prosper to correct obvious clerical errors appearing in information you provide to Prosper, without notice to you, although Prosper expressly undertakes no obligation to identify or correct such errors. This Agreement, along with the Prosper Terms and Conditions, represent the entire agreement between you and Prosper regarding your participation as a borrower in the Prosper credit marketplace, and supersede all prior or contemporaneous communications, promises and proposals, whether oral, written or electronic, between you and Prosper with respect to your involvement as a borrower in the Prosper marketplace.

16.  Member Web Page Display and Content.  You may, but are not required to, maintain a “Prosper member web page” on the Prosper website, where you can post photos, content, logos or links to websites. If you elect to do so, you authorize Prosper to display on the Prosper website all such material you provide to Prosper. Any material you display on your member page must conform to the Prosper Terms and Conditions, as amended from time to time, and must not (i) infringe on any third party’s copyright, patent, trademark, trade secret or other proprietary rights or right of publicity or privacy; (ii) violate any applicable law, statute, ordinance or regulation; (iii) be defamatory or libelous; (iv) be lewd, hateful, violent, pornographic or obscene; (v) violate any laws regarding unfair competition, anti-discrimination or false advertising; (vi) promote violence or contain hate speech; or (vii) contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines. You may not include or display any personally identifying information, including, without limitation, name, address, phone number, email address, Social Security number or driver’s license number, or bank account or credit card numbers of any Prosper member on your Prosper member web page, or elsewhere on the Prosper website.

17.  Notices.  All notices and other communications hereunder shall be given by email to your registered email address, and shall be deemed to have been duly given and effective upon transmission. You can contact us by sending an email to support@prosper.com or calling us toll-free at (866) 615-6319. You also agree to notify Prosper if your registered email address changes, and you agree to update your registered residence address, mailing address and telephone number on the Prosper website if your address or telephone number changes.

18.  No Warranties.  EXCEPT FOR THE REPRESENTATIONS CONTAINED IN THIS AGREEMENT, PROSPER DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES TO YOU OR ANY OTHER PARTY WITH REGARD TO YOUR USE OF THE PROSPER WEBSITE AND MARKETPLACE, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

19.  Limitation on Liability.  IN NO EVENT SHALL ANY PARTY TO THIS AGREEMENT BE LIABLE TO ANY OTHER PARTY FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO ANY OTHER PARTY

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REGARDING THE EFFECT THAT THE AGREEMENT MAY HAVE UPON THE FOREIGN, FEDERAL, STATE OR LOCAL TAX LIABILITY OF THE OTHER.

20.  Miscellaneous. You may not assign, transfer, sublicense or otherwise delegate your rights under this Agreement to another person without Prosper’s prior written consent. Any such assignment, transfer, sublicense or delegation in violation of this Section shall be null and void. This Agreement shall be governed by federal law and, to the extent that state law applies, the laws of the State of Utah. Any waiver of a breach of any provision of this Agreement will not be a waiver of any other subsequent breach.  Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If any part of this Agreement is determined to be invalid or unenforceable under applicable law, then the invalid or unenforceable provision will be deemed superseded by a valid enforceable provision that most closely matches the intent of the original provision, and the remainder of the Agreement shall continue in effect. WebBank is not a party to this Agreement, but you agree that WebBank is a third-party beneficiary and is entitled to rely on your representations and authorizations, and other provisions of this Agreement.

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EXHIBIT A

PROMISSORY NOTE

Borrower Address:                                                                                             .

1.  Promise to Pay.  In return for a loan I have received, I promise to pay WebBank, a Utah-chartered Industrial Bank (“you”) the principal sum of                                         Dollars ($                    ), together with interest thereon commencing on the date of funding at the rate of          percent (        %) per annum simple interest. I understand that references in this Note to you shall also include any person to whom you transfer this Note.

2.  Payments.  This Note is payable in 36 monthly installments of $                       each, consisting of principal and interest, commencing on the                  day of                           , and continuing until the final payment date of                                     , which is the maturity date of this Note. The final payment shall consist of the then remaining principal, unpaid accrued interest and other charges due under this Note.  All payments will be applied first to any late charges then due, then to any unpaid fees incurred as a result of failed automated payments or returned checks or bank drafts as provided in Paragraph 11, then to interest then due and then to principal. No unpaid interest or charges will be added to principal.

3.  Interest.  Interest will be charged on unpaid principal until the full amount of principal has been paid.  Interest under this Note will accrue daily, on the basis of a 365-day year. If payments are made on time, my final payment will be in the amount of a regular monthly payment. If payments are paid late, a greater portion of the payment will be applied to accrued interest, a lesser portion (if any) will be applied to principal reduction, and the loan will not amortize as originally scheduled, resulting in a higher final payment amount. The interest rate I will pay will be the rate I will pay both before and after any default.

4.  Late Charge.  If the full amount of any monthly payment is not made by the end of fifteen (15) calendar days after its due date, I will pay you a late charge of                            . I will pay this late charge promptly but only once on each late payment.

5.  Waiver of Defenses.  Except as otherwise provided in this Note, you are not responsible or liable to me for the quality, safety, legality, or any other aspect of any property or services purchased with the proceeds of the loan.  If I have a dispute with any person from whom I have purchased such property or services, I agree to settle the dispute directly with that person.

6.  Certification; Exception to Waiver.  I certify that, to my knowledge, the proceeds of this loan will not be applied in whole or part to purchase property or services from any person to whom any interest this loan may be assigned. If, notwithstanding the preceding sentence, any person from whom I have purchased such property acquires any interest in this loan, then Paragraph 5 will not apply to the extent of that person’s interest, even if that person later assigns that person’s interest to another person.

7.  Method of Payment.  I will pay the principal, interest, and any late charges or other fees on this loan when due. Those amounts are called “payments” in this Note.  To ensure that my payments are processed in a timely and efficient manner, you have given me the choice of making my monthly payments (i) by automated withdrawal from an account that I designate using an automated clearinghouse (ACH) or other electronic fund transfer, or (ii) by bank drafts drawn by you on my behalf on my account each month; and I have chosen one of these methods.

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If I close my account or if my account changes or is otherwise inaccessible such that you are unable to withdraw my payments from that account or draw bank drafts on the account, I will notify you at least three (3) days prior to any such closure, change or inaccessibility of my account, and authorize you to withdraw my payments from, or draw bank drafts on, another account that I designate.

With regard to payments made by automatic withdrawals from my account, I have the right to (i) stop payment of a preauthorized automatic withdrawal, or (ii) revoke my prior authorization for automatic withdrawals with regard to all further loan payments, by notifying the financial institution where my account is held, orally or in writing at least three (3) business days before the scheduled date of the transfer. I agree to notify you orally or in writing, at least three (3) business days before the scheduled date of the transfer, of the exercise of my right to stop a payment or to revoke my prior authorization for further automatic withdrawals.

8.  Default and Remedies. If I fail to make any payment when due in the manner required by Paragraph 7, or if receivership or insolvency proceedings or any assignment for the benefit of creditors is instituted by or against me; I die, I fail to keep any promise or meet any other obligations in this Note, or I make a material misrepresentation in connection with my loan, I will be in default and you may at your option accelerate the maturity of this Note and declare all principal, interest and other charges due under this Note immediately due and payable. If you exercise the remedy of acceleration you will not do so until one or more payments under this Note is at least 120 days past due, and you will give me at least 30 days prior notice of acceleration; provided, however, that if my default is the result of a material misrepresentation you do not need to wait until one or more payments is past due, and you do not need to give me any prior notice of acceleration.

9.  Prepayments.  I may prepay this loan in full or in part at any time without penalty.

10.  Waivers.  You may accept late payments or partial payments, even though marked “paid in full,” without losing any rights under this Note, and you may delay enforcing any of your rights under this Note without losing them. You do not have to (a) demand payment of amounts due (known as “presentment”), (b) give notice that amounts due have not been paid (known as “notice of dishonor”), or (c) obtain an official certification of nonpayment (known as “protest”). I hereby waive presentment, notice of dishonor and protest. Even if, at a time when I am in default, you do not require me to pay immediately in full as described above, you will still have the right to do so if I am in default at a later time. Neither your failure to exercise any of your rights, nor your delay in enforcing or exercising any of your rights, will waive those rights.  Furthermore, if you waive any right under this Note on one occasion, that waiver will not operate as a waiver as to any other occasion.

11. Insufficient Funds Charge. If I attempt to make a monthly payment, whether by check or bank draft or by automated withdrawal from my designated account, and the payment is unable to be made due to (i) insufficient funds in my account, (ii) the closure, change or inaccessibility of my account without my having notified you as provided in Paragraph 7, or (iii) for any other reason (other than an error by you), I will pay you an additional fee of $             for each check or bank draft returned or failed automated withdrawal, unless prohibited by applicable law.

12.  Loan Charges.  If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from me which exceeded permitted limits will be refunded to me. You may

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choose to make this refund by reducing the principal I owe under this Note or by making a direct payment to me.

13.  Assignment.  I may not assign any of my obligations under this Note without your written permission.  You do not have to give me your permission.  You may assign this Note at any time without my permission. Unless prohibited by applicable law, you may do so without telling me.  My obligations under this Note apply to all of my heirs and permitted assigns. Your rights under this Note apply to each of your successors and assigns.

14.  Notices.  All notices and other communications hereunder shall be given in writing and shall be deemed to have been duly given and effective (i) upon receipt, if delivered in person or by facsimile, email or other electronic transmission, or (ii) one day after deposit prepaid for overnight delivery with a national overnight express delivery service.  Such notices must be properly addressed to the parties at the addresses set forth below unless a different address for notice is later provided in writing by giving notice pursuant to this Paragraph.

15.  Governing Law.    This Note is governed by federal law and, to the extent that state law applies, the laws of the State of Utah.

16.  Miscellaneous.   No provision of this Note shall be modified or limited except by a written agreement signed by both you and me. The unenforceability of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note.

17.  Arbitration.  RESOLUTION OF DISPUTES:  I HAVE READ THIS PROVISION CAREFULLY, AND UNDERSTAND THAT IT LIMITS MY RIGHTS IN THE EVENT OF A DISPUTE BETWEEN YOU AND ME.  I UNDERSTAND THAT I HAVE THE RIGHT TO REJECT THIS PROVISION, AS PROVIDED IN PARAGRAPH (i) BELOW.

(a)   In this Resolution of Disputes provision:

                (i)   “I,” “me” and “my” mean the borrower under this Note, as well as any person claiming through the borrower;

                (ii)   “You” and “your” mean WebBank, any person servicing this Note for WebBank, and any subsequent holders of this Note or any interest in this Note, and each of their respective parents, subsidiaries, affiliates, predecessors, successors, and assigns, as well as the officers, directors, and employees of each of them; and

                (iii)   “Claim” means any dispute, claim, or controversy (whether based on contract, tort, intentional tort, constitution, statute, ordinance, common law, or equity, whether pre-existing, present, or future, and whether seeking monetary, injunctive, declaratory, or any other relief) arising from or relating to this Note or the relationship between you and me (including claims arising prior to or after the date of the Note), and includes claims that are brought as counterclaims, cross claims, third party claims, or otherwise and disputes about the validity or enforceability of this Agreement or the validity or enforceability of this Resolution of Disputes provision.

(b)   Any Claim between you and me shall be resolved, upon the election of either you or me, by binding arbitration administered by the National Arbitration Forum (“NAF”), under its Code of Procedure (“Rules”).  I can obtain the Rules and other information about initiating arbitration by contacting the NAF at P.O. Box 50191, Minneapolis, MN 55405, or at www.adrforum.com.  Your address for serving any arbitration demand or claim is WebBank, c/o Prosper Marketplace, Inc., 111 Sutter Street, 22nd Floor, San Francisco, CA 94104, Attention: Legal Department.

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(c)   Claims will be arbitrated by a single, neutral arbitrator, who shall be a retired judge or a lawyer with at least ten years experience.  You agree not to invoke your right to elect arbitration of an individual Claim filed by me in a small claims or similar court (if any), so long as the Claim is pending on an individual basis only in such court.

(d)   You will pay all filing and administration fees charged by the NAF and arbitrator fees up to $1,000, and you will consider my request to pay any additional arbitration costs.  If an arbitrator issues an award in your favor, I will not be required to reimburse you for any fees you have previously paid to the NAF or for which you are responsible.  If I receive an award from the arbitrator, you will reimburse me for the fees paid by me to the NAF.  Each party shall bear its own attorney’s, expert’s and witness fees, which shall not be considered costs of arbitration; however, if a statute gives me the right to recover these fees, or fees paid to the NAF, then these statutory rights will apply in arbitration.

(e)   Any in-person arbitration hearing will be held in the city with the federal district court closest to my residence, or in such other location as the parties may mutually agree.  The arbitrator shall apply applicable substantive law consistent with the Federal Arbitration Act, 9 U.S.C. § 1-16, and, if requested by either party, provide written reasoned findings of fact and conclusions of law.  The arbitrator shall have the power to award any relief authorized under applicable law.  Any appropriate court may enter judgment upon the arbitrator’s award.  The arbitrator’s decision will be final and binding except that: (1) any party may exercise any appeal right under the FAA; and (2) any party may appeal any award relating to a claim for more than $100,000 to a three-arbitrator panel appointed by the NAF, which will reconsider de novo any aspect of the appealed award.  The panel’s decision will be final and binding, except for any appeal right under the FAA.  Unless applicable law provides otherwise, the appealing party will pay the appeal’s cost, regardless of its outcome.  However, you will consider any reasonable written request by me for you to bear the cost.

(f)   Neither you nor I shall have the right to participate as a representative or member of any class of claimants in arbitration, and you and I further agree that claims of third parties shall not be joined in any arbitration between you and me, without the express written consent of both you and me.  Only the claims of or against persons relating to a single Note or listing (such as holders of Notes relating to a single listing) may be joined in a single arbitration.  The validity and effect of this paragraph (f) shall be determined exclusively by a court, and not by the NAF or any arbitrator.  The arbitrator shall have no power to arbitrate any Claims on a class action basis or Claims brought in a purported representative capacity on behalf of the general public, other borrowers, or other persons similarly situated.

(g)   If any portion of this Resolution of Disputes provision is deemed invalid or unenforceable for any reason, it shall not invalidate the remaining portions of this provision.  However, if paragraph (f) of this Resolution of Disputes provision is deemed invalid or unenforceable in whole or in part, then this entire Resolution of Disputes provision shall be deemed invalid and unenforceable.  The terms of this Resolution of Disputes provision will prevail if there is any conflict between the Rules and this provision.

(h)   THE PARTIES ACKNOWLEDGE AND AGREE THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS RESOLUTION OF DISPUTES PROVISION, THEY ARE WAIVING ALL RIGHTS TO A TRIAL BY COURT OR JURY AS A MEANS OF RESOLVING ANY DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT.  THEY ACKNOWLEDGE THAT ARBITRATION WILL LIMIT THEIR LEGAL RIGHTS, INCLUDING THE RIGHTS TO PARTICIPATE IN A CLASS ACTION, THE RIGHT TO A JURY TRIAL, THE RIGHT TO CONDUCT FULL DISCOVERY, AND THE RIGHT TO

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APPEAL (EXCEPT AS PERMITTED IN PARAGRAPH (e) OR UNDER THE FEDERAL ARBITRATION ACT).

(i)   I understand that I may reject this Resolution of Disputes provision, in which case neither you nor I will have the right to elect arbitration.  Rejection of this provision will not affect the remaining parts of this Agreement.  To reject this Resolution of Disputes provision, I must send us written notice of my rejection within 30 days after the date that this Note was made.  I must include my name, address, and account number.  The notice of rejection must be mailed to WebBank, c/o Prosper Marketplace, Inc., 111 Sutter Street, 22nd Floor, San Francisco, CA 94104, Attention: Legal Department.  This is the only way that I can reject this Resolution of Disputes provision.

(j)   The parties acknowledge and agree that this arbitration agreement is made pursuant to a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act.  This Resolution of Disputes provision shall survive the termination of this Note and the repayment of any or all amounts borrowed.

Arizona Residents: Notice: I understand that I may request that the initial disclosures prescribed in the Truth in Lending Act (15 United States Code sections 1601 through 1666j) be provided in Spanish before signing any loan documents.

Aviso Para Prestatarios En Arizona: Puedo solicitar que las divulgaciones iniciales prescritas en la Ley Truth in Lending Act (15 Código de los Estados Unidos secciones 1601 hasta 1666j) sean proporcionadas en español antes de firmar cualesquiera documentos de préstamos.

Missouri Residents: Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect me (borrower) and you (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

By signing this Note, I acknowledge that I (i) have read and understand all terms and conditions of this Note, (ii) agree to the terms set forth herein, and (iii) acknowledge receipt of a completely filled-in copy of this Note.

Date:

[Borrower]

Last Updated: September 24, 2008

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Exhibit E

Sample Funding Statement

Daily Funding Statement

Report Date 4/10/2008

Section A

A) Loans to be disbursed by WebBank on Disbursement Date of April 11, 2008

LoanID	Customer Name	Amount
27350	Joseph Koeck	$5,000.00
27351	kari rice	$10,000.00
27352	John Smith	$1,000.00

sum
$16,000.00

B) Loans to be purchased by Prosper from WebBank on the Purchase Date of April 11, 2008

LoanID	Customer Name	Amount
27349	Jerry Garcia	$5,000.00
27349	WILLIE M SIMON	$5,000.00

sum
$10,000.00

Exhibit F

Insurance Requirements

(a)           From the Effective Date and until termination of this Agreement, Company shall maintain insurance of the following kinds and amounts, or in amounts required by Applicable Laws, whichever is greater.

(i)            A blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers and employees acting in any capacity with regard to handling funds, money, or documents. The fidelity bond and errors and omissions insurance shall be in a form reasonably acceptable to Bank and shall protect and insure against losses, including forgery, theft. embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this paragraph requiring the fidelity bond and errors and omissions insurance shall diminish or relieve Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least $1,000,000, with the exception of $500,000 minimum coverage for forgery.

(ii)           Commercial general liability insurance written on an occurrence basis against claims on account of bodily injury, death or property damage. Such insurance shall have a combined single limit of not less than $1,000,000 per occurrence and $1,000,000 annual aggregate for bodily injury, death and property damage.

(iii)          Worker’s Compensation and employers’ liability insurance affording (A) protection under the Worker’s Compensation Law containing an all states endorsement and (B) Employers’ Liability Protection subject to a limit of not less than $500,000.

(iv)          Upon reasonable request by Bank, such other insurance as may be maintained by Persons engaged in the same or similar business and similarly situated.

(b)           Insurance policies required to be maintained hereunder shall be procured from insurance companies reasonably acceptable to Bank. Liability insurance limits may be provided through any combination of primary and/or excess insurance policies. If requested by Bank, Company shall cause to be delivered to Bank annually a certified true copy of each fidelity bond and insurance policy required under this Agreement.

Exhibit G

Program Compliance Manual

Privacy and Procedure

Policy

Prosper Marketplace, Inc.

111 Sutter Street, 22nd Floor

San Francisco, CA 94104

Version Control

Owner/Individual Responsible for Maintaining Policy:

Director of Compliance, Prosper Marketplace, Inc.

Last Revised:  April 8, 2008

Introduction

As financial services professionals entrusted with sensitive financial information, Prosper respects the privacy of our customers and is committed to treating customer information responsibly.  Prosper is dedicated to protecting confidential information and has established standards and procedures to safeguard that personal information.

Background

The requirement for privacy of consumer financial information is mandated by the Gramm-Leach-Bliley Act and similar state laws, including California Financial Code Section 4053 (commonly known as “California SB1”).

These regulations govern the treatment of consumers’ nonpublic personal information and regulates how and with whom that information may be shared.  The regulation requires Prosper Marketplace, Inc. (“Prosper”) to provide notice to customers about its privacy policies and practices and, if it shares that information with nonaffiliated third parties, Prosper must allow customers to opt out.

Prosper’s Privacy Policy:

Prosper does not sell or rent nonpublic personal information about our customers to third parties for marketing purposes.

Definition of Nonpublic Personal Information:

Nonpublic personal information consists of nonpublic information that is collected in connection with providing a financial product or service.  Specifically, it means:

1)                                      personally identifiable financial information, which includes:

•                  information a consumer provides on an application for a loan, credit card, or other financial product or service;

•                  account balance information, payment history, overdraft history and credit or debit card purchase information;

•                  information that a consumer provides to you (or your agent) that you obtain in connection with collecting on a loan or servicing a loan;

•                  any information collected through an Internet “cookie”;

•                  information from a consumer report;

•                  the fact that an individual is or has been one of your customers or has obtained a financial product or service from you;

•                  any information about your consumer if it is disclosed in a manner that indicates that the individual is or has been your consumer; and

•                  any list, description, or other grouping of consumers that is derived using any personally identifiable financial information that is not publicly available.  Lists include, but are not limited to:

•                  any list of individuals’ names and addresses that is derived in whole or in

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part using personally identifiable information that is not publicly available, such as account numbers.

Nonpublic personal information does not include information that is available from public sources, such as telephone directories or government records.

How We Collect Information:

Prosper collects personal information as part of the registration process for people joining the Prosper community. This information includes name, email, address, and telephone number. We may collect a customer’s Social Security number and driver license number in order to help determine a credit grade and verify identity.

Each Prosper member has their own community page, where they may post information about themselves.  Borrower listings contain basic information regarding credit grades and other financial information, in addition to any other information the member makes the personal decision to post.  Each member is identified only by their screen name, chosen by them, and which can be used to remain anonymous. If a member provides identifying information, either in your choice of screen name or otherwise, it is their individual choice, and done at their own discretion.

Prosper uses names and Social Security numbers to request credit reports. We use information from the credit bureau file to verify a customer’s identity, protect against fraud, and provide Prosper lenders with a more complete picture of a borrower’s credit history.

Prosper uses a customer’s information to prepare a lender or borrower profile and to facilitate requested transactions in the Prosper community. This includes:

•                  Obtaining credit information in order to determine a credit grade.

•                  Communicating with financial service companies to facilitate automatic payments, loan sales, and other services in order to complete the customer’s transactions.

•                  Assisting members in completing transactions with other members, including arranging email contacts and collection services if necessary.

Information We Are Allowed To Share:

Prosper is permitted by law to share information with our affiliates, to the extent that there is a need for our affiliate to have that information.

We may share information with other parties, without meeting the opt-out condition (defined below), if it is necessary to:

•                  market the Prosper’s own financial products or services;

•                  if the third parties are performing services or functions on behalf of the Prosper, including marketing Prosper’s own products or services or

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products and services offered pursuant to a joint agreement between Prosper and another financial institution, provided that Prosper:

•                  discloses that arrangement,  and

•                  enters into an agreement with the third party to maintain the confidentiality of the information.

•                  if the customer consents;

•                  if it is necessary to “effect, administer, or enforce” a transaction requested or authorized by the consumer;

•                  process and service transactions the consumer requests or authorizes;

•                  protect against potential fraud or unauthorized transactions;

•                  to protect the confidentiality or security of Prosper’s records;

•                  for risk control purposes or for resolving customer disputes;

•                  to persons holding a legal or beneficial interest relating to the consumer

•                  to persons acting in a fiduciary capacity on behalf of the consumer;

•                  to law enforcement agencies if permitted or required under other provisions of law;

•                  to respond to judicial process, attorneys, accountants and auditors;

•                  to respond to governmental authorities for examination, compliance, or other lawful purposes;

•                  to a consumer reporting agency in accordance with the Fair Credit Reporting Act;

•                  comply with federal state or local laws; or

•                  any other permissible sharing as defined within the Gramm-Leach-Bliley Act.

Opt-out provision:

If Prosper shares nonpublic personal information with nonaffiliated third parties in any other capacity than as defined above, we are required to offer our customers the opportunity to “opt out” of the information sharing process.

While Prosper does not sell or rent nonpublic personal information to third parties for marketing purposes, we give consumers the opportunity to opt-out of having their personally identifiable information used for certain other purposes.  For example, customers can elect not to receive newsletters, promotional material, emails from other Prosper members, event notifications, research or surveys, and group leader notifications. Customers can opt out of receiving these communications and can view or change their account opt-out preferences online.

Privacy Notice to Customers

Notice to New Customers:

Prosper is required to provide a copy of its Privacy Policy when it enters into a customer relationship with a consumer.  As allowed by the Electronic Signatures in Global and National Commerce (E-SIGN) Act, and supported by Prosper’s Terms of Use, Prosper posts its Privacy notice on its website and requires the

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consumer/customer to agree to its terms as a condition of service.  Prosper will also post online a copy of WebBank’s Privacy Policy, in addition to the Prosper Privacy Notice.

A customer relationship means a continuing relationship between a consumer and Prosper when we provide one or more financial products or services to the consumer that are to be used primarily for personal, family or household purposes.

Annual Notice:

Not less than annually thereafter, Prosper will provide a Privacy Notice to applicable customers as long as there is a continuation of the customer relationship.  Annually means at least once in any period of 12 consecutive months during which that relationship exists.  For purposes of this section, the 12-month consecutive period will be defined as a calendar year.  Prosper will provide the annual notice to the customer once in each calendar year following the calendar in which the customer registered for a Prosper account.  For example, if a customer opens an account on any day of year 1, we must provide an annual notice to that customer no later than December 31 of year 2.

Confidentiality:

We will limit the use and collection of information about our customers to that which is necessary to conduct our business. All Prosper employees are responsible for maintaining the confidentiality of customer information.

Limits on Employee Access:

At Prosper, employee access to personally identifiable customer information is limited to those with a business reason to know such information.

Unauthorized Access by Employees:

Disciplinary actions will be instituted against any employee who inappropriately accesses or discloses personally identifiable information of customers.

Security:

Prosper will safeguard personal and financial information according to established standards and procedures.  Prosper protects sensitive account information by storing it in encrypted form on computers not connected to the Internet. We control access to this information via secure web pages and employ firewalls and other security technologies to protect our servers from external attack. Paper records will be stored in a secure location at all times.

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Records Retention and Destruction:

The unnecessary retention of records may lead to inadvertent misuse.  Thus, Prosper will not retain records longer than is useful to the administration of a customer’s relationship or as subject to the retention schedule required by law.

Information About Former Customers:

Prosper will maintain the same policy about disclosing information about former customers as we do about current customers.

Complete and Accurate Information:

Prosper will continually strive to maintain complete and accurate information about our customers’ accounts.  Should any customer believe that our records contain inaccurate or incomplete information about them, they have been advised to notify us.  We will investigate all concerns and correct any inaccuracies.

Designation of a Responsible Individual:

Prosper’s Chief Compliance Officer will oversee Prosper’s Privacy Program and employee training as it relates to Privacy.

The Chief Compliance Officer will also advise Prosper’s Chief Information Security Officer on physical security, information security, and investigation of criminal activity.  The Chief Information Security Officer will also be responsible for ensuring that customer information is maintained in an appropriately risk-free environment and that systems are established to prevent unauthorized access to, or manipulation or destruction of, such information.  The Chief Compliance Officer will be responsible for creating an environment at Prosper that makes unauthorized access to personal financial information by its employees a violation of corporate policy, subject to disciplinary action up to and including termination.

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Safeguarding

Customer Information

Policy

Prosper Marketplace, Inc.

111 Sutter Street, 22nd Floor

San Francisco, CA 94104

Version Control

Owner/Individual Responsible for Maintaining Policy:

Director of Compliance, Prosper Marketplace, Inc.

Last Revised:  April 8, 2008

Background

It is the policy of Prosper Marketplace, Inc. (“Prosper”) to protect the security and confidentiality of all customer nonpublic personal information.  These safeguards are intended to ensure the security and confidentiality of customer records and information, protect against any anticipated threats or hazards to the security or integrity of such records, and protect against unauthorized access to or use of such records or information that would result in substantial harm or inconvenience to any customer.  This policy reflects the requirements of section 501(b) of the Gramm-Leach-Bliley Act. To accomplish this, Prosper has developed this written information security program to address administrative, technical, and physical safeguards.

Assessment of Risk

At least annually, Prosper will identify foreseeable threats, both internal and external, and the likelihood and potential damage of those threats that could result in unauthorized disclosure, misuse, alteration or destruction of customer information. Present areas containing potential threats include, but are not limited to:

•      Electronic or physical access to customer account information by customers and others.

•      Unauthorized internal access to customer records by Prosper staff

Management and Control of Risk

The following controls will be implemented to safeguard customer records:

1.     Establishment of an information security program:

•      Customer information systems will include controls to authenticate and permit access only to authorized individuals.  Currently, “firewalls” and password protection are in place to control unauthorized access to customer information by external individuals.

•      Access customer information.  Employees have been instructed to verify the identity of individuals who make inquiries regarding account information in order to prevent providing customer information to unauthorized individuals.

•      Physical access to customer information is controlled through restricted entry to Prosper’s premises, log on and password requirements for employees to gain entry to data processing systems, and secured storage of records.

•      Prosper’s firewall system is capable of detecting actual or attempted attacks into customer information systems.  Should unauthorized individuals gain access to customer information systems, Prosper will report the intrusion to WebBank as well as regulatory and law enforcement agencies.

•      Prosper will take adequate measures to protect customer information from environmental hazards, such as fire and water damage or technological failure.

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Currently, all physical documents containing customer information are stored in secured file cabinets.  The premises contain automatic sprinkler systems to minimize fire damage.

•      The key controls, systems, and procedures of the information security program will be regularly tested.  At a minimum, the test will be conducted annually.  The test will be conducted by an independent third party or by a staff member who is independent of the individuals who have developed and maintained the security programs.

2.     Overseeing Service Provider Arrangements

•      Prosper will perform due diligence in selecting the company to ensure their ability to comply with safeguarding customer information.

•      Prosper will notify WebBank of any new service provider to be used in connection with Prosper’s origination services for WebBank, and will share with WebBank the results of due diligence performed to select such provider. Prosper will obtain WebBank’s prior approval to the use of any such provider.

•      At least annually, Prosper will monitor the service provider’s performance in implementing appropriate measures to meet the objectives of the information security guidelines by reviewing audits, summaries of test results, or other equivalent evaluations of its service provider.

3.     Adjustment of the Program:

•      Prosper will monitor, evaluate, and adjust as appropriate its information security program on a regular basis. Such review will occur at least annually.  The review will consider any relevant changes in technology, the sensitivity of its customer information, internal or external threats to information, and any changes to customer information systems.

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Prosper Marketplace, Inc.

Collections Policy

Last Updated:  3/21/08

FOREWORD

The ability of the Prosper to collect on the assets of its lenders is an important and essential part of the marketplace. Prosper attempts to administer the process of collections on assets fairly yet aggressively. The key to effective collection success is close and constant follow-up.

PURPOSE

Prosper has established this policy to outline the responsibilities of Management and to establish the cornerstone of a collections program. It is vital that Prosper exercise all prudent means in the collection of monies due in a timely manner. The Program shall adhere to this policy and philosophy.

AUTHORITY

It shall be the policy of the Prosper to aggressively collect monies due. The Management is responsible for the overall collections effort and the optimization of the return on assets on behalf of lenders.

Prosper shall empower any officer Management deems necessary to effectively administer this function, recognizing that this effort, although essential, is intended to collect monies owed and not to adhere to a strict or otherwise confining methodology. That said, Management recognizes individualized collection methods and encourages responsible officers to utilize these methods in the collection effort.  At the same time, all methods and activities used in the collection process must fulfill the requirements of the Prosper Lender Registration Agreement and Terms of Service.

POLICY

Management shall develop and implement a comprehensive Program for the collection effort. This program shall establish parameters for which monies due are considered delinquent and the extent of customer contact for the purpose of collections. In the case of specialized lending programs, as part of the development of the program plan, separate collection procedures may be developed and incorporated into the program guidelines.

Reports are to be produced monthly and presented to the collections committee detailing all delinquencies, number of days delinquent, outstanding amount due, outstanding balance, collateral description (if any), a detail of past, current, and future collection efforts, and any accounts that are determined uncollectable.

The collection committee is comprised of the Chief Financial Officer, the Vice President of Operations, the Chief Security Officer, the Vice President of Credit Risk and the Chief Technology Officer.

LATE FEES

It shall be the policy of Prosper that all late charges are collected on loans pursuant to the terms of the specific credit documents for each transaction. Waivers of accrued late fees should be minimal and will be addressed on a case by case basis. The following approval authorities will govern waivers of late fees:

a)     A late fee caused by an internal error (i.e. non-posting or misapplication of payments) can be waived by the Director of Customer Service.

b)    The first request for a late waiver on a particular loan relationship can be approved by the Vice President of Operations.

c)     Any subsequent requests for late fee waivers on a particular loan relationship must be approved by the Chief Financial Officer.

All requests for late fee waivers will be documented in a Customer Service Case and the approval information entered as the case is closed.

DELINQUENT ACCOUNTS

It is the current policy of Prosper that loans which exceed 120 days delinquent shall be marked for sale to a qualified Debt Buyer.  At the time of the sale, the proceeds shall be credited against the outstanding principal and remainder charged off as a defaulted loan.

Delinquent loans to employees, Management, or Board members shall be reported and discussed when the account reaches the 60 days past due status. Corrective action is to be taken prior to the account reaching 90 days past due.

In the case of bankruptcy, the loan will not be defaulted until an Order of Discharge is received from the bankruptcy court.

FAIR DEBT COLLECTION

Prosper shall adhere to the guidelines outlined in the Fair Debt Collections Practices Act as to customer contact, collection tactics, etc. Any written complaint and/or violation shall be reported to the Board together with any corrective action taken.

Fair Lending

Policy

Prosper Marketplace, Inc.

111 Sutter Street, 22nd Floor

San Francisco, CA 94104

Version Control

Owner/Individual Responsible for Maintaining Policy:

Director of Compliance, Prosper Marketplace, Inc.

Last Revised:  April 3, 2008

Background

Prosper Marketplace, Inc. (“Prosper”) believes in lending fairness and is dedicated to assuring that loans initiated on its platform are made available on a fair and consistent basis to all individuals who meet Prosper’s standards for creditworthiness.

Through self-assessment and audit, Prosper will examine compliance with all applicable fair lending laws and regulations.  If Prosper detects practices that are inconsistent with its Policies, the matter will be promptly investigated and appropriate action taken.

Purpose

The Purpose of this Policy is to promote the availability of unsecured loans to all worthy applicants with underwriting standards and lending procedures that are applied consistently and fairly.

Policy

Prosper’s policy is to fully comply with all applicable federal and state consumer protection, civil rights, and fair lending laws and regulations.  Lending policies, procedures, and practices will not in any way discriminate against any person on the basis of race, color, religion, national origin, sex, marital status, age (providing the applicant has the capacity to enter into a contract), receipt of public assistance, exercise of legal rights under the Consumer Credit Protection Act or any other prohibited basis.  This policy of nondiscrimination includes, in particular, the application for, consideration, granting, servicing, and collection of credit.

GOALS

Fair lending goals are essential to enable us to accomplish Prosper’s Fair Lending Mission.  Our primary fair lending goals are to:

1.             Assure a high quality of assistance.  Prosper provides consistent, high quality assistance and service to all of our customers, regardless of race, national origin, religion, sex, age, receipt of public assistance, or other factors covered by the federal and state fair lending laws governing the Bank.  All customers will have an equal chance to submit a listing and secure bidders (lenders) for a loan.

2.             Apply credit standards fairly and consistently.  Prosper will assure that underwriting standards and lending processes promote access to credit for a broad range of customers and that applicants with equivalent credit qualifications receive the same consideration in the evaluation for and extension of credit terms and conditions.

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3.             Demonstrate technical and substantive fair lending compliance.  Through self-assessment and audit, Prosper will demonstrate a high level of technical compliance with all applicable fair lending laws and regulations.  We will also demonstrate a high level of compliance with the substantive provisions of these laws and regulations by assuring that all of our business practices are consistent with fair lending principles.

FAIR LENDING RESPONSIBILITIES OF DIRECTORS, OFFICERS, EMPLOYEES AND THIRD PARTIES

1.             Chief Compliance Officer.  Prosper’s Chief Compliance Officer will have the primary responsibility to assess regulatory developments affecting fair lending. The Chief Compliance Officer, with the help of outside legal counsel, will be responsible for assuring a high level of substantive support to the Compliance Director and business units and will cooperate in developing and assist in implementing policies, processes and standards.

2.             Director of Compliance.  Prosper’s Compliance Director will have responsibility for oversight of compliance with the fair lending mission of the institution.  The Compliance Director will ensure that Prosper establishes and maintains effective policies, procedures and programs to accomplish the fair lending goals of the company.

3.             Department Heads.  All department heads are responsible for devoting the resources and providing the leadership necessary to achieve a high level of compliance with fair lending requirements and to achieve an excellent level of service to our diverse customers and communities.  Management will be held accountable for any lack of cooperation of other avoidable factors that weaken Prosper’s performance, as reflected in compliance monitoring, internal audits, examinations, or consumer complaints.

4.             All Personnel.  Each employee is responsible for demonstrating a commitment to fair lending in his/her regular activities and for assuring a high level of compliance with fair lending requirements in job duties.  In delivering our products to our communities, Prosper develops and sustains relationships with independent third parties.  These relationships help Prosper reach more customers, including more minority customers.  Prosper will evaluate these relationships and only enter into and maintain relationships with third parties that are committed to a high level of compliance with fair lending principles.

POLICIES FOR PROSPER’S FAIR LENDING PROGRAM

1.             Marketing, Advertising, Business and Product Development and Outreach.  Prosper will encourage a wide range of customers to register on its website and use Prosper’s platform to both borrow and bid for loans.  Prosper will continue its efforts to communicate to all potential applicants in marketing

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materials our fair lending commitment, utilize messages, images and media in its marketing and advertising programs, and encourage applications from a wide range of customers.  Prosper will avoid advertisements or promotional materials that may imply or express any preference for, or exclusion of, any applicants because of their income, ethnic group, sex, handicap, neighborhood location, or age.  Prosper will provide a balance of marketing resources and attention to research and address the product and service needs of a variety of credit customers and communities so that our customer base reflects the diverse characteristics of our market area.  Prosper will establish cooperative relationships with community organizations, specialized community-based lending organizations, governmental bodies, and other third parties to encourage referrals for applications for credit.

2.             The Application Process.  Prosper will actively promote fair lending and avoid discouragement of any kind.  This includes compliance with the application and adverse action notification requirements of the fair lending laws with effective ongoing monitoring and coaching by management-level personnel and training in effective non-discriminatory customer contact behavior so everyone receives the same quality of assistance and has an equal chance to qualify for credit.  This training will include material designed to create greater sensitivity to cultural diversity.

3.             Underwriting Practices and Standards.  Prosper has a responsibility to its customers, communities, shareholders and, by law, to the public to lend both fairly and safely.  This requires both effective efforts to meet credit needs of customers and communities and prudent management of credit risk, interest rate risk, and loan diversification.  Prosper will develop products which serve a diverse group of potential borrowers and will be a leader in designing innovative responses to credit needs and in a manner that also is consistent with prudent banking practices.  Prosper’s credit underwriting practices include utilizing review procedures to ensure that credit underwriting, including consideration of compensating factors, is consistent, that policy exceptions are non-discriminatory, and that all customers who may qualify for credit are given the assistance necessary to do so.  Measures will be taken to identify, evaluate, and eliminate underwriting standards that may exclude credit applicants or limit access to credit without a clear basis in prudent business practices.

4.             Employment Incentives and Accountability.  Prosper will ensure that personnel policies fully support our Fair Lending Mission.  Prosper will strive to increase the diversity of the company’s work force, including customer service, marketing, and credit-related positions.

5.             Complaints.  The Chief Compliance Officer will develop and coordinate, and the Director of Compliance will administer, in cooperation with outside legal counsel, a procedure to respond to and evaluate consumer complaints of discrimination.  They will assess whether the complaints provide any

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indication of problems in Prosper’s fair lending performance, including problems that could lead to regulatory agency criticism or civil liability.

6.             Training.  Prosper provides fair lending training to communicate the Fair Lending Mission.  The training addresses the need for a specific inclusion of fair lending principles in all credit-related customer service and management role.  Every Prosper customer contact employee shall receive fair lending training.  Management will also receive training relevant to their responsibilities with respect to the fair lending performance of the company.

7.             Fair Lending Review.  Prosper will ensure that fair lending compliance and performance is reviewed at least annually.  An integral part of the review will be testing for substantive illegal discrimination at each stage of the credit transaction.  The compliance reviews (including the fair lending portions) will be submitted to Prosper management.  In addition, the Chief Compliance Officer will make recommendations based on the audit results for changes in our program or its execution.

TAKING APPLICATIONS

Prosper will not make any oral or written statements that would discourage on a prohibited basis, applicants or prospective applicants from pursuing an application.

Limitations on information requests

•      Prosper will not ask about income from alimony, child support, or separate maintenance unless it is disclosed that such income need not be revealed if the applicant does not want it considered in determining creditworthiness.

•      Prosper will not inquire about the sex of an applicant.

•      Questions about the number and ages of the applicant’s dependents, and any dependent-related financial obligations may be asked.  Prosper will not ask about birth control practices, intentions concerning having or rearing children or capability to have children.

•      Prosper will not ask the applicant’s race, color, religion, or national origin.  Permanent residence and immigration status may be asked.

EVALUATION OF APPLICATIONS

•      Age will not be considered (provided that the applicant has the capacity to enter into a binding contract) unless the applicant is elderly (62 years or older) and age is a favorable factor.

•      Prosper will not make assumptions about the likelihood a person will bear or rear children and will, for that reason, receive diminished or interrupted income in the future.

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•      A telephone in the applicant’s residence may be considered, but not whether it is listed in the applicant’s name.

•      Prosper will not discount or exclude income from consideration because it comes from part-time employment or is an annuity, pension, or other retirement benefit.  The amount and probable continuance of any income may be considered.

•      Where credit history is normally considered, the credit history must be considered, when applicable, of accounts the applicant and the applicant’s spouse are both contractually liable for or both permitted to use.  In addition, upon the applicant’s request, any account reported in the name of the applicant’s spouse or former spouse that reflects the applicant’s creditworthiness must be considered.  The applicant, on request, may also present any information that tends to indicate that the credit history being considered does not accurately reflect the applicant’s creditworthiness.

•      Prosper may consider whether an applicant is a permanent resident of the United States, immigration status, and any additional information necessary to ascertain rights and remedies regarding repayment.

EXTENTIONS OF CREDIT

•      Accounts may be opened or maintained in a birth-given first name and surname that is the applicant’s birth given surname, the spouse’s surname, or a combined surname.

•      The spouse’s or other person’s signature, other than joint applicant, cannot be required on any credit instrument if the applicant meets the credit standards for the amount and terms requested.

•      The applicant’s inability to obtain credit life, health, accident, disability or other credit-related insurance because of age, cannot be a reason to refuse or terminate credit.

NOTIFICATIONS

•      Notification of the action taken concerning the approval of, counteroffer to, or adverse action on a completed application will be made within 30 days after receiving a completed application, an incomplete application, or an existing account must also be notified of adverse action within 30 days.

•      The notification must be in writing and contain a statement of the action taken, Prosper’s name and address, the ECOA notice, the FDIC’s address and a statement of specific reasons for the action taken.

-and webbank’s name and address

ECOA NOTICE:  The Federal Equal Credit Opportunity Act prohibits creditors from discrimination against credit applicants on the basis of race, color, religion, national origin, sex, marital status, age (provided the applicant has the capacity to enter into a binding contract); because all or

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part of the applicant’s income derives from any public assistance program; or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act.  The federal agency that administers compliance with this law concerning this creditor is the Federal Deposit Insurance Corporation (FDIC) Consumer Response Center, 2345 Grand Blvd., Suite 100, Kansas City, MO, 64108.

•      If the credit decision was based in whole or in part on information obtained from a credit report, or from any other source other than the applicant or Prosper’s own files, the adverse action notice must disclose this.

RECORD RETENTION

•      All applications and adverse action notices will be retained for 25 months.

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Servicemember

Civil Relief Act Policy

Prosper Marketplace, Inc.

111 Sutter Street, 22nd Floor

San Francisco, CA 94104

Version Control

Owner/Individual Responsible for Maintaining Policy:

Director of Compliance, Prosper Marketplace, Inc.

Last Revised:  April 3, 2008

Background

Recognizing that the very nature of military service often compromises the ability of service members to fulfill their financial obligations and to assert many of their legal rights, Congress began passing protective legislation in 1918, in the form of the Soldiers’ and Sailors’ Civil Relief Act.  In 2003, President Bush signed into law the Servicemembers Civil Relief Act (“SCRA,” 50 USC App. 501 et seq), completely re-writing the Soldiers and Sailors Civil Relief Act. This is the law that now governs legal protections for members of the United States Military.

Scope of Application

In addition to active duty military personnel, reservists and members of the National Guard (when in active federal service) are also protected under the SCRA.

SCRA protection (for all) begins on the first day of active duty, generally when they ship out to basic training.  Some protections under the act extend for a limited time beyond active duty discharge or release, but are tied to the discharge/release date. Additionally, some of the Act’s protections extend to the members’ dependents.

National Guard members recalled for State duty are also protected by the SCRA in certain circumstances.  National Guard members are entitled to SCRA protection when called to state active duty under Title 32, if the duty is because of a federal emergency, the request for active duty is made by the President or Secretary of Defense, and the member is activated for longer than 30 days.

Application to Prosper Marketplace, Inc.

Prosper Marketplace, Inc. (“Prosper”) is committed to honoring the protections afforded to service members, members of the National Guard, reservists, and military personnel under the SCRA.

If a service member’s military obligation has affected his/her ability to make the required monthly payments on their Prosper loan(s), the service member has the ability to have the interest rate* on their loan capped at 6%, effective the first day of active duty, for the duration of their military obligation.  Interest above 6% will be permanently forgiven and will not become due once the service member leaves active duty.  Monthly payments on any effected loans will be re-amortized and reduced by the amount of interest saved during the covered period.

*In this context, “interest rate” includes service charges, fees, or any other charges.

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Notice

In order to exercise SCRA interest rate protection, the service member must notify Prosper of their intention and provide a copy of their military orders calling them to military service and any orders further extending military service, not later than 180 days after the date of the service member’s termination or release from military service.

Qualifying Loans

Only loans executed prior to the service member going on active duty are qualified for the 6% interest rate cap.  Loans entered into after going on active duty are not so protected.

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Exhibit H

Third Party Service Contractors

 Partners

Prosper, America’s first people-to-people lending marketplace, was created to make consumer lending more financially and socially rewarding for everyone

Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a diversified financial services company providing banking, insurance, investments, mortgage and consumer finance through almost 6,000 stores, the internet and other distribution channels across North America and internationally.

Headquartered in San Francisco, but we’re decentralized so every local Wells Fargo store is a headquarters for satisfying all our customers’ financial needs and helping them succeed financially. Wells Fargo has $575 billion in assets and 159,800 team members across our 80+ businesses.

Experian

Experian is a global information services company, dedicated to helping organizations and consumers make commercial and financial decisions with greater confidence and control. Our vision is for Experian’s people, data and technology to become a necessary part of every major consumer economy around the world.

EXPERIAN STANDARD TERMS AND CONDITIONS

This Agreement is made on the Effective Date set forth below between Experian Information Solutions, Inc. and Experian Marketing Solutions, Inc. (collectively, “Experian”) and the Client indicated below at the signature line (“Client”). All references herein to this Agreement, unless otherwise specified, shall include the schedules and exhibits to this Agreement.

1.         Agreement. This Agreement contains the standard terms and conditions for Experian’s provision of products and services (collectively, the “Services”) to the Client. The terms of this Agreement shall be supplemented by individual schedules containing additional terms and conditions applicable to specific Services (each a “Schedule”).

2.         Term. The term of this Agreement shall begin upon the Effective Date set forth below and shall continue in effect until the termination or expiration of all Schedules issued pursuant to this Agreement.

3.         Client Orders. Client shall provide Experian with such information as necessary to provide the Services, which shall include at Experian’s request job specifications or criteria reasonably necessary to perform the Services (“Client Order”). The terms of this Agreement shall be superior to, and supersede, any conflicting or inconsistent terms contained in any Client Order or other Client provided documents. If Client changes or cancels a Client Order, or any portion thereof, after Experian has commenced work, Client agrees to pay Experian for its costs incurred for such work in process. If the Services are substantially completed at the time of such change or cancellation, Client agrees to pay Experian the full price for such Services.

4.         Fees and Payment. Client will pay Experian for the Services in the amounts agreed upon and set forth in the applicable Schedule or other mutually agreed pricing document. Unless otherwise provided in an applicable pricing document, Experian shall have the right to revise or amend the pricing by providing thirty (30) days prior written notice to Client before such revision or amendment becomes effective. Experian’s invoices will be deemed to be correct and acceptable to Client unless Client advises Experian of disputed items within ten (10) days of their receipt. Payments shall be made to Experian within thirty (30) days of invoice date. If Client fails to pay any invoice in accordance with the foregoing terms, Client shall also pay interest on the unpaid amount at the lesser of one and one-half percent (1.5%) per month or the maximum amount allowed by law. The prices and rates for the Services do not include either shipping costs or applicable federal, state, local, or foreign sales or use taxes, and Client will pay or reimburse Experian for such shipping costs and taxes.

5.         Confidential Treatment. Under no circumstances except as specifically provided in this Agreement or in any Schedule will Client resell or otherwise disclose to any other person, other than employees or agents whose duties reasonably relate to the lawful business purpose for which the Services were obtained, any of the Services or data that Experian delivers to Client. Both parties hereby acknowledge that the Services and/or data provided by either party to the other may include personal information pertaining to individual consumers, and requires that the parties treat such information responsibly and take reasonable steps to maintain appropriate confidentiality and to prevent unlawful dissemination or misuse by its employees, officers, agents or any other person with access to such information. The Services and data shall only be used as expressly authorized in this Agreement or in any Schedule.

6.      Compliance with Laws. Both parties agree to comply with all federal, state and local laws, rules and regulations applicable to each party’s receipt and use of data provided to the other. Experian reserves the right to revise the terms, or conditions or pricing under this Agreement, any Schedule and/or the Services (including without limitation the right to withdraw or restrict affected data) to meet any requirement imposed by federal, state, or local law, rule or regulation, or to address matters concerning privacy and confidentiality, upon reasonable notice to Client.

7.      Data and Intellectual Property Ownership. Client acknowledges that Experian has expended substantial time, effort and funds to create and deliver the Services and compile its various databases. All data in Experian’s databases and any other intellectual property that are part of the Services are and will continue to be Experian’s exclusive property. Nothing contained in this Agreement or in any Schedule shall be deemed to convey to Client or to any other party any ownership interest in or to intellectual property or data provided in connection with the Services.

8.        Termination for Cause. If either party is in material breach of this Agreement or any Schedule, the non-breaching party may terminate the individual Schedule or this Agreement, as applicable, provided such breach is not cured within thirty (30) days following written notice of such breach, unless such breach is the failure to pay for the Services under the terms of this Agreement, in which case Client shall have ten (10) days to cure such breach following notice. Notwithstanding the foregoing, this Agreement or any Schedule may be terminated by Experian immediately upon written notice to Client if in Experian’s reasonable good faith judgement any Services and/or data provided to Client are being used or disclosed contrary to this Agreement or any Schedule. In the event that this Agreement or a Schedule is terminated as a result of a breach, the non-breaching party shall, in addition to its rights of termination, be entitled to pursue all other remedies against the breaching party. Termination of this Agreement or any Schedule shall not relieve Client of its obligation to pay for any Services performed or provided by Experian under this Agreement or any Schedule.

9.        Warranty and Disclaimers. Experian warrants to Client that Experian will use commercially reasonable efforts to deliver the Services in a timely manner. Because the Services involve conveying information provided to Experian by other sources, Experian cannot and will not, for the fee charged for the Services, be an insurer or guarantor of the accuracy or reliability of the Services or the data contained in its various databases. THE WARRANTY IN THE FIRST SENTENCE OF THIS PARAGRAPH IS THE ONLY WARRANTY EXPERIAN HAS GIVEN CLIENT WITH RESPECT TO THE SERVICES. EXPERIAN MAKES NO REPRESENTATION OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, ANY EXPERIAN DATA, OR ANY OTHER MATERIALS (TANGIBLE OR INTANGIBLE) SUPPLIED BY EXPERIAN HEREUNDER, AND EXPERIAN HEREBY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES AS TO THE ACCURACY, COMPLETENESS OR CURRENTNESS OF ANY DATA OR ANY IMPLIED WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

10.      Limitation of Liability. Client acknowledges that Experian maintains several databases updated on a periodic basis, and that Experian does not undertake a separate investigation for each inquiry or request for Services made by Client. Client also acknowledges that the prices Experian charges for the Services are based upon Experian’s expectation that the risk of any loss or injury that may be incurred by use of the Services will be borne by Client and not Experian. Client therefore agrees that it is responsible for determining that the Services are in accordance with Experian’s obligations under this Agreement. If Client reasonably determines that the Services do not meet Experian’s obligations under this Agreement, Client shall so notify Experian in writing within ten days after receipt of the Services in question. Client’s failure to so notify Experian shall mean that Client accepts the Services as is. If Client so notifies Experian within ten days after receipt of the Services, then, unless Experian reasonably disputes Client’s claim, Experian shall, at its option, either reperform the Services in question or issue Client a credit for the amount Client paid to Experian for the nonconforming Services. EXPERIAN’S REPERFORMANCE OF THE SERVICES OR THE REFUND OF ANY FEES CLIENT HAS PAID FOR SUCH SERVICES SHALL CONSTITUTE CLIENT’S SOLE REMEDY AND EXPERIAN’S MAXIMUM LIABILITY UNDER

Client Initials

1

THIS AGREEMENT. IF NOTWITHSTANDING THE ABOVE, LIABILITY IS IMPOSED ON EXPERIAN, THEN CLIENT AGREES THAT EXPERIAN’S TOTAL LIABILITY FOR ANY OR ALL OF CLIENT’S LOSSES OR INJURIES FROM EXPERIAN’S ACTS OR OMISSIONS UNDER THIS AGREEMENT, REGARDLESS OF THE NATURE OF THE LEGAL OR EQUITABLE RIGHT CLAIMED TO HAVE BEEN VIOLATED, SHALL NOT EXCEED THE AMOUNT PAID BY CLIENT TO EXPERIAN UNDER THIS AGREEMENT FOR THE PARTICULAR SERVICES WHICH ARE THE SUBJECT OF THE ALLEGED BREACH DURING THE SIX MONTH PERIOD PRECEDING THE ALLEGED BREACH BY EXPERIAN. CLIENT COVENANTS THAT IT WILL NOT SUE EXPERIAN FOR ANY AMOUNT GREATER THAN SUCH AMOUNT.

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES (INCLUDING BUT NOT LIMITED TO DAMAGES TO BUSINESS REPUTATION, LOST BUSINESS, OR LOST PROFITS), WHETHER FORESEEABLE OR NOT AND HOWEVER CAUSED, EVEN IF SUCH PARTY IS ADVISED OF THE POSSIBILITY THAT SUCH DAMAGES MIGHT ARISE.

11.      Waiver. Either party may waive compliance by the other party with any covenants or conditions contained in this Agreement or any Schedule, but only by written instrument signed by the party waiving such compliance. No such waiver, however, shall be deemed to waive any other circumstance or any other covenant or condition not expressly named in the written waiver.

12.      Binding Arbitration. Any dispute arising out of or relating to this Agreement or any Schedule shall be resolved in a binding arbitration under the auspices of the American Arbitration Association in Los Angeles, California. In addition to all other rights and remedies a party may have, the prevailing party in any arbitration or legal action shall be entitled to an award of its reasonable attorneys’ fees and costs. This binding arbitration provision shall not, however, prevent either party from seeking equitable or injunctive relief, or from pursuing an action to collect unpaid amounts due under this Agreement, in a court of competent jurisdiction.

13.      Audit. Experian will have the right to audit Client’s and any of its agent’s use of the Services to assure compliance with the terms of this Agreement. Client will be responsible for assuring full cooperation with Experian in connection with such audits and will provide Experian or obtain for Experian access to such properties, records and personnel as Experian may reasonably require for such purpose.

14.      Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assignees. This Agreement may not be assigned, transferred, shared or divided in whole or in part by Client without Experian’s prior written consent.

15.      Excusable Delays. Neither party shall be liable for any delay or failure in its performance under this Agreement (except for the payment of money) if and to the extent which such delay or failure is caused by events beyond the reasonable control of the party including, without limitation, acts of God, public enemies, or terrorists, labor disputes, equipment malfunctions, material or component shortages, supplier failures, embargoes, rationing, acts of local, state or national governments or public agencies, utility or communication failures or delays, fire, earthquakes, flood, epidemics, riots and strikes. If a party becomes aware that such an event is likely to delay or prevent punctual performance of its own obligations, the party will promptly notify the other party and use its best effort to avoid or remove such causes of nonperformance and to complete delayed job whenever such causes are removed.

16.      Choice of Law. This Agreement is governed by and construed in accordance with the internal substantive laws of the State of California.

17.      Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed delivered at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three (3) days after mailing by first class mail with postage prepaid. Notices to Experian and Client shall be addressed to the addresses provided below each party’s signature, or to such other address as either party shall designate in writing to the other from time to time.

18.      Complete Agreement. This Agreement, as supplemented by any Schedules, sets forth the entire understanding of Client and Experian with respect to the subject matter hereof and supersedes all prior letters of intent, agreements, covenants, arrangements, communications, representations, or warranties, whether oral or written, by any officer employee, or representative of either party relating thereto.

19.      Amendments. This Agreement may only be amended in writing signed by authorized representatives of both parties.

20.      Survival. The provisions of Sections 4, 5, 6, 7, 9, 10, 13 and 17, in addition to any other provisions of this Agreement or any Schedule that would normally survive termination, shall survive termination of this Agreement for any reason.

21.      Authority to Sign. Each party represents that the person signing this Agreement or any Schedule has all right, power and authority to sign this Agreement or any Schedule on behalf of such party.

IN WITNESS WHEREOF, Client and Experian sign and deliver this Agreement as of the Effective Date set forth below.

Experian Information Solutions, Inc.			Circle One Holdings, Inc.
Print or Type Name of Client

By:	/s/ Patrick S. Hanway	By:	/s/ Chris Larsen
	Signature (Duly Authorized Representative Only)		Signature (Duly Authorized Representative Only)

Name:	Patrick S. Hanway	Name:	Chris Larsen
	Print		Print

Title:	Senior Manager, Contracts	Title:	CEO

Effective Date:	10/20/05

Address for Notice:
		Physical	153 Kearny Street
Experian Information Solutions, Inc.		Address for	Mezzanine
475 Anton Boulevard		Notice:	San Francisco, CA 94108
Costa Mesa, CA 92626		Attn:	Ed Giedgowd
Attn: General Counsel

Client Initials

2

EXPERIAN
CONSUMER SERVICES SCHEDULE

This Consumer Services Schedule (“Schedule”) supplements the Experian Standard Terms and Conditions, dated 10/18/05 (“Agreement”), currently in place between Experian and Client.

1.     Application. For the purposes of this Schedule, the term “Services” shall mean Experian’s provision of services to Client which include the supply of consumer credit information, account review services, identification information, generic scoring services, and other data services from information stored in one of Experian’s consumer databases. Experian will provide the Services to Client for the fees set forth in the attached Pricing Exhibit.

2.     Term. Unless a term is specified in the applicable pricing document signed by both parties, this Schedule shall commence on the Schedule Effective Date and continue in force without any fixed date of termination, but Client or Experian may terminate this Schedule upon thirty (30) days prior written notice to the other party.

3.     FCRA Use. Client will request and use the Services strictly in accordance with the federal Fair Credit Reporting Act, 15 U.S.C. 1681 et. seq., as amended (the “FCRA”). Without limiting the foregoing, Client certifies that Client will request and use the Services solely in connection with (i) a single credit transaction with a consumer, or, if applicable, for another “permissible purpose” as defined by the FCRA; and (ii) transactions involving the consumer as to whom such information is sought and will not request or use such Services for purposes prohibited by law. Client further certifies that it will comply with all requirements of the FCRA applicable to it. If Client has purchased a consumer report from Experian in connection with a consumer’s application for credit, and the consumer makes a timely request of Client, Client may share the contents of that report with the consumer as long as it does so without charge and only after authenticating the consumer’s identity. For Pre-Qualification Client shall follow the rules on Exhibit A or obtain the written consent of consumer.

4.     Data Use Restrictions. Client agrees that it will not, either directly or indirectly, itself or through any agent or third party, without the prior written consent of Experian, request, compile, store, maintain, resell or use the Services (including any of the information contained in the Services) to build its own database to act as a consumer reporting agency. Client shall be solely responsible for assuring the secure and confidential manner in which it stores, delivers and transmits Services to its authorized employee users. Client shall, at a minimum, comply with Experian’s standard access security requirements.

5.     Inquiries. When accessing Services, Client certifies it will use reasonable measures to identify consumers and will accurately provide Experian with complete identifying information about the consumer inquired upon in the form specified by Experian. Client will enter all requested Client and type code information when requesting Services. Experian may use Client’s inquiry data for any purpose consistent with applicable federal, state and local laws, rules, and regulations. Client will be responsible for installing the necessary equipment, software and security codes to prevent unauthorized access to an Experian database.

6.     Data Contribution. If Client contributes information on its credit experience with consumers, including updates thereof, (collectively “Client Records”) to Experian, Client agrees to make Client Records available to Experian at mutually agreeable times and format, in accordance with Section 623 of the FCRA. Client shall provide Client Records which are accurate to the best of its knowledge and shall promptly update and correct all known inaccurate information. Client shall provide Experian with written notice (i) if any information is disputed by a consumer, (ii) if the consumer closes the account; and (iii) not later than 90 days after furnishing the information, of the date of the commencement of the delinquency of an account which is placed for collection. Client shall bear the expense of preparing and delivering Client’s Records to Experian. Experian may incorporate, at Experian’s expense, Client Records into its credit reporting system. Information, once incorporated and merged with other contributed data, will be Experian’s exclusive property. Client shall retain ownership in information used to compile its Client Records. At Experian’s request, Client will promptly reinvestigate and verify the accuracy of Client Records. Experian may use Client Records for any purpose consistent with applicable federal, state and local laws, rules, and regulations; provided, however, that Experian will use reasonable commercial efforts not to release a list that specifically identifies individuals as Client’s customers.

7.     Third Party Processors. In the event Client chooses to use a third party to perform certain data processing or model building services, the parties understand and acknowledge that the third party shall be acting on behalf of Client. Client will cause the third party to (i) handle, process, and possess all Experian provided data in accordance with this Agreement, and (ii) sign a Third Party Processor Undertaking form. Client shall provide Experian with the appropriate mailing instructions at least ten (10) days prior to the requested shipment date.

(ALL CLIENTS MUST COMPLETE THIS SECTION 8)

8.     Point of Sale Certification. In compliance with Section 1785.14(a) of the California Civil Code, Client certifies to Experian that (i) Client IS/IS NOT circle one) a retail seller, as defined in Section 1802.3 of the California Civil Code (“Retail Seller”) and issues credit to consumers who appear in person on the basis of applications for credit submitted in person (“Point of Sale); (ii) if Client is a Retail Seller who issues Point of Sale credit, Client will instruct its employees and agents to inspect a photo identification of the consumer at the time an application is submitted in person; and (iii) it will only use the appropriate subscriber code number designated by Experian for accessing consumer reports for California Point of Sale credit transactions conducted by Retail Seller. Client shall notify Experian within 24 hours of any change in Client’s status as a Retail Seller.

This Schedule and the Supplement(s), together with the Agreement as amended herein constitutes the entire agreement between the parties with respect to the Services provided hereunder and supersedes all prior proposals and agreements, both written and oral, and all other written and oral communications between the parties.

Experian Information Solutions, Inc.			Circle One Holdings, Inc.
Print or Type Company Name

By:	/s/ Patrick S. Hanway	By:	/s/ Chris Larsen
	Signature (Duly Authorized Representative Only)		Signature (Duly Authorized Representative Only)

Name:	Patrick S. Hanway	Name:	Chris Larsen

	Print		Print
Title:	Senior Manager, Contracts	Title:	CEO

Schedule Effective Date:	10/20/05

EXPERIAN
CONSUMER SERVICES SCHEDULE
PRE-QUALIFICATION

Exhibit A- Pre-qualification Instructions

1.                                      Services. This addendum is to be used for when a Client is doing Pre-Qualification or to check to see if a party is qualified for a certain firm offer of credit under the Fair Credit Reporting Act.

2.                                      Client shall follow the following processes when utilizing this pre-qualification service.

A.    FCRA Compliance—Written Instructions. Client shall substantially comply with the following web site requirements:

(1)          Client will prominently display a message specifically informing the consumer that his or her credit profile will be consulted for the purpose for which it is to be used and no other purpose, and that clicking on the “I AGREE” button following such notice constitutes written instructions to the Client under the FCRA. Client agrees that the notice provided by Client will be substantially as follows:

“You understand that by clicking on the I AGREE button immediately following this notice, you are providing ‘written instructions’ to (Client) under the Fair Credit Reporting Act authorizing (Client) to obtain information from your personal credit profile or other information from Experian. You authorize (Client) to obtain such information solely to conduct a pre-qualification for a firm offer of credit.

(2)          The “I AGREE” button must immediately follow the notice provided for above. The notice and “I AGREE” button must be separate from any other notice or message contained on the web site.

(3)          The terms to which the consumer is agreeing immediately preceding the consensual click must be viewable by the consumer.

(4)          The consumer must not be able to proceed in the process without affirmatively agreeing to the terms in the notice.

(5)          The consumer must be provided with a statement of the hardware and software requirements for access to and retention of the terms to which he or she is agreeing, including their consent, and must consent in a manner that reasonably demonstrates that the consumer can access information in the electronic form that will be used to provide the information that is the subject of the consent.

(6)          The record of the consumer’s ‘written instruction’ by clicking “I AGREE” must be retained by Client in a form that is capable of being accurately reproduced for later reference by the parties.

B.

Written Instructions by Telephone. If Client is obtaining “written instructions” over the telephone, Client shall substantially comply with the following requirements which are designed to comply with the Electronic Records and Signatures in Commerce Act:

(1)          Client will ask each consumer to confirm his or her consent to access such persons credit report for pre-qualification purposes by asking the following: “In order to verify your identity, you need to authorize Client to access your credit report for pre-qualification purposes. Please confirm your authorization to access your credit report for pre-qualification purposes by pressing the # key now”;

(2)          The consumer must not be able to proceed in the process without affirmatively agreeing to allow access to his credit report as provided above; and

(3)          The record of the consumer’s ‘written instruction’ by pressing the # symbol must be retained by Client in a form that is capable of being accurately reproduced for later reference by the parties.

C.    Additional Terms. Client has developed an online credit marketplace (the “Website”) through which consumers seeking loans may place “listings” on the Website, and individuals who desire to lend may “bid” for those listings in an auction format. A listing may be matched with one or more bids, resulting in a loan from Client to the individual who posted the listing. Loans are sold by Client to the “winning” bidder(s) (referred to herein as “Lenders”), with servicing retained by Client. Client shall service the loans and furnish loan payment information to Experian. Client hereby certifies that it has the right to provide ownership of consumer data referred to below and certifies it is authorized by Lenders to represent and handle consumer dispute processing.

(1)          Client may use and display the Services and/or data, provided that (i) the consumer to which such information relates expressly agrees to such use or display, (ii) any personally identifiable information of the consumer in the Services and/or data is not displayed, and (iii) such use or display does not violate applicable law.

(2)          An inquiry that will only show to the consumer will be logged with the initial pull. No “inquiries to be seen by every user of Experian’s system” shall be placed on a consumer’s credit file in connection with Client’s request for Services and/or data pursuant to this Agreement, provided, however, that an inquiry visible to all of Experian’s user shall be placed on the credit file of a consumer whose listing is matched with one or more bids, at the time of such match. Client shall promptly notify Experian, in a manner mutually agreed by the parties, of any consumer whose consumer report is obtained through Client’s request, and whose listing is matched with one or more lender bids.

EXPERIAN
CONSUMER SERVICES SCHEDULE
PRE-QUALIFICATION

(3)          Experian understands that when furnishing payment information to Experian in connection with loans originated by or through Client, Client shall report such information in its own name and shall not reveal the identity of any lender associated to loans originated by or through the Client.

Pricing Exhibit

1 year agreement

Credit Reports with Fraud Shield & ScorexPLUS Model: $0.99 per report

FACT Act surcharge $0.08 per report
Monthly minimum of $1,000.00

If the Agreement and/or the Schedule(s) are terminated prior to the end of one year, Client will pay the Monthly minimums for the remainder of the first year, which have not been paid.

EXPERIAN
AUTHENTICATION SERVICES SCHEDULE

This Authentication Services Schedule (“Schedule”) supplements the Experian Standard Terms and Conditions, dated 10-18-05 (“Agreement”), currently in place between Experian and Client.

1.     Services. The services which are the subject of this Schedule shall be provided by Experian from information stored in various Experian databases. The authentication process varies according to the level of service chosen by Client. For the purposes of this Schedule, the term “Services” shall mean the process by which Client supplies data regarding a consumer to Experian and Experian compares that data with the consumer’s credit information or other data stored in Experian’s consumer credit reporting database and demographic databases to authenticate the consumer’s identity, including but not limited to Credit Card Verification services. Experian will provide the Services to Client for the fees set forth in the attached Pricing Exhibit.

2.     Term. Unless a term is specified, this Schedule shall commence on the Effective Date and continue in force without any fixed date of termination, but Client or Experian may terminate this Schedule upon thirty days prior written notice to the other party.

3.     Client’s Certification of Use

A.    GLB Certification. Client certifies to Experian that Client will use the Services to protect against or prevent actual or potential fraud, unauthorized transactions, claims or other liability under the Gramm-Leach-Bliley Act, 15 U.S.C.A. Sec. 6801, et seq.

B.    Credit Information Certification.  When Client chooses to use consumer credit data in the Services, then Client certifies that it has a “permissible purpose” under the Fair Credit Reporting Act, 15 U.S.C. 1681 et. seq. (“FCRA”). If Client’s “permissible purpose” is based upon the written instructions of the consumer via the Internet, then Client shall obtain the consumer’s written instructions in a manner substantially similar to that provided for in Section A of the attached Authentication Services Supplement (“Supplement”), or if Client obtains the consumer’s consent to access credit data over the telephone, Client shall do so as provided for in Section B of the Supplement. If Client’s permissible purpose is “a legitimate business need for the information in connection with a business transaction that is initiated by the consumer,” then the written instructions provisions of this Schedule and Supplement do not apply, but only where the Client has a risk of financial loss in the transaction. In any case, Client certifies that it will request and use all data received from Experian solely for its internal purposes in connection with transactions involving the consumer as to whom such information is sought and that it will not provide the Services to any third party.

C.    Certification for Use of Motor Vehicle Data. If Client chooses to use vehicle ownership data in the Services, Client certifies that its use is in compliance with the Driver’s Privacy Protection Act of 1994 (18 U.S.C. Sec. 2721(b)(3)). Further, motor vehicle department data and property information will be used solely for authentication purposes.

D.    Use of OFAC Data. The United States Treasury Department, Office of Foreign Asset Control (“OFAC”) periodically provides Experian with a file of specially designated nationals whose property is blocked. Matching of names to the OFAC list is based on very limited identification information. A match does not necessarily indicate that the consumer about whom Client inquired is the same person referenced by OFAC. Accordingly, if Client chooses to use OFAC data in Client’s authentication process, Client acknowledges that any action taken by Client regarding a consumer must be taken based on Client’s complete investigation of the consumer and not based solely on the OFAC information. When using the OFAC Search Solution Services, Experian shall not be liable to Client or Client’s third party vendors for any Client-provided files (e.g. new accounts, current accounts against the OFAC of Specially Designated Nationals List) and any other government suppression lists that Client has contracted to receive from outside third party vendors and that are provided to Experian to enable Experian to perform the Services. Also, A criteria letter identifying the criteria (e.g., frequency of matching, frequency of updates for Experian and the match logic used), the information to be returned by Experian to Client and any other pertinent information, will be mutually agreed upon and executed between the parties that shall apply to the OFAC Search Solution Services.

4.     System Implementation Approval. If applicable, Experian will configure the Services pursuant to specifications provided by Client in the Sign Up Form. Upon completion of the configuration, Client shall test and audit performance of the Services to ensure proper configuration. Client shall notify Experian if the Services fail to meet the configuration requirements, and Experian shall modify the configuration to meet Client’s requirements set forth in the Sign Up Form. Such modification constitutes Client’s sole remedy for failure to configure the Services in accordance with the Sign Up Form and Experian’s maximum liability for any such failure.

5.     Client Use Restrictions. Except as expressly contemplated by this Schedule, Client shall not (a) distribute, publish, transmit or disseminate, in any form or by any means (including, without limitation, any internet) any part of the Services or the data delivered as part of the Services (the “Data”), (b) allow any third party to access the Services or the Data (including evaluation results), (c) sell, sublicense, resell or otherwise transfer any of the Services or the Data, or (d) use the Services or Data to identify or solicit potential customers for its products or services (provided, however, that Client shall be entitled to use the Services and the Data to enhance information relating to its existing customers).

This Schedule, and if applicable, the Sign Up Form and the Supplement, together with the Agreement as amended herein constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior proposals and agreements, both written and oral, and all other written and oral communications between the parties.

Experian Information Solutions, Inc.			Circle One Holdings, Inc.
Print or Type Name of Client

By:	/s/ Patrick S. Hanway	By:	/s/ Chris Larsen
	Signature (Duly Authorized Representative Only)		Signature (Duly Authorized Representative Only)

Name:	Patrick S. Hanway	Name:	Chris Larsen
	Print		Print

Title:	Senior Manager, Contracts	Title:	CEO

Schedule Effective Date:	10/20/05

EXPERIAN
AUTHENTICATION SERVICES SCHEDULE
SUPPLEMENT

A.    FCRA Compliance—Written Instructions. Client shall substantially comply with the following web site requirements:

(1)          Client will prominently display a message specifically informing the consumer that his or her credit profile will be consulted for the purpose for which it is to be used and no other purpose, and that clicking on the “I AGREE” button following such notice constitutes written instructions to the Client under the FCRA. Client agrees that the notice provided by Client will be substantially as follows:

“You understand that by clicking on the I AGREE button immediately following this notice, you are providing ‘written instructions’ to (Client) under the Fair Credit Reporting Act authorizing (Client) to obtain information from your personal credit profile or other information from Experian. You authorize (Client) to obtain such information solely to               (insert purpose e.g. to confirm your identity to avoid fraudulent transactions in your name.)

(2)          The “I AGREE” button must immediately follow the notice provided for above. The notice and “I AGREE” button must be separate from any other notice or message contained on the web site.

(3)          The terms to which the consumer is agreeing immediately preceding the consensual click must be viewable by the consumer.

(4)          The consumer must not be able to proceed in the process without affirmatively agreeing to the terms in the notice.

(5)          The consumer must be provided with a statement of the hardware and software requirements for access to and retention of the terms to which he or she is agreeing, including their consent, and must consent in a manner that reasonably demonstrates that the consumer can access information in the electronic form that will be used to provide the information that is the subject of the consent.

(6)          The record of the consumer’s ‘written instruction’ by clicking “I AGREE” must be retained by Client in a form that is capable of being accurately reproduced for later reference by the parties.

B.            Written Instructions by Telephone. If Client is obtaining “written instructions” over the telephone, Client shall substantially comply with the following requirements which are designed to comply with the Electronic Records and Signatures in Commerce Act:

(1)          Client will ask each consumer to confirm his or her consent to access such persons credit report for authentication purposes by asking the following: “In order to verify your identity, you need to authorize Client to access your credit report for authentication purposes. Please confirm your authorization to access your credit report for authentication purposes by pressing the # key now”;

(2)          The consumer must not be able to proceed in the process without affirmatively agreeing to allow access to his credit report as provided above; and

(3)          The record of the consumer’s ‘written instruction’ by pressing the # symbol must be retained by Client in a form that is capable of being accurately reproduced for later reference by the parties.

Pricing Exhibit
Authentication Services

AS2- $0.60

AS3 Add-on $0.50

AS3 (independent) $0.85

Monthly Minimum $2,500

If the Agreement and/or the Schedule(s) are terminated prior to the end of one year, Client will pay the Monthly minimums for the remainder of the first year, which have not been paid.

Pricing Addendum

CLIENT NAME: Prosper Marketplace(“Client )

ACCOUNT EXECUTIVE: Lee Mckillip

The parties acknowledge that Prosper Marketplace (“Client”) and Experian Information Solutions, Inc. (“Experian”) have entered into one or more other agreements (Other Agreements) concerning the terms and conditions under which Experian will provide the services listed on the attached Pricing Exhibit (Services) to Client.

This Pricing Addendum (“Addendum”) establishes the pricing for all of Client’s purchases of the Services listed below. Wherever possible, this Addendum and the Other Agreements shall be construed as being consistent.  Where particular matters are addressed expressly in this Addendum, the terms and conditions of this Addendum (and not the Other Agreements) shall govern; otherwise, the terms and conditions of the Other Agreements (and not this Addendum) shall govern.

The term of this Addendum shall commence on the Addendum Effective Date set forth below and shall continue for a period of one (1) year. Thereafter, the Addendum shall continue on a month to month basis until one party provides the other party with thirty (30) days prior written notice of that party’s intent to terminate the Agreement or this Addendum or a subsequent pricing agreement is mutually executed covering the Services set forth below.

The attached Pricing Exhibit covers the pricing for the quoted Services.

The fees set forth in this Addendum and the attached Pricing Exhibit do not include taxes or FACTA charges. Client shall be solely responsible for all federal, state and local taxes levied or assessed in connection with Experian’s performance of the Services, other than income taxes assessed with respect to Experian’s net income, for which income taxes Experian will be solely responsible.

During the Term of the Addendum, if any federal, state or local law, ordinance or other regulatory, administrative or governmental acts or measures are enacted which increase Experian’s cost of providing the Services which are the subject of this Addendum, Experian reserves the right, upon thirty (30) days prior written notice, to add a surcharge to the pricing set forth herein to cover the added cost of providing the Services in the affected geographic region.

Neither party will, without the other party’s prior written consent, disclose to any person any of the terms of this Addendum.

Experian Information Solutions, Inc.			Prosper Marketplace
Print or Type Name of Client

By:	/s/ Patrick S. Hanway	By:	/s/ Kirk Inglis
	Signature (Duly Authorized Representative Only)		Signature (Duly Authorized Representative Only)

Name:	Patrick S. Hanway	Name:	Kirk Inglis
	Print		Print
Title:	Sr Manager, Contracts	Title:	CFO

Addendum Effective Date:	3/31/07

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Prosper Pricing

Annual Volume		Credit		Profile	1 yr term	2 yr term	3 yr term
Credit Services		data*	STAGGS	Summary	Total inquiry	Total inquiry	Total inquiry

1	140,000	$1.09	$0.15	$0.06	$1.30	$1.25	$1.20
140,001	240,000	$0.99	$0.12	$0.05	$1.16	$1.10	$1.05
240,001	350,000	$0.95	$0.11	$0.03	$1.09	$1.03	$0.98
350,001	+	$0.90	$0.10	$0.00	$1.00	$0.98	$0.93

*      Includes: Scorex Plus model & Fraud Shield

*      STAGGS:< 25

Note: Even though your volume is currently tracking at 140k tier, Experian will adjust your price to the 240k to 330k tier.

At 6 months Experian will review your volume to see what your tracking and adjust downward if tracking indicates volume exceeds the 350k tier.

Annual Volume			AS3 add-
Fraud Services		AS2	on
1	50,000	$0.75	$0.65
50,001	140,000	$0.65	$0.55
140,001	240,000	$0.60	$0.50
240,001	350,000	$0.50	$0.40
350,001	+	$0.45	$0.35

MASTER AGREEMENT FOR TREASURY MANAGEMENT SERVICES

Modified September 27, 2005, for P2P Credit, Inc.

The Service Documentation described below contains the terms under which Wells Fargo provides treasury management services (“Services”). The Wells Fargo bank through which the Services will be provided (“Bank”) and the Company to which the Services will be provided are identified in the Acceptance of Services (“Acceptance”).

Bank and Company agree:

1.             Service Documentation. The Service Documentation includes:

1.1           The Service Description for each Service.

1.2           The Acceptance.

1.3           This Master Agreement for Treasury Management Services (“Master Agreement”).

1.4           The account agreement for the business or commercial deposit account(s) (each, an “Account”) that Company or Company’s affiliate or subsidiary maintains at Bank or Bank’s affiliate in connection with a Service. The account agreement includes the Dispute Resolution Program that Company and Bank agree to use to resolve any disagreements between Company and Bank regarding accounts and Services governed by the Service Documentation.

1.5           User Guides which include software, software licenses, reset diskettes, price schedules, specifications, instructions, and notices.

1.6           The set-up form(s) for each Service.

The Service Documentation also applies to any Service that is provided by an affiliate of Bank and any Service that is used by an affiliate or a subsidiary of Company. “Bank” includes each such affiliate, and “Company” includes each such affiliate and subsidiary. All terms defined in this Master Agreement shall have the same meaning when used in the Service Documentation. If there is a conflict among the documents that make up the Service Documentation, the documents will govern in the order set forth above. Company acknowledges receiving a copy of the Service Documentation for each Service it requested when it entered into this Master Agreement.

2.             Services. Bank and Company will agree upon the Service(s) to be provided.

3.             Changes to Services. Bank may change (or add to) the terms and fees in the Service Documentation at any time upon prior written notification; provided, however, that Bank will provide at least thirty (30) days prior written notice in the case of any change in fees, or any material change in the terms of the Service Documentation that is not generally applicable to other similarly situated treasury management customers of Bank. If Company discontinues using the affected Service before the change becomes effective, it will not be bound by the change. If Company continues to use a Service after the change becomes effective, it will be bound by the change.

4.             Term and Termination. Unless terminated sooner in accordance with the Service Documentation, this Master Agreement and all Services will continue in effect until terminated by either party upon thirty (30) days prior written notice to the other party (unless a Service is terminated sooner in accordance with the Service Documentation). Bank may terminate any Service following notice to Company of a material breach of any provision of the Service Documentation and Company’s failure to cure the breach within fifteen (15) days of the date of such notice. Bank may also terminate any Service without notice to Company if Company is subject to a petition under the U. S. Bankruptcy Code or if Bank determines, in its sole discretion, that a material adverse change has occurred in Company’s ability to perform its obligations under the Service Documentation. The termination of a Service will not affect Company’s or Bank’s rights with respect to transactions which occurred before termination. Bank shall not be liable to Company for any losses or damages Company may incur as a result of any termination of any Service in accordance with the terms of this Agreement.

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5.             Service Fees. Company shall pay Bank the fees described in the Service Documentation and any taxes applicable to each Service, however designated, exclusive of taxes based on Bank’s net income. Bank may debit Company’s account(s) with Bank for any fees not covered by earnings credits and any taxes that are due, as reflected in Company’s monthly analysis statement, or it may send an invoice to Company for such amounts, which Company shall promptly pay. Bank may assess finance charges at a rate of 1.5% per month (18% per annum) or the highest rate permitted by law, whichever is less, on any invoiced fees or taxes that are not paid within thirty (30) days of the due date and shall apply payments and other reductions of amounts owed first to unpaid interest and then to other fees and charges.

6.             Confidential Information.

6.1           Unless otherwise provided in the Service Documentation, all User Guides and computer programs provided pursuant to this Master Agreement constitute Bank’s or its vendor’s confidential information (“Bank Confidential Information”). Bank or its vendor will remain the sole owner of all such Bank Confidential Information, and Company will not acquire any interest in or rights to it as a result of Company’s use of any Service except as set forth in the Service Documentation. Company will maintain the confidentiality of the Bank Confidential Information and will not disclose (or permit its employees or agents to disclose), copy, transfer, sublicense or otherwise make any of it available to any person or entity, other than its employees who have a need to use the Bank Confidential Information in connection with the applicable Service. Company shall notify Bank immediately if it knows or suspects that there has been any unauthorized disclosure, possession, use or knowledge (each, an “Unauthorized Use”) of any Bank Confidential Information, and if it is responsible for the Unauthorized Use, it will, at its expense, promptly take all actions, including without limitation initiating court proceedings to recover possession or prevent further Unauthorized Use of the Bank Confidential Information and obtain redress for any injury caused to Bank as a result of such Unauthorized Use. In addition, except as permitted by applicable law, Company may not decompile, reverse engineer, disassemble, modify, or create derivative works of any computer program provided pursuant to this Master Agreement.

6.2           As used herein, the term “Company Confidential Information” shall mean all non-public, confidential and/or proprietary information of Company, now or at any time hereafter provided to Bank by Company, or any of Company’s officers, employees, agents or representatives, in connection with Bank’s providing of the Services, and shall include, without limitation, any and all financial, technical and/or business information relating to Company, including trade secrets, research and development test results, marketing or business plans and strategies, forecasts, budgets, projections, customer information (including, but not limited to, any information regarding any payee contained in any data file provided to Bank by Company, except for any information that would be disclosed in the ordinary course of clearing a check or processing a payment order), supplier information, and any other analyses, computations or studies prepared by or for Company. The Company Confidential Information will be used by Bank solely in connection with Bank’s providing of the Services to Company. Bank will keep all the Company Confidential Information confidential, and will not disclose any of the Company Confidential Information to any person or entity, except disclosures (a) to federal and state bank examiners, and other regulatory officials having jurisdictions over Bank; (b) to Bank’s legal counsel and auditors; (c) to other professional advisors to Bank who need to know the Company Confidential Information in connection with their employment by Bank; (d) to Bank’s representatives who need to know the Company Confidential Information for the purpose of Bank’s providing the Services to Company, it being expressly understood and agreed that such representatives shall be informed of the confidential nature of the Company Confidential Information, and shall be required by Bank to treat the Company Confidential Information as confidential in accordance with the terms and conditions hereof; (e) as otherwise required by law or legal process: or (1) as otherwise authorized by Company in writing. In the event that Bank or any of its representatives becomes legally compelled to disclose any of the Company Confidential Information pursuant to clause (e) above, then Bank, except as otherwise required by law, will provide notice thereof to Company so that Company, at its sole option (but without obligation to do so), may attempt to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. The confidentiality requirement set forth herein shall not extend to any portion of the Company Confidential Information that (a) is or becomes generally available to the public other than as a result of a disclosure by Bank or its representatives; (b) is or becomes available to Bank on a non-confidential basis by Company or any officer, employee, agent or representative of Company prior to its disclosure by Bank; or (c) is or becomes available to Bank on a non-confidential basis from a source other than Company. Bank shall notify Company promptly if it knows or suspects that there has been any unauthorized disclosure, possession, use or knowledge (each, an “Unauthorized Use”) of any Company Confidential Information, and if it is responsible for the Unauthorized Use, it will, at its expense, promptly take all reasonable and commercially practicable actions to recover possession or prevent further Unauthorized Use of the Company Confidential Information and obtain redress for any injury caused to Company as a result of such Unauthorized Use; provided, however, that such reasonable and commercially practicable actions need not include initiation and/or prosecution of legal action in a court of law. At Company’s request upon termination of this Agreement, Bank will use its best efforts to return to Company

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all copies of the Company Confidential Information then in the possession of Bank or any of its representatives.

7.             Third Party Networks; Data Transmission; Use of Required Software.

7.1           If Bank determines that any funds transfer or communications network, Internet service provider, or other system(s) it has selected to provide a Service is unavailable, inaccessible or otherwise unsuitable for use by Bank or Company, Bank may, upon notice to Company, suspend or discontinue the affected Service.

7.2           If Company transmits data, information or instructions (collectively “Data”) to Bank, or requires Bank to deliver Data to Company, using a leased line, or Value Added Network (“VAN”) or any other third party provider (collectively, “Third Party Provider”), Company agrees that Bank shall have no responsibility for the accuracy, completeness, security or authenticity (collectively “Integrity”) of the Data sent through such Third Party Provider, and Company agrees that Bank may rely upon the Data delivered to Bank by the Third Party Provider and that Bank shall have no independent obligation to verify the Integrity of such Data before receiving, or acting upon, any such Data.

7.3           If Company transmits data to Bank using a leased line or Value Added Network (“VAN”), Bank strongly recommends that Company secure a back-up means of transmission such as Secure File Transport for use in the event of a communications disruption.

7.4           Company shall use and maintain in good working order (and at its own expense) software, hardware and other equipment necessary for Company to use the Service(s) in accordance with the Service Documentation.

8.             No Representations or Warranties of Bank or Software Vendor. Neither Bank nor any software vendor makes any express or implied representations or warranties with respect to the Services or any software used in connection with the Services including without limitation any warranty as to the merchantability or fitness for a particular purpose, other than those expressly set forth in the Service Documentation.

9.             Liability and Indemnification.

9.1           Bank will perform each Service in accordance with reasonable commercial standards applicable to Bank’s business; laws, regulations and operating circulars governing the activities of Bank; applicable funds transfer system(s) and clearinghouse rules; and the Service Documentation.

9.2           Bank is under no obligation to honor, in whole or in part, any entry, file, batch release, payment order, transaction or instruction (each, an “Order”), which a) exceeds Company’s available funds on deposit in an Account with Bank related to the Order, unless otherwise provided in the Service Documentation; b) is not in accordance with the Service Documentation or Bank’s applicable policies, procedures or practices as Bank may from time to time establish and make available to Company; c) Bank has reason to believe may not been duly authorized, should not be honored for its or Company’s protection, or involves funds subject to a hold, dispute, restriction or legal process that prevents their withdrawal; or d) would possibly result in Bank violating any applicable rule or regulation of any federal or state regulatory authority including without limitation any Federal Reserve risk control program or guidelines such as the limitations on Bank’s intra-day net funds position.

9.3           Company shall promptly furnish written proof of loss to Bank and notify Bank if it becomes aware of any third party claim related to a Service. Company shall cooperate fully (and at its own expense) with Bank in recovering a loss. If Company is reimbursed by or on behalf of Bank, Bank or its designee will be subrogated to all rights of Company.

9.4           Any claim, action or proceeding against Bank for losses or damages arising from a Service, including Bank’s honoring or dishonoring a check covered by a Service, must be brought within one (1) year from the date of the act or omission or in the case at a check from the date the check was first paid or returned by Bank.

9.5           Bank will have no liability for failure to perform or delay in performing a Service if the failure or delay is due to circumstances beyond Bank’s reasonable control.

9.6           Except to the extent that such losses or damages directly result from Bank’s negligence or intentional misconduct, Company shall indemnify and hold Bank, its directors, officers, employees and agents harmless from all losses or damages that arise out of a) the performance of a Service in accordance with the Service Documentation including without limitation any warranty Bank is required to make to a third party in connection with a Service; b) an act or omission of any agent, courier or authorized representative of Company; c) if the Service includes a license or sublicense of any software to Company, the use or

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distribution of the software by Company or any person gaining access to the software through Company that is inconsistent with the license or sublicense; and d) Company’s failure to secure a back-up means of transmission for data transmissions using leased lines or VANs as set forth in Subsection 7.3 above

9.7           Except in the case of Bank’s negligence or intentional misconduct, Bank’s liability to Company will be limited to an amount not to exceed ten (10) times Bank fees incurred during the calendar month immediately preceding the calendar month in which such loss or damages were incurred (or, if no Bank fees were incurred in such month, Bank fees incurred in the month in which the losses or damages were incurred); provided, however, that this limitation shall be in addition to any other limitation of liability specifically set forth elsewhere in the Service Documentation. In no event will either party to this Master Agreement be liable to the other party for any special, consequential, incidental (including without limitation court costs and attorneys’ fees), indirect, or punitive losses or damages, whether any claim is based on contract or tort, or whether the likelihood of such losses or damages was known to the other party and regardless of the form of the claim or action.

10.           General.

10.1         The Service Documentation will be governed by substantive federal laws, regulations and rules and, to the extent such laws, regulations and rules are not applicable, those of the state in which the principal office of the Bank identified on the Acceptance is located, without regard to conflicts of laws principles. Any portion of the Service Documentation which is inconsistent with applicable laws, regulations or rules will be deemed modified and applied in a manner consistent therewith, and Bank will incur no liability to Company as a result of the inconsistency or modification and application. If any portion of the Service Documentation is deemed unenforceable or invalid, it will not otherwise affect the enforceability or validity of the Service Documentation.

10.2         The Service Documentation is the entire agreement between Bank and Company and supersedes all prior representations, conditions, warranties, understandings, proposals or agreements regarding a Service. No course of dealing or waiver of any right on one occasion will constitute a modification of the Service Documentation or be a waiver of that right on a subsequent occasion.

10.3         Company agrees to provide Bank promptly upon Bank’s request any existing financial statements or other information pertaining to Company’s financial condition or any previously unprepared financial statements which Bank may require Company to prepare and/or to be audited or reviewed by independent certified public accountants acceptable to Bank.

10.4         Company expressly warrants that a Service will not be used in a manner which violates any federal or state law including without limitation any sanction or control administered by the Office of Foreign Assets Control or Bureau of Export Administration.

10.5         Sections 4, 5, 6, 8, 9, 10.4 and 10.5 of this Master Agreement will survive termination of this Master Agreement.

10.6         Either party may provide notice to the other party by mail, personal delivery, or electronic transmission. Bank shall use the most recent address for Company in Bank’s records, and any notice from Bank will be effective when sent. Company shall use the address where Company’s relationship manager or other manager is located and address any notice to the attention of such manager. Any notice from Company will be effective when actually received by Bank. Bank will be entitled to rely on any notice from Company that it believes in good faith was authorized by an authorized representative of Company and, except as expressly stated in the Service Documentation, shall have no obligation to verify the signature (including an electronic signature). Each party will have a reasonable time after receipt of any notice to act on it.

10.7         All uses of the Services through Company’s actual ID codes, passwords, token cards, PINs, or passcodes (each, a “Code”) will be deemed to be authorized by and binding on Company, except to the extent that Company suffers damage due to Bank’s unauthorized disclosure of a particular Code. Company’s failure to protect Codes may allow an unauthorized party to a) use the Services, b) access Company’s electronic communications and financial data, and c) send or receive information and communications to Bank. Unencrypted electronic transmission are not secure. Company assumes the entire risk for (i) unencrypted electronic transmissions made or authorized by Company, and (ii) unauthorized use of Codes which does not result from Bank’s unauthorized disclosure of such Codes.

10.8         Company may not assign or transfer its rights or obligations with respect to the Service Documentation without Bank’s prior written consent. Bank may assign its rights and obligations with respect to the Service Documentation to any successor by merger, consolidation or corporate reorganization.

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10.9         Unless otherwise provided in the Service Documentation, the term “Banking Day” means that part of a business day occurring prior to the cutoff time determined in accordance with Bank’s applicable funds availability policy.

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ACH SERVICES DESCRIPTION

Modified September 27, 2005, for P2P Credit, Inc.

The ACH Services (the “services”). The Services are generally described as follows:

1.             ORIGINATION SERVICES.

1.1.          Direct ACH Origination.  The Direct ACH Origination Service will enable Company, using Company’s software, to create entries and files in standard ACH format and send them electronically to Bank for transmission in accordance with the Rules (see Subsection 8.01).

1.2.          Third Party ACH Origination.  The Third Party ACH Origination Service will enable Company’s agent, using that agent’s software, to create entries and files in standard ACH format and send them electronically to Bank for transmission in accordance with the Rules (see Subsection 8.01 and Subsection 9).

1.3.          ACH Express.  The ACH Express Service will enable Company to create entries and files in standard ACH format at its own personal computer and send them electronically to Bank for transmission in accordance with the Rules (see Subsection 8.01). All files transmitted through the ACH Express Service must be created and transmitted to Bank using software specified by Bank which is the original, confidential, valuable and proprietary property of Politzer & Haney (the “Software”), which has licensed it to Bank, or to an affiliate of Bank, with the right to sublicense it to Company. Bank grants Company a non-exclusive and non-assignable sublicense to use the Software solely for the purpose of initiating entries in accordance with the provisions of the license (a copy of which is available to Company on request), this ACH Services Description and the other Service Documentation. This sublicense will terminate upon the earlier to occur of termination of the license or termination of this Service. Upon termination, Company will promptly return all copies of the Software to Bank.

2.             LIMITATIONS OF LIABILITY.  IN NO EVENT WILL BANK BE LIABLE FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST DATA, PROGRAMS, PROFITS (ANTICIPATED, ACTUAL OR OTHERWISE), OR BENEFITS RESULTING FROM USE OF, RELIANCE UPON, OR INABILITY TO USE THE SOFTWARE, REGARDLESS OF WHETHER OR NOT BANK HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR ANY OTHER THEORY OR FORM OF ACTION. IN NO EVENT WILL BANK’S CUMULATIVE LIABILITY TO COMPANY IN RELATION TO THIS SUBLICENSE EXCEED A SUM EQUAL TO THE TOTAL SUBLICENSE FEE ACTUALLY PAID TO BANK. COMPANY ACKNOWLEDGES THAT NEITHER POLITZER AND HANEY NOR BANK MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

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3.             INTERNATIONAL ACH.

3.1.          The International ACH Service will enable Company to create entries and files using a modified NACHA format for the purpose of debiting or crediting selected country accounts held outside the United States and send them electronically to Bank for transmission in accordance with the Rules (see Subsection 4.1), which for purposes of International ACH shall also include the International ACH Origination Reference Guide, the Cross-Border Payment Operating Rules, and any other applicable ACH rules, including those promulgated by a local ACH association or governmental body (“Other ACH Rules.”) For purposes of originating credits and debits to a USD or CAD denominated account located in Canada, the Other ACH Rules shall include the Rules of the Canadian Payments Association (the “CPA Rules”).

3.2.          With respect to credit entries, Bank will convert the amount to be transferred from United States Dollars to the currency of a designated foreign government or intergovernmental organization (“Foreign Currency”) at Bank’s buying rate for exchange in effect on the date the entry is transmitted by Bank to the ACH or gateway operator. If the financial institution designated to receive the funds does not pay the beneficiary specified in the entry, or if the entry is subsequently determined to be erroneous, Bank will not be liable for a sum in excess of the value of the entry after it has been converted from Foreign Currency to United States Dollars at Bank’s selling rate for exchange at such time as the entry is returned to Bank.

3.3.          With respect to debit entries (where permitted), Bank will convert the amount of each Entry from Foreign Currency at Bank’s selling rate for exchange in effect on the settlement date of the entry. If the financial institution designated to receive the entry subsequently returns it, Bank may charge the Account (see Subsection 8.02) for the sum equal to the value of the returned entry as measured in Foreign Currency at Bank’s buying rate for exchange at such time as the entry is returned to Bank.

3.4.          Before Company may initiate any debit entries that settle to a USD or CAD denominated account located in Canada, it will be required to: (a) sign and return to Bank the Payee Letter of Undertaking for Canadian Pre-Authorized Debits provided by Bank; and (b) collect from each payor of a debit a debit authorization in a form which complies with the CPA Rules. Company acknowledges that Bank has provided it with a means for accessing the CPA Rules, including Rule H1.

3.5.          Bank will not be liable for any failure or delay by a gateway operator, any intermediary financial institutions, or the receiving depository financial institution in the designated foreign country in processing or failing to process any entry Bank transmits, or for acts or omissions by a third party, including by way of example and not by way of limitation, the delay or failure of any third party to process, credit or debit any entry.

3.6.          Company acknowledges that the ACH system may not be used to conduct any transaction in violation of Federal law. Company expressly warrants that no Entry delivered to Bank will, if accepted by Bank, cause Bank to be in violation of any sanction administered by the Office of Foreign Assets Control.

4.             [RESERVED.]

5.             RECEIVING SERVICES.

5.1.          ACH Fraud Filter.  The ACH Fraud Filter Service will enable Company to better protect its accounts at Bank from unauthorized debit entries. Bank offers three options that monitor the debit entries posted to accounts. Company has elected one of the following options:

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a.             to have ACH debit and/or credit entries automatically blocked from its account(s);

b.             to have ACH debit and/or credit entries presented to it for review and its request for further action; or

c.             to authorize specific ACH debit and/or credit entries to be posted to its account(s).

5.2.          If Company has chosen the review option (see Subsection 5.01(b) above), it will immediately review each Intercept Report and notify Bank in the manner and by the applicable cutoff time as required in the Guide of any debit entry listed on the Intercept Report which is unauthorized. If it does not, Bank will be entitled to post the debit entry to Company’s account.

5.3.          ACH Investment Fund.  The ACH Investment Fund Service will enable Company to offer direct deposit or direct payment arrangements to its customers. Bank will prepare detailed transaction information which it will send to Company in one file each morning on a business day. Company has elected either individual postings or a consolidated settlement of transactions.

6.             PROVISIONS APPLICABLE ONLY TO ORIGINATION SERVICES.

6.1.          Security Procedure.  Bank will verify that Company has authorized, canceled or amended an entry that constitutes a payment order (as that term is defined in Section 4A-103(a)(1) of the Uniform Commercial Code, as amended from time to time) solely by means of the security procedure separately agreed to in writing by Bank and Company. The security procedure will not be used to detect errors. Company will promptly notify Bank in writing of the identity of each person authorized to receive information regarding the security procedure (each singly or in the aggregate, an “authorized person”) and of any change in an authorized person. Bank will have a reasonable time after receipt of a notice to act on it. Company will establish and maintain effective internal procedures to safeguard against unauthorized transmissions and batch releases. Company warrants that no individual will be allowed to initiate transfers or batch releases in the absence of proper supervision and safeguards, and Company will take reasonable steps to maintain the confidentiality of the security procedure and any passwords, codes, security devices and related instructions provided by Bank. If Company believes or suspects that any such information or instructions have been known or accessed by unauthorized persons, Company will notify Bank immediately followed by written confirmation. Bank will have a reasonable time after receipt of notice to act on it. If a payment order, or a request for cancellation or amendment of a payment order, received by Bank purports to have been transmitted or authorized by Company, it will be deemed effective as Company’s payment order or request and Company will be obligated to pay Bank the amount of the payment order even though the payment order or request was not authorized by Company, provided Bank accepted the payment order in good faith and acted in compliance with the security procedure. If a payment order, or request for cancellation or amendment of a payment order, received by Bank was authorized by Company, Company will pay Bank the amount of the payment order, whether or not Bank complied with the security procedure with respect to that payment order.

6.2.          Rejected Entries.  Without limiting Bank’s general right to reject entries or files under the Rules, Bank may reject any entry or file which does not comply with the requirements in this Service Description, the Rules or the security procedure, or with respect to which the Account (see Subsection 8.02) does not contain sufficient available funds to pay for the entry.

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Bank may reject an entry received for credit to an account maintained at Bank (an “on-us entry”) for any reason for which an entry may be returned under the Rules. If an entry or file is rejected, Bank will make a reasonable effort to notify Company promptly so that Company may repair and retransmit the entry or file. A notice of rejection will be effective when given. Bank will have no liability to Company by reason of the rejection of any entry or file, the fact that notice is not given at an earlier time than that provided for in this Service Description or for any loss resulting from Bank’s failure to provide notice. If Company requests that Bank repair an entry or file and Bank endeavors to do so, Bank will not be liable for its failure to make the requested repair. Company will pay all charges and expenses Bank incurs in connection with file repairs.

6.3.          Payment Obligations; Settlement.  Company will maintain in the Account (see Subsection 8.02) as of the applicable settlement date and time immediately available funds sufficient to cover all credit entries Company originates through Bank. If requested, the funds will be prepaid to Bank before Bank delivers the credit entries to the ACH or gateway operator. Company’s obligation to pay Bank for each credit entry matures at the time Bank transmits or otherwise delivers the credit entry to the ACH or gateway operator and is uneffected by termination of the Services. Bank is authorized to debit the Account for the total amount of all credit entries on or before the applicable settlement date. Bank is not, however, intending to make a loan to Company. Notwithstanding any other provision of this Service Description or the other Service Documentation, Bank is authorized upon notice to Company to place a hold on an equal amount of funds in the Account or in any other accounts at Bank or any affiliate of Bank owned in whole or in part by Company, or to take any other action it deems appropriate to ensure that it receives payment. Bank may charge the Account or any other Company account at Bank or any affiliate of Bank for any debit, correcting or reversing entry which is later returned to Bank. Bank may also set off against any amount it or an affiliate of Bank owes to Company in order to obtain payment of Company’s obligation as set forth in this Service Description; provided that the amount thus set off will not exceed the amount of Company’s obligation due and unpaid.

6.4.          Cancellation or Amendment.  Company will have no right to cancel or amend any entry or file after its receipt by Bank. However, if the request complies with the security procedure Bank may use reasonable efforts to act on it prior to transmitting the entry or file to the ACH or gateway operator or, in the case of an on-us entry, prior to crediting a receiver’s account, but will have no liability if the cancellation or amendment is not effected. Company will reimburse Bank for any expenses, losses or damages Bank may incur in effecting or attempting to affect Company’s request.

6.5.          Returned Entries.  Except for an entry or file retransmitted by Company in accordance with the requirements of this Service Description, Bank will have no obligation to retransmit a returned entry or file to the ACH or gateway operator if Bank complied with the terms of this Service Description with respect to the original entry or file.

6.6.          Preparation of Entries and Files; Processing Schedules; Reconstruction.  Each entry and file delivered to Bank, including any amendments, cancellations, reversals, corrections or changes related to it will be prepared in accordance with the Rules, the Service Documentation and Bank’s then current instructions. Bank will process each entry or file in accordance with its then current processing schedule, provided (i) the entries or files are received by Bank’s applicable cut-off time on a business day and (ii) the ACH is open for business on that business day. Entries or files will be deemed received by Bank, in the case of transmittal by tape, when received by Bank, and in the case of transmittal by electronic transmission, when the transmission (and compliance with any applicable security procedure) is

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completed. If Bank receives an entry, file or batch release after its processing deadline, Bank will not be responsible for failure to meet the deadlines of the ACH operator for processing and transmitting the entries or files. If any of the requirements of clause (i) or (ii) of this Subsection 6.06, are not met, Bank will use reasonable efforts to transmit the entries or files to the ACH by the next applicable deadline of the ACH which is on a business day on which the ACH is open for business. Except as provided in Subsection 6.04, in the case of an on-us entry, Bank will credit the receiver’s account in the amount of the entry on the Effective Entry Date contained in any instructions accompanying the entry, provided the requirements set forth in clauses (i) and (ii) of this Subsection 6.06 are met. If either of those requirements is not met, Bank will use reasonable efforts to credit the receiver’s account in the amount of the entry no later than the next business day following the Effective Entry Date. Company will retain copies of each entry and file delivered to Bank or will be able to fully and completely reconstruct each entry and file for a period of five (5) business days after the applicable settlement date and will submit the copy or reconstructed entry or file to Bank upon request.

6.7.          Effective Entry Date.  The instructions accompanying an entry or file will specify a business day on which the entry or file is to be delivered to the ACH or gateway operator (the “Effective Entry Date”).

7.             PROVISIONS APPLICABLE ONLY TO RECEIVING SERVICES. Notice to Receiver. Unless required by applicable law, Bank will have no obligation to notify Company of the receipt of an entry, other than by showing it on the periodic statement for the affected deposit account (see Subsection 8.02).

8.             PROVISIONS APPLICABLE TO BOTH ORIGINATION AND RECEIVING SERVICES.

8.1.          Rules.    Origination, receipt, return, adjustment, correction, cancellation, amendment and transmission of ACH entries must be in accordance with the Operating Rules of the ACH (“ACH Rules”) in which Bank is a participant and, with respect to credit entries which constitute payment orders, Article 4A of the Uniform Commercial Code as adopted in the state whose law governs the Agreement, as both are varied by this Service Description and the other Service Documentation, and as both are amended from time to time (the “Rules”). Company acknowledges that it has had an opportunity to review and agrees to comply with and be bound by the Rules. Company will be responsible for promptly obtaining all future amendments.

8.2.          Account.    Company will maintain at least one deposit account with Bank (the “Account”).

8.3.          Provisional Credit.    Any credit Bank gives to Company is provisional until Bank receives final settlement and the entry for which credit was given is deemed to be finally paid as provided in this Service Description, the Rules and all laws, rules and regulations governing any aspect of the entry, including the laws, rules and regulations of the country to which the entry was sent. If Bank does not receive final settlement, it is entitled to a refund from the credited person and Company will not be deemed to have paid that person.

8.4.          Reversing Entries.    At Company’s request, Bank will make a reasonable effort to reverse an entry, but will have no responsibility for the failure of any other person or entity to honor Company’s request.

8.5.          Warranties.    Company acknowledges that under the Rules, Bank makes certain warranties with respect to each entry. Company agrees to reimburse Bank for any loss Bank incurs, including its reasonable attorneys’ fees and legal expenses, as the result of a breach of

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a warranty made by Bank unless the breach resulted solely from Bank’s own negligence or intentional misconduct.

8.6.          Indemnification.    Company acknowledges that under the Rules, Bank indemnifies certain persons. Company agrees to reimburse Bank for any loss Bank incurs, including its reasonable attorneys’ fees and legal expenses, as the result of the enforcement of an indemnity, unless enforcement resulted solely from Bank’s own negligence or intentional misconduct.

8.7.          Identify Authorized Persons.    Any person identified by Company to the Bank or any certification, notice or other communication delivered to Bank may receive information, communications and notices regarding the Services, and is authorized to transact all business, make all agreements and sign and deliver all documents in connection with the Services. If the identity of such a person changes Company will promptly notify Bank in writing. Bank will have a reasonable time after receipt of a certification, notice or other communication to act on it.

8.8.          Software, Hardware and Backup Requirements.    Subject to Paragraph 1.1.3, Company will, at its own cost and expense, obtain, install and, at all times during its utilization of the Services, maintain in good working order all software, hardware and other equipment necessary for it to perform in accordance with this Service Description. Except with respect to the Internet ACH Service, Company agrees to implement, on a periodic basis not less than weekly, backup-measures, including, among other things, copying onto a diskette(s) each week’s current data base files. With respect to the Internet ACH Service, Bank will perform data base backup on a scheduled basis. In the event of any failure of such software, hardware or other equipment, Company will deliver to Bank all data which it would otherwise have provided that is necessary for Bank to perform Bank’s obligations in connection with the Services.

9.             PROVISIONS APPLICABLE TO ORIGINATING ENTRIES FOR THE COMPANY’S CUSTOMERS; PREREQUISITES FOR THIRD PARTY SENDER ACTIVITIES.

9.1.          If the Company has agreed or intends to agree with one or more of its customers or with an agent (individually an “Originator” and collectively “Originators”) to initiate credit and debit entries through the ACH by such Originator to designated accounts maintained at the Bank or other financial institutions, the Company is acting as a Third Party Sender, under the ACH Rules. In that event, Company agrees that it:

9.2.          Shall initiate entries only on behalf of itself and those Originators that may have been agreed to in writing by the Bank.

9.3.          Agrees to strictly comply with and be bound by the ACH Rules, specifically including Article 5 of the ACH Rules regarding returned entries, the laws of the United States, governing administrative guidelines, procedures and rules as the Bank may from time to time establish and distribute, and this Agreement.

9.4.          Warrants to Bank that is has a written agreement with each Originator for which Company initiates an entry prior to transmitting or delivering any entry to the Bank on behalf of Originator, under which such Originator agrees to:

a.             To comply with and be bound by the ACH Rules.

b.             To assume the responsibilities of an Originator under the ACH Rules, including all warranties of an ODFI.

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c.             To be bound by Article 5 of the ACH Rules, as updated from time to time, regarding returned entries.

d.             To be responsible for and to pay the Bank for any credit entries originated and any debit entries returned by the RDFI, when the Bank does not receive payment from the Third Party Sender.

e.             That no entries shall be made which violate the laws of the United States and,

f.              That such agreement has not been terminated on the date any entry is initiated on behalf of that Originator.

10.          OTHER RESPONSIBILITIES OF COMPANY. Company further:

10.1.        Warrants to Bank that it has obtained authorization in compliance with the ACH Rules from the Originator for each entry, and that it has no knowledge of the revocation of the authorization by the account owner whose account receives the entry (“Receiver”) or the termination of the arrangement between the receiving depository financial institution and the Receiver concerning any particular entry.

10.2.        Warrants to Bank that it has policies and procedures in place to provide to Bank, upon Bank’s request, any information that the Bank deems necessary to identify each Originator for which any entry is processed.

10.3.        Agrees to monitor the payment system risk of the Originator with regard to all CPR and PBR entries, as defined in the ACH Rules, initiated by the Originator.

10.4.        Warrants with regard to Web entries that Company:

a.             Shall utilize commercially reasonable methods to identify the Originator or other third-party on whose behalf Bank receives Web entries from Company.

b.             Shall establish procedures to monitor, on an on-going basis, the credit worthiness of any Originator or other third-party initiating an entry.

c.             Shall establish exposure limits for the Originators or third party and implement procedures to review exposure limits for Web entries periodically and implement procedures to monitor entries sent or transmitted by the Originator or third party relative to Company’s exposure limits across multiple settlement dates.

d.             Shall allow Bank, upon Bank’s request at a reasonable time and place, to conduct an examination from time-to-time of Company’s ACH operations and review procedures related to the origination of entries in circumstances where Company is acting on behalf of an Originator.

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11.          COMPANY’S USE OF AGENTS.

11.1.        If Company elects to use an agent with respect to the Services, Company, and not Bank, will be solely responsible for the acts and omissions of Company’s agent. The acts of the Company’s agent shall be deemed to be the acts of the Company for purposes of this Agreement. The agent will, without limitation, be authorized to originate, receive, return, adjust, correct, cancel, amend and transmit entries and files, and select the security procedure used to authenticate entries. Company agrees that any security procedure selected by its Agent will be treated as commercially reasonable for all purposes. Bank may rely on instructions it receives from Company’s agent and need not make any inquiries to verify or confirm that instructions are within the scope of the agency.

11.2.        Company will certify each agent’s identity to Bank and provide any changes to Bank in writing. Bank will be fully protected in relying on each certificate and on the obligation of Company to promptly certify any change in the agents so certified. Bank will have a reasonable time after receipt of a certification or change to act on it.

11.3.        Bank may at any time use agents and/or independent contractors to process entries or provide all or any other portion of the Services, and will be solely responsible for the acts and omissions of its agents and independent contractors. However, Bank will not be deemed to be the agent of, nor responsible for the acts or omissions of any other person, including without limitation any Federal Reserve Bank, ACH, Internet service provider or transmission or communications facility, any receiver or receiving depository financial institution (including without limitation the return of an entry by such receiver or receiving depository financial institution), and no such person will be deemed Bank’s agent.

12.          PAYMENT OBLIGATIONS; ESTABLISHMENT AND MAINTENANCE OF ACCOUNT(S); RIGHT TO CHARGE BACK RETURNED ENTRIES.

12.1.        The Company’s obligation to pay the Bank for each entry initiated by or on behalf of the Company or an Originator matures at the time the Bank transmits or otherwise delivers such entry to the ACH. This payment obligation is unaffected by the termination of this Agreement. The Company agrees to pay the Bank for any credit entries originated and any debit entries returned by an RDFI.

12.2.        The Company shall reimburse the Bank for any such returned entries on the same day as the Company receives notice of such returned entry. The Bank may charge back to any account of the Company any entry which was originated by or on behalf of the Company and later returned to the Bank. If the Originator whose entry is returned to the Bank subsequently provides funds to the Bank to cover any such returned entry, then such funds shall be returned to the Company. This section shall survive the termination of this Agreement.

12.3.        The Company shall have no right to cancel or amend any Entry or file of Entries after its receipt by the Bank.

13.          SOFTWARE.

13.1.        Company agrees that, if required by law, the Software will not be exported directly or indirectly, separately or as a part of a system, without first obtaining a license from the United States Department of Commerce or any other appropriate agency of the United States Government.

13.2.        Bank may make copies of any enhanced versions of the Software available to Company at such price as Bank will determine at its sole discretion. Company acknowledges

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that Politzer and Haney has the right to enforce the terms of the license directly against Company in the event of a breach of its terms by Company. Company may not assign the license or this sublicense to anyone. Bank may discontinue to provide to Company any maintenance or other support with respect to the Software which it now, or hereafter provides upon prior written notice to Company.

13.3.        Company will not publish, disclose, display or otherwise make the Software available to others. Company will secure and protect the Software in a manner consistent with the protection of its own proprietary information and take appropriate action by instruction or agreement with its employees who are permitted access to the Software to ensure such protection. Company acknowledges that, except as specifically permitted in writing by Bank, Company will not provide, transmit, further sublicense, transfer or otherwise distribute the software or any part of it to a third party, or copy, reverse engineer, reverse compile, or reverse assemble, modify or alter the Software or any part of it.

14.          TERMINATION.      The Bank may terminate this agreement in any of the following circumstances:

14.1.        In keeping with the terms of the Master Agreement for Treasury Management Services;

14.2.        In the event Bank learns of any breach of ODFI warranty or other noncompliance with the ACH Rules or the laws of the U.S. by Company or its Agent;

14.3.        If there is excessive return volume, as determined in the sole discretion of Bank, relating to the ACH activity of the Company or an Originator for whom the Company is acting as a Third Party Sender;

14.4.        In case of a breach of warranty, the Bank shall notify Company in writing of the nature of the breach warranty or other non-compliance and may, but need not, provide a period of time to cure such warranty or other non-compliance. Bank may terminate this agreement immediately upon providing such notice to company or may terminate this Agreement at the end of the cure period, if the matter is not then resolved to the satisfaction of the Bank.

15.          SURVIVAL.    Subsections 6.03, 8.03, 8.05, 8.06, 8.10, and Sections 9, 10, 11, and 12 shall survive termination of the Services.

16.          TERMINOLOGY.    Unless specifically defined in this Service Description, terms used in this Service Description have the meanings, if any, provided in the Rules, as amended from time to time. As used in this Service Description, “negligence” will mean a material failure to use that degree of care that would be used under the same or similar circumstances by a national banking association having substantially the same volume and type of ACH activity and approximately the same number, size and diversity of ACH customers.

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COMMERCIAL ELECTRONIC OFFICESM (“CEO”)
SERVICE DESCRIPTION

Modified September 27, 2005, for P2P Credit, Inc.

1.             Description of the CEO Service.    The CEO Service will allow Company to enter Bank’s CEO website and access those treasury management services offered through the CEO (each, a “Service”) for which Company has enrolled. Company agrees to use the CEO only as provided in the Service Documentation (which term includes notices and information posted on the CEO website.) Persons entering the CEO for Company (the “Users”) must also accept the Terms of Use for the CEO which appears on the CEO when a User initially logs on. Before Company may use a Service, Company must sign or accept the Service Documentation for that Service.

2.             Security Procedures.

2.1          Unless Company requests self-administration of its access to the CEO, Bank will give each User an ID code and a password to be used when the User first enters the CEO. (Self-administration may not be available for all services offered through the CEO.) Bank will also assign a Company ID code for use each time a User enters the CEO. Although the Company ID code and the ID codes for each User will remain the same for each entry into the CEO, the password Bank assigns to each User must be changed to a new password the User selects when the User first enters the CEO. Bank will not know the new passwords or any subsequent passwords selected by the Users.

2.2          If Company requests self-administration of its access to the CEO, Bank will assign a Company ID code and will set up the first Company administrator (“FCA”) by assigning a personal ID code and password to be used when the FCA first enters the CEO. The FCA can then set up additional Company administrators (who will have access to all Services Company receives through the CEO) and administrators or Users (each of whom will have access only to the specific Service(s) they are set up to access.) Any Company administrator: (a) can set up additional Company administrators, administrators and Users, issuing them a password and a personal ID code; (b) can reset passwords for all Services; and (c) shall be required to immediately disable access to the CEO for any Company administrator, administrator or User who ceases to be a Company administrator, administrator or User. Administrators can set up additional administrators and Users and reset passwords for the specific Service(s) they are set up to access. The Company ID and each personal ID code will remain the same for each entry into the CEO, but the password assigned to each Company administrator, administrator, and User must be changed to a new password they select when they first enter the CEO. Bank will not know the password of any Company administrator, administrator, or User except the initial password assigned to the FCA. Company’s administrative contact with respect to the CEO will be the FCA.

2.3          If Company requests self-administration of Company’s access to the CEO, Bank will give the Company administrators and the administrators a token card and a personal identification number (“PIN”), known only by them and Bank, to use each time they give personal ID codes and passwords to Company administrators, administrators, and Users. Token cards and PINs will be given to Users by Bank only if they have access to a Service

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which requires a token card for access. The token card generates a random and unique security code for each token card every minute. The code combines with the PIN to provide a unique password (the “Passcode”) every minute.

2.4          Company will be able to manage and control who in Company has access to the CEO and the Services by the ID codes, passwords, token cards, PINs, and Passcodes. It is Company’s responsibility to ensure that the ID codes, passwords, token cards, PINs, and Passcodes are known to, and used only by, persons who have been properly authorized by Company to access the CEO and use the Services through the CEO.

2.5          FAILURE TO PROTECT ID CODES, PASSWORDS, TOKEN CARDS, PINS, OR PASSCODES MAY ALLOW AN UNAUTHORIZED PARTY TO (1) USE THE SERVICES, (2) CORRECT, CHANGE, VERIFY, OR SEND DATA USED WITH THE SERVICES, (3) SEND INFORMATION AND COMMUNICATIONS TO, OR RECEIVE INFORMATION AND COMMUNICATIONS FROM, BANK OR (4) ACCESS COMPANY’S ELECTRONIC COMMUNICATIONS AND FINANCIAL DATA. ALL ENTRIES INTO THE CEO, ALL COMMUNICATIONS SENT, AND ALL USES OF THE SERVICES, THROUGH COMPANY’S ACTUAL ID CODES, PASSWORDS, TOKEN CARDS, PINs, OR PASSCODES (COLLECTIVELY “CODES”) WILL BE DEEMED TO BE ENTRIES, COMMUNICATIONS, AND USES AUTHORIZED BY COMPANY AND BE BINDING UPON COMPANY, EXCEPT TO THE EXTENT THAT COMPANY SUFFERS DAMAGE AS A DIRECT RESULT OF BANK’S UNAUTHORIZED DISCLOSURE OF SUCH CODES. COMPANY ASSUMES THE ENTIRE RISK FOR FRAUDULENT OR UNAUTHORIZED USES OF ALL CODES WHICH DO NOT RESULT FROM BANK’S UNAUTHORIZED DISCLOSURE OF SUCH CODES. Company acknowledges the importance of developing internal procedures to limit such risk, which procedures will include, at a minimum, (a) if Company is not on self- administration, notifying Bank immediately when any new person becomes a User or when any existing User stops being a User, (b) if Company is on self-administration, disabling access to the CEO immediately for each Company administrator, administrator, and User who stops being a Company administrator, administrator, or User, and (c) not keeping, in any form or in any place, lists of ID codes, passwords, PINs or Passcodes.

2.6           Company agrees to notify Bank immediately when Company becomes aware of any loss or theft of, or any unauthorized use of, any ID codes, passwords, token cards, Pins, or Passcodes. Company also agrees to notify Bank immediately when Company becomes aware of any unauthorized entry into the CEO.

3.             Financial Information.    Financial market data, quotes, news, research, and other financial information developed by third parties and transmitted to Bank (collectively, “Financial Information”) will be available at the CEO. The posting of any Financial Information or any other information or data at the CEO will not be a recommendation by Bank that any particular Service or transaction is suitable or appropriate for Company or that Company should receive or in any way use any Service. Bank does not guarantee the accuracy, completeness, timeliness or correct sequencing of any Financial Information, nor is it in any way responsible for the actions or omissions of the third parties developing or transmitting Financial Information or for any decision made or action taken by Company in reliance upon any Financial Information.

4.             Use of Certain Software to Access the CEO.    In using the CEO, Company will be sending financial and other data as well as electronic messages directly to Bank through the Internet. Company acknowledges that when the Internet, or any other electronic communications

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facilities, are used to transmit or receive data and messages, the data and the messages may be accessed by unauthorized third parties. To reduce the likelihood of such third party access, Company agrees to transmit and receive data and messages through the CEO using only software, including, but not limited to, browser software, or other access devices that support the Secure Socket Layer (SSL) protocol- or other protocols required by, or acceptable to, Bank, and to follow the Bank log-on procedures that support such protocols.

5.             Disclaimers.    Bank will not be Company’s advisor or fiduciary with respect to this Agreement or any Service.

6.             Limitation of Liability.    Bank will not be liable to Company for any direct or indirect damages or losses suffered or incurred by Company in connection with the CEO, any of the Services, any Financial Information, any other information or data Company receives through the CEO, or any failure to provide, or delay in providing, access to the CEO, any Service, or any Financial Information, except to the extent any Service Documentation specifically provides otherwise and except to the extent such damages or losses arise directly from the negligence or willful misconduct of Bank .

7.             Restricting or Terminating Access to the CEO.    In addition to, and not in substitution for, any provision in this Agreement or any of the other Service Documentation, Company understands and agrees that Bank will not in any way be obligated to permit Users access to any Financial Information or the use of any Service through the CEO if (a) such use or access is not in accordance with any term or condition applicable to the Service or the CEO or to the information to be accessed, (b) such use or access is not permitted by any state or federal law or regulation, (c) Bank has reasonable cause to believe that such use or access may not be authorized by Company or any third person whose authorization Bank believes is necessary for such use or access, or (d) Bank has reasonable cause to deny such use or access for Company’s protection or the protection of Bank . If any Service cannot be used through the CEO, Bank will make reasonable efforts for such Service to be used by other means. Bank shall not have liability to Company for any losses or damages Company may suffer or incur as a result of any such termination.

8.             Survival.    Sections 3, 6, 7 and 8 will survive termination of the Service.

9.             Terminology.    Unless specifically defined in this Service Description, capitalized terms used in this Service Description have the meanings, if any, provided in the Master Agreement for Treasury Management Services (the “Agreement”), as amended from time to time.

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WIRE TRANSFER SERVICES DESCRIPTION

1.                                      Description of the Wire Transfer Services (the “Services”). The Services will enable Company to give instructions (“Orders”) to Bank to (i) transfer funds by wire from the account(s) designated in the Wire Transfer Services Set-up Forms (the “Account”), and (ii) instruct another depository institution to debit an account at that institution and transfer the funds to Bank or debit the Account at Bank and transfer the funds to that institution (“Drawdown Requests”). In this Service Description, the term “Transfer Instruction” refers to both Orders and Drawdown Requests. This Service Description is in addition to, and not in place of, any other agreement which Company may have entered into with Bank regarding Wire Transfer Instructions.

2.                                      Security Procedure. Company agrees that Bank may verify that Company has authorized a Transfer Instruction solely in accordance with the Wire Transfer Services Security Procedure Agreement then in effect (the “Security Procedure”). The Security Procedure will not apply to Transfer Instructions delivered to Bank in person by Company or its authorized representative. The Security Procedure will not be used to detect erroneous Transfer Instructions. Company agrees that the Security Procedure it selected is commercially reasonable and is the Security Procedure that best meets its requirements given the size, type and frequency of the Transfer Instructions Company will issue to Bank. Company further agrees to safeguard any number, code, password, test key, or other identifier assigned to it from discovery by any unauthorized person. If Company has chosen the telephone verification option and the individual contacted by Bank identifies himself or herself as an individual designated by Company and confirms that the Transfer Instruction was sent to Bank by Company, Bank will be conclusively deemed to have complied with the telephone security procedure. If Company becomes aware of a breach of the Security Procedure, or suspects that a breach may occur, it will immediately notify Bank in a time and manner that gives Bank a reasonable opportunity to act on it.

3.                                      Identify Authorized Persons. Company will notify Bank in writing of the identity of each individual authorized to receive information regarding the Security Procedure. Company will promptly notify Bank in writing of any change in an authorized individual. Company’s notice will be binding on Bank if it is received in a time and manner that gives Bank a reasonable opportunity to act on it. Bank will be fully protected in relying on Company’s notices. Bank may, but will not be required to, electronically record any oral communication that it receives from Company.

4.                                      Authorization to Pay. Company authorizes and instructs Bank to pay any Order that complies with the Security Procedure. For each Transfer Instruction executed by Bank in accordance with the terms of this Service Description, Company authorizes Bank to debit or credit, as applicable, the account specified in the Transfer Instruction (and if no account is specified, the Account or any other account of Company at Bank or an affiliate) even if a debit results in an overdraft. Company agrees to have sufficient available funds in the account specified in the Transfer Instruction (and if no account is specified, the Account) at the time of each debit.

5.                                      Finality of Transfer instructions. A Transfer Instruction will be final and will not be subject to stop payment or recall, except that Bank may, at Company’s request, make an effort to effect such stop payment or recall. In that case, Bank will incur no liability for its failure or inability to do so.

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6.                                      Inconsistency of Name and Number. If a Transfer Instruction describes the person to receive payment inconsistently by name and account number (i) payment may be made on the basis of the account number even if the account number identifies a person different from the named person or (ii) Bank may in its sole discretion refuse to accept or may return the Transfer Instruction. If a Transfer Instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. If a Transfer Instruction identifies a nonexistent or unidentifiable person or account as the beneficiary or beneficiary’s account, Bank may in its sole discretion refuse to accept or may return the Transfer Instruction.

7.                                      Company’s Duty to Exercise Ordinary Care. Company will exercise ordinary care to determine whether a Transfer Instruction accepted by Bank was either erroneous or not authorized and to notify Bank of the facts within a reasonable time not exceeding fourteen (14) days after Company has received notification from Bank that the Transfer Instruction was accepted or that the Account was debited or credited with respect to the Transfer Instruction, whichever is earlier. Company will be precluded from asserting that Bank is not entitled to retain payment for a Transfer Instruction unless Company objects within the fourteen (14) day period.

8.                                      Information Requests. Company may request the issuance of tracer messages concerning uncompleted transfers. Company will provide Bank with any transaction information it considers necessary to process Company’s inquiry. In addition to Bank’s fees for this service, Company will reimburse Bank for any charges it incurs from third parties in connection with Company’s requested tracer messages.

9.                                      International Wire Transfers. A Transfer Instruction expressed in U.S. Dollars will be sent in U.S. Dollars. Company may request that prior to executing an Order or outgoing Drawdown Request, Bank converts the amount to be transferred from U.S. Dollars to the currency of a designated foreign government or intergovernmental organization (“Foreign Currency”) at Bank’s selling rate for exchange in effect on the date the Order or outgoing Drawdown Request is executed by Bank. If the financial institution designated to receive the funds does not pay the beneficiary specified in the Order or outgoing Drawdown Request and it is payable in Foreign Currency, Bank will not be liable for a sum in excess of the value of the Order or outgoing Drawdown Request after it has been converted from Foreign Currency to U.S. Dollars at Bank’s buying rate for exchange at the time the cancellation of the Order or outgoing Drawdown Request is confirmed by Bank.

10.                               Responsibility of Bank. Bank is only responsible for making a good faith effort to execute Company’s Transfer Instructions. Transfer Instructions may be sent by wire, telegraph, telephone, cable or whatever other transmission method Bank considers to be reasonable. Orders and outgoing Drawdown Requests may be transmitted directly to the beneficiary’s financial institution, or indirectly to the beneficiary’s financial institution through another financial institution, government agency or other third party that Bank considers to be reasonable. Bank may execute an incoming Drawdown Request that conforms with instructions it receives through Fed Wire, SWIFT or any other funds transfer system, provided such instructions are not inconsistent with instructions contained in an applicable Set-up Form. The authority to execute the incoming Drawdown Request shall continue until Bank receives express written notice from Company that such authority is revoked. Bank will not be liable for any third party’s failure to or delay or error in processing a Transfer Instruction. If the beneficiary bank does not pay the beneficiary specified in the Transfer Instruction, a refund will be made only after Bank has received confirmation of the effective cancellation of the Transfer Instruction and Bank is in free possession of the funds debited or earmarked in connection with the Transfer Instruction. If

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Bank is notified that it did not transfer the full amount stated in a Transfer Instruction, Bank’s sole obligation will be to promptly execute a second Transfer Instruction in the amount of the stated deficiency. If Bank executes a Transfer Instruction in excess of the amount stated in the Transfer Instruction, to the extent that the originator does not receive the benefit of the Transfer Instruction, Bank will only be liable for any loss of the principal amount transferred in excess of the amount stated in the Transfer Instruction. Additionally, Bank will be liable for the amount of interest the originator has lost due to the transfer of the excess amount, computed at the then current Federal Funds rate. However, Bank’s liability for loss of interest will be limited to twenty (20) calendar day’s interest. This section sets forth Bank’s complete liability for a Transfer Instruction issued or received under this Service Description.

IN NO EVENT WILL BANK BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF THE TRANSFER INSTRUCTION IS EXECUTED BY BANK IN GOOD FAITH AND IN ACCORDANCE WITH THE TERMS OF THIS SERVICE DESCRIPTION.

As used in the Master Agreement for Treasury Management Services (the “Agreement”), with respect to the Services, “negligence” means a material failure to use the degree of care used under similar circumstances by a national bank having a similar volume of funds transfers and similar number, size and diversity of funds transfer customers.

11.                               Governing Law; Rules and Regulations. Bank’s and Company’s rights and obligations regarding Transfer Instructions will be governed solely by this Service Description and the other Service Documentation and, to the extent applicable, federal law and the law of the state in which Bank’s principal office is located, as amended from time to time. Article 4A of the Uniform Commercial Code will, to the extent possible, be applied by analogy to any Drawdown Requests. All Transfer Instructions will also be subject to the rules and regulations of any funds transfer system used by Bank as amended from time to time. If a Transfer Instruction is to be processed in accordance with a statute, rule, regulation or license of the United States, or any federal agency, the Transfer Instruction will be governed by that statute, rule, regulation or license.

12.                               Notices; Receipt of Confirmations. In addition to the notice provision set forth in Section 10.6 of the Agreement, the following will apply: A bank statement showing a Transfer Instruction sent by first class mail to Company’s last address as shown in Bank’s records and not returned will be conclusively presumed to have been received by Company seven (7) days after it is sent.

13.                               Agents. Bank may use agents of its choice to perform any of its obligations.

14.                               Survival. Sections 4, 7, 9, 10 and 14 will survive termination of the Services.

15.                               Terminology. Unless specifically defined in this Service Description, terms used in this Service Description have the meanings, if any, provided in Article 4A of the Uniform Commercial Code, as amended from time to time. Each Bank request, instruction and set-up form completed by or on behalf of Company in connection with the Services will be deemed to be a “Set-up Form” as that term is used in the Service Documentation.

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PAYMENT MANAGER SERVICES

PAYMENT MANAGER® SERVICE and PAYMENT MANAGER PLUSSM ENHANCED REMITTANCE SERVICE DESCRIPTION

Modified September 27, 2005, for P2P Credit, Inc.

1.                                      Description of the Payment Manager Services (the “Services”).  The Services, one of which has been separately designated by Company in the Payment Manager Services Set-up Form delivered to Bank, are generally described as follows:

1.1                                 Payment Manager Service.  The Payment Manager Service will enable Company to send an electronic file with payment instructions and data to Bank. Subject to this Service Description and the other Service Documentation, Bank will make payments through the ACH (see Subsection 2.1), by Wire (see Subsection 2.2), or by Check (see Subsection 2.3) in accordance with Company’s payment instructions. The legal relationships, and the related terms and conditions, between Company and Company’s trading partners will be governed by the terms of the contracts between Company and Company’s trading partners and will not be binding on Bank.

1.2                                 Payment Manager Plus Enhanced Remittance Service.  In addition to providing the Payment Manager Service described in Section 1.1 above, Bank will distribute to trading partners designated by Company (“Company’s Trading Partners) data and/or documents containing related payment remittance information (the “Documents”). Bank shall deliver the Documents using one or more of the following delivery channels as designated by Company: general e-mail; facsimile; secure e-mail; data transmission; and/or paper via U.S. mail Bank shall provide Company with access to the Electronic Document Delivery Service database via the Commercial Electronic Office® (CEO®), portal so that Customer can set up and maintain distribution channels and information for its customers. Prior to commencement of the Service, Company must have enrolled in the CEO Service.

1.2.1                        Security Disclaimer for Facsimile and General E-Mail.  By using the facsimile or unencrypted general email delivery channels, Company agrees to the following provisions including waiver of rights and indemnification of Bank in connection with any losses or damages due to any lack of security of Bank’s unencrypted general email and facsimile delivery systems used in providing the Services, except to the extent that such losses or damages are directly caused by Bank’s negligence or willful misconduct. The provisions of this Subsection 1.2.1 are in addition to, and not in restriction of, and notwithstanding, any other provision contained in the Agreement or other Service Documentation.

1.2.1.1               Delivery of Files by the Bank.  Until Bank receives notice to the contrary, Documents sent to Company’s Trading Partners shall conclusively be deemed to be delivered and received by Company’s Trading Partners at the time of their transmission. The Bank will make no effort to confirm that Company’s Trading Partner has received a Document sent under this Service Description. It is the responsibility of Company to notify Bank that any Document has not been received.

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1.2.1.2               Liability.  Any act or omission by Bank that is based upon information or data furnished by Company in connection with the Service will be at the sole risk of Company and Bank shall not bear any liability therefor. Bank is not liable for any corruption or loss of the data contained on a Document after the Document has left Bank’s facilities. If a Document is lost, destroyed, or damaged by Bank, Bank’s sole obligation will be to attempt to recover a prior version of the Document from back-up media, if any, maintained by Bank. If for any reason Bank is unable to restore the Company’s Document from back-up media, Bank will attempt to restore the files using data furnished by Company, in which event Bank shall have no responsibility for the accuracy or completeness of such data provided by Company.

1.2.1.3               Record Retention.  Bank and Company each agree to retain copies of all Files sent and received for a period of thirty (30) days from the original transmission of any such File. Bank agrees to retain copies of Documents distributed for a period of 120 days from original distribution.

1.2.1.4               Suspension of Service.  In the event of any security breach or other emergency with respect to providing the Service, Bank may suspend the Service effective immediately until such breach or emergency has been remedied.

2.                                      Transmission of Payments and Related Information.  The following provisions apply when Company uses the Services to (i) transmit an entry through an automated clearing house (the “ACH”), (ii) issue a payment order to be sent by wire transfer (a “Wire”), or (iii) issue a check drawn by Bank on Company’s Account (a “Check”), as applicable, as part of the Service.

2.1                                 ACH Transactions.  The provisions of Bank’s ACH Services Description, or if separately entered into by Company and Bank, Bank’s Agreement for ACH Services, and any related Security Procedure Agreement between Company and Bank applicable to such ACH Services, will in accordance with their terms govern each domestic and international ACH transaction. Company acknowledges that international low value payments initiated through the Services may be credited on or after the stated Value Date (see Subsection 3.1). Bank will have no liability in the event a low value payment is not credited to the receiver’s account until after the stated Value Date.

2.2                                 Wire Transactions.  The provisions of Bank’s Wire Transfer Services Description, or if separately entered into by Company and Bank, the applicable agreement(s) for wire transfer services, and any security procedure agreement between Company and Bank applicable to such Wire Services, will in accordance with their terms govern each domestic Wire transaction In addition, the following provisions will apply to each international Wire transaction:

2.2.1                        Description.  Company may request (each a “Transfer Request”), that Bank transfer U.S. Dollars or Foreign Currency for Company (each a “Transfer”) into (i) Company’s accounts with other banks or (ii) third party accounts with other banks. The amount of each Transfer will be paid through a Payment By Account Debit (as defined below) unless Company has requested, and Bank has approved, payment through a payment by Wire.

2.2.2                        Information Required for Transfer Requests.  Bank will not be obligated to make any requested Transfer if there is any discrepancy between the information provided by Company in the Transfer Request and other information available to Bank concerning the Transfer Request or matters relating to the Transfer Request.

2.2.3                        Funds Transfer System.  Bank will determine the funds transfer system to be used when Bank makes each Transfer and the means by which each Transfer will be made.

2.2.4                        Making and Paying for Transfers: Coverage by Foreign Exchange Line.  Company understands and agrees that if Company has been granted a Foreign Exchange Line (see Subsection 3.1) with sufficient availability to fully cover the amount of a Transfer at the time it

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is to be made, Bank will make the Transfer upon receipt of the Transfer Request for the Transfer and, in the case of Payment By Account Debit, Bank will debit the Designated Company Account for the amount of the Transfer on the Value Date. If any overdraft is created in the Account or any other account of Company at Bank, or a bank affiliate of Bank, as a result of a debit for the amount of a Transfer, Company agrees to pay the amount of the overdraft to Bank, or its affiliate, on demand in immediately available funds without setoff or counterclaim.

2.2.5.                     Making and Paying for Transfers. No Coverage by Foreign Exchange Line.  Company understands and agrees that if Company has not been granted a Foreign Exchange Line or if there is not sufficient availability under a Foreign Exchange Line granted to Company to fully cover the amount of a Transfer at the time it is to be made, Bank will make the Transfer only if, in the case of Payment By Account Debit, there are sufficient immediately available funds in the Account to fully cover the amount of the Transfer at the time it is made, and Bank will debit the Account for the amount of the Transfer when the Transfer is made. If any overdraft is created in the Account, or any other account of Company at Bank, or a bank affiliate of Bank, as a result of a debit for the amount of a Transfer, Company agrees to pay the amount of the overdraft to Bank, or its affiliate, on demand in immediately available funds without setoff or counterclaim.

2.2.6.                     Bank’s Right to Reimbursement for Transfers.  Company agrees that it will be liable for, and that Bank may debit the Account, or if it does not then contain sufficient immediately available funds, any other account of Company at Bank, or a bank affiliate of Bank, for, or exercise any other right that Bank may have to obtain reimbursement for, any amount paid by Bank in connection with a Transfer.

2.2.7.                     Reliance on Identifying Bank Number and Account Numbers Provided by Company.  Company understands that if a Transfer Request describes the person to receive payment inconsistently by name and account number (i) payment may be made on the basis of the account number even if the account number identifies a person different from the named person or (ii) Bank may in its sole discretion refuse to accept or may return the Transfer Request. If a Transfer Request describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. If a Transfer Request identifies a nonexistent or unidentifiable person or account as the beneficiary or beneficiary’s account, a participating financial institution may in its sole discretion refuse to accept or may return the Transfer Request.

2.3                                 Check Transactions.  The following provisions will apply to each Check issued:

2.3.1                        Commercial Account Agreement.  All Checks issued will be subject to the terms and conditions set forth in Bank’s (or if applicable, Bank’s affiliates’) Commercial Account Agreement applicable to the Account.

2.3.2                        Check Information.  For each Check, Company will provide Bank with the amount for which the Check is to be issued, the payee’s name, the payee’s mailing address, the number to be assigned to the Check, and the date of the Check (each of which are individually referred to as a “Data Field” and collectively referred to as “Check Information”).

2.3.3                        Files.  Files containing Check Information entries (“Files”) will be provided to Bank on media approved of by Bank and will be presented in a computer readable form that conforms to such format requirements as may from time to time be specified by Bank. Bank will attempt to notify Company of any entry that rejects by calling Company at the most recent phone number Bank has for Company in its records for this Service.

2.3.4                        Submission and Processing of Files.  Customer may deliver Files to Bank, and Bank will acknowledge receipt of Files, twenty-four hours a day, seven day a week. Payments will be originated by Bank only on days which are Business Days. For purposes of payment origination, Bank has established an earlier and a later cutoff time for receipt of Files on each Business Day. Files that are received by Bank prior to the earlier cutoff time separately disclosed to Company from time to time will be printed and mailed on the Business Day received if same day

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check processing has been selected. Files that are received by Bank prior to the later cutoff time separately disclosed to Company from time to time will be printed on the Business Day received and mailed on the next Business Day. Files received after the later cutoff time will be considered received on the next Business Day.

2.3.5                        File Edits.  Bank will conduct an edit of each File that it has agreed to receive. The purpose of this edit is to confirm that the format of the File conforms to the format requirements initially agreed to by Bank and Company as modified by mutual agreement from time to time. The edit will not detect erroneous or missing information.

2.3.6                        Incomplete Files; Files Containing Errors.  If a File is missing any Data Field for any Check described in the File (other than a Data Field for which the parties have agreed to a default condition), or if Bank has identified any other error that prevents it from being able to process the File, Bank may reject the entire File. In that event, Bank will produce an error report and communicate its contents to Company by calling the number specified in the Payment Manager Services Set-up Form or otherwise in writing from time to time by Company. It will be the obligation of Company to resolve errors identified, and to resubmit the entire File for processing by Bank.

2.3.7                        Preparation of Checks.  After receipt of a File and, if applicable, confirmation by the Bank, Bank’s check printer will proceed to print the Checks identified in the File. Company authorizes Bank to supply a drawer’s signature on behalf of Company on each Check. Provided Company has adhered to the applicable cutoff times, Bank’s check printer will make a reasonable effort to print all Checks on the day specified in Paragraph 2.3.4. In signing the Checks, Bank is acting solely as a representative of Company and is not acting in a personal capacity. Bank’s obligations with respect to each Check will be limited to that of a drawee under applicable law, as modified by the terms of the deposit account agreement applicable to the Account.

2.3.8                        Issuance or Delivery of Checks.  Company may instruct Bank to either mail the Checks to the designated payees or to deliver the Checks to Company. If Company has instructed Bank to mail the Checks to the designated payees, Bank’s check printer will make a reasonable effort to mail Checks on the day specified in Paragraph 2.3.4. If Company has instructed Bank to deliver the Checks to Company, Bank will make a reasonable effort to send the Checks to Company via overnight courier on the Business Day after—the Checks are printed. Company will pay the cost of the overnight courier in accordance with the instructions separately provided to Company by Bank from time to time.

2.3.9                        Positive Pay.  If Company utilizes Bank’s Positive Pay Service, Company may request Bank to either (i) update Company’s File of issued and outstanding Checks maintained with Bank (the “Positive Pay File”) to reflect the Checks identified in the File, or (ii) provide Company with the information regarding the Checks identified in the File that will enable Company to update the Positive Pay File. If Company requests Bank to update the Positive Pay File, it will be updated on the Business Day that the Checks are printed.

2.3.10                  OFAC Compliance.  Bank will filter all Checks to ensure that no payment is made to an individual, entity, or government under Office of Foreign Assets Control (“OFAC”) sanction. Bank will suspend transactions identified as OFAC matches, pending investigation. If the match is a false positive, the transaction will be released and processed. If the match is legitimate, the transaction will be cancelled and Company will be notified.

3.                                      International Payments.  The following provisions apply when Company uses a Service to make international payments in U.S. Dollars or in currencies other than Dollars (each a “Foreign Currency”) (i) through the ACH, or (ii) by Wire, as part of the Service. “Transfer” and “Transfer Request” as used below include transfers originated by either ACH or Wire.

3.1                                 Value Date/Foreign Exchange Line.  As used in this Service Description, the terms (i) “Value Date” means the date on which the receiver in an international ACH transaction or the beneficiary in an international Wire transaction should receive the payment in normal

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circumstances, and (ii) “Foreign Exchange Line” means a line of credit granted by Bank to Company, used in connection with the Service to fund the Account.

3.2                                 Exchange Rates for Transfers.  If a Transfer is made in a Foreign Currency, the amount to be debited to Company’s account with Bank will be the amount of the Foreign Currency converted to U.S. Dollars at a foreign exchange rate (each an “Exchange Rate”) determined by Bank, or as otherwise arranged between Company and Bank. Unless specifically arranged otherwise between Company and Bank, the Exchange Rate applicable to a Transfer will be the Exchange Rate in effect at the time Bank makes the Transfer. Exchange Rates will be updated by Bank from time to time.

3.3                                 Credits for Transfers Which Are Not Accepted.  If a Transfer is not completed because the Transfer was not accepted by the beneficiary of the Transfer or the beneficiary’s bank or any intermediary bank or for any other reason, Company understands that Bank will not be liable to return to Company any amounts in excess of the amount of the Transfer, less any charges or expenses incurred by Bank with respect to such return. If the Transfer is in a Foreign Currency, the amount returned to Company will be the amount of such Transfer, less the charges or expenses incurred by Bank with respect to such return, after the Transfer has been converted from the Foreign Currency in which it is denominated to U.S. Dollars at Bank’s buying rate of exchange at the time Bank learns that the Transfer was not completed.

3.4.                              Deadlines for Receiving Transfer Requests.  Transfer Requests must be received by Bank before the deadlines disclosed to Company from time to time in writing.

3.5                                 Unacceptable Transfer Requests.  A Transfer Request may not be accepted by Bank or the making of a Transfer may be delayed if the making of the Transfer would (i) if the Transfer is to be paid by Bank debiting the Account (a “Payment By Account Debit”), exceed the amount of available funds in the Account to be debited for the making of the Transfer on the day the Account is to be debited for such Transfer, (ii) require Bank to use a bank not acceptable to Bank, (iii) cause Bank to violate any applicable laws or regulations, or (iv) cause Bank to exceed any limitation on its intra-day net funds position established in accordance with Federal Reserve or other regulatory guidelines or violate any other Federal Reserve or other regulatory risk control program. If Bank does not accept a Transfer Request or must delay making a Transfer, Bank will attempt to notify Company promptly by telephone or agreed upon electronic message format.

3.6                                 Confirmations. If a Transfer is to be paid through a Payment By Account Debit, Bank will confirm, by an entry on Company’s statement for the Account, the making of each Transfer by Bank pursuant to a Transfer Request. If a Foreign Transfer is not to be paid through a Payment By Account Debit, Bank may, in its sole discretion, but without in any way being obligated to do so, confirm by a written or electronic advice to Company the issuance of a Transfer. Company will notify Bank of any erroneous or unauthorized making of a Transfer as soon as Company learns of it, but in no case later than fourteen (14) calendar days after Company receives the first (or only) notice from Bank of the making of the Transfer; provided, however, that if Company does not receive a notice or an advice of the issuance of a the making of a Transfer, Company will notify Bank not later than ninety (90) calendar days after the Transfer was made if such Transfer was erroneous or unauthorized. If Bank suffers a loss due to an erroneous Transfer because Company failed to notify Bank as provided in the preceding sentence, Company agrees to reimburse Bank promptly for the loss.

3.7                                 Cancellations and Amendments of Transfer Requests.  The provisions of this Services Description applicable to Transfer Requests will also apply to requests for cancellations of Transfer Requests. To amend a Transfer Request, the Request must be cancelled and then a new Transfer Request sent to Bank as provided in this Services Description. After Bank has executed a Transfer Request, Bank may at the request of Company, but will not be obligated to, attempt to cancel the Transfer.

3.8                                 Attempts to Restrict Acceptance of Transfer Requests.  Instructions attempting to restrict Bank’s acceptance of Transfer Requests may only be made in a writing, sent to Bank by

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facsimile transmission, mail or personal delivery, which is signed by (i) one or more persons authorized by Company’s resolutions or certifications of authority to restrict Bank’s acceptance of Transfer Requests or (ii) if Transfers are to be paid through a Payment By Account Debit, at least one of the persons authorized to withdraw funds by check from such account on the account documentation for such account. Such instructions will only be effective with respect to Transfer Requests received by Bank on the first Banking Day after Bank receives such instructions.

3.9                                 Limitation of Liability and Indemnification.  In addition to and not in restriction of, and notwithstanding, any other provision contained in the Agreement or other Service Documentation, in the case of international payments, Bank will not be responsible for any material losses arising out of, or in any way connected with requests for cancellations of Transfer Requests, and/or Bank’s performance of, or failure to perform, the Service except to the extent that such losses directly result from Bank’s negligence or intentional misconduct in performing the Service. In addition to the above provisions, and not in substitution for such provisions, Bank will have no liability in connection with any receiver’s, beneficiary bank’s or intermediary bank’s decision to accept or not accept any ACH transaction or Transfer, and in no event will Bank be liable for the insolvency, neglect, misconduct, mistake or defalcation of a any receiver’s, beneficiary bank’s or intermediary bank’s in connection with an ACH transaction or a Transfer.

4.                                      Account.  Company will maintain one or more deposit accounts with Bank, which (i) with respect to ACH transactions, will be identified as provided in the ACH documentation referred to in Subsection 2.1, (ii) with respect to domestic Wire transactions, will be identified in the Wire documentation referred to in Subsection 2.2, and with respect to international Wire transactions, will be identified in the Payment Manager Services Set-up Form, (iii) with respect to Checks, will be identified in the Payment Manager Services Set-up Form, or in the Service Documentation applicable to Bank’s Controlled Disbursement Service if Company has elected to receive Controlled Disbursement Services from Bank or a Bank affiliate, or with respect to any of the foregoing, as otherwise designated in writing from time to time (the “Account”).

5.                                      Identify Authorized Persons.  Any person identified by Company in the Payment Manager Services Set-up Form or any certification, notice or other communication delivered to Bank may receive information, communications and notices regarding the Services, and is authorized to transact all business, make all agreements and sign and deliver all documents in connection with the Services. If the identity of such a person changes Company will promptly notify Bank in writing. Bank will have a reasonable time after receipt of a certification, notice or other communication to act on it.

6.                                      Agents.

6.1                                 Company’s Use of Agents.  if Company elects to use an agent with respect to the Services, Company, and not Bank, will be solely responsible for the acts and omissions of Company’s agent, and its agent will, without limitation, be authorized to initiate, originate, receive, return, adjust, correct, cancel, amend and transmit ACH transactions, Wire transfers, instructions to issue Checks, and related information and instructions and select any related security procedure(s). Company agrees that any security procedure selected by its agent will be treated as commercially reasonable for all purposes. Bank may rely on instructions it receives from Company’s agent and need not make any inquiries to verify or confirm that instructions are within the scope of the agency.

6.2                                 Company Agents; Identity and Changes.  Company will certify each agent’s identity and any changes to Bank in writing. Bank will be fully protected in relying on each certificate and on the obligation of Company to promptly certify any change in the agents

6

so certified. Bank will have a reasonable time after receipt of a certification or change to act on it.

6.3                                 Bank’s Use of Agents.  Bank may at any time use agents and/or independent contractors to provide all or any portion of the Services, and will be solely responsible for the acts and omissions of those agents and independent contractors. However, Bank will not be deemed to be the agent of, nor responsible for the acts or omissions of any other person, including without limitation any Federal Reserve Bank, any of Bank’s foreign correspondent banks, collecting or depository bank, payee or endorsee, ACH or Wire transmission or communications facility, any receiver or receiving depository financial institution or gateway operator (including, without limitation, the return of any funds), and no such person will be deemed Bank’s agent.

7.                                      Data Backup Requirements.  Company agrees to implement, on a periodic basis not less than weekly, reasonable data backup-measures. In the event of any failure of the software, hardware or other equipment, Company will deliver to Bank all data which it would otherwise have provided that is necessary for Bank to perform Bank’s obligations in connection with the Services.

8.                                      Survival.  The portions of this Service Description designated 1.2.1, 2.2.4., 2.2.5., 2.2.6., 3.2., 3.3., 3.9. and 8 will survive termination of the Services.

9.                                      Terminology.  Unless specifically defined in this Service Description, terms used in this Service Description have the meanings, if any, provided in the Master Agreement for Treasury Management Services between Bank and Company (referred to in this Service Description as the “Agreement”) and the other Service Documentation (including, without limitation, that referenced in Subsections 2.1. and 2.2., paragraph 2.3.10., and Section 4), as amended from time to time.

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ACCEPTANCE OF SERVICES

Part I - Certification

Bank: Wells Fargo Bank, N. A.	☒ New Agreement	☐ Additional Service

Each person signing this Acceptance of Services (“Acceptance”) certifies that:

(a)

the undersigned Company has received and agrees to be bound by the Service Documentation, as defined in Bank’s Master Agreement for Treasury Management Services (“Agreement”), and, if checked below, Bank’s Security Procedures, Sweep Services and Credit Sweep Services;

(b)

he or she has full authority to execute this Acceptance on behalf of Company, to enter into other agreements with Bank for Services now or hereafter offered by Bank and to amend, terminate or otherwise act on behalf of Company with respect to such agreements and Services; and

(c)	Company’s use of any Service confirms its agreement to be bound by the Service Documentation relating to that Service.

All terms defined in the Agreement shall have the same meaning when used in this Acceptance.

Company’s elections with respect to Security Procedures, Sweep Services, and Credit Sweep Services are:

☒ Yes	☐ No	Security Procedures -ACH. (If yes, go to Part II, below)
☒ Yes	☐ No	Security Procedures - Wire Transfers. (If yes, go to Part II, below)
☐ Yes	☒ No	Sweep Services. (If yes, go to Pan III, below)
☐ Yes	☒ No	Credit Sweep Services. (Obligation # )

Part II - Security Procedures

A. Important Information about Security Procedures.

Company understands that when Bank acts on any instruction to transfer funds by ACH or wire transfer from accounts Company maintains at Bank (each, an “Order”), Bank and any beneficiary’s bank may rely solely on (i) the beneficiary’s account number even if it identifies a person different from the named beneficiary, and (ii) if provided to Bank, the identification number of any other financial institution through or to which the funds are to be transferred, rather than the name of the financial institution. Company expressly agrees to be bound by any Order, whether or not authorized, issued in its name and accepted by Bank in compliance with the security procedure(s) Company has selected as indicated below. If Company selects a security procedure that is set forth in an Addendum, that Addendum is incorporated in this Acceptance by this reference.

B. Security Procedures for ACH Services. (Select Option 1 or Option 2.)

Option 1	☒ Yes	☐ No	Bank’s Standard Security Procedures (as set forth in Bank’s ACH Services Security Procedures Agreement that is incorporated in this Acceptance by this reference).

If Company elects Bank’s Standard Security Procedures, Company must select one of the following Security Procedures:

☒ Yes	☐ No	Internet ACH security procedure.
☒ Yes	☐ No	Other ACH Services security procedures (If yes, select procedure that applies.)

☐ Token Card/Passcode - File Transmission/Batch Release	☐ Password — File Transmission
☒ Secure File Transport	☐ Password — Taped or Written Instructions.

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Option 2	☐ Yes	☐ No	Special Security Procedures. Company has refused the security procedures set forth in Option 1 above. Instead Company has requested use of the security procedure(s) set forth in the Addendum.

Individual(s) authorized to receive information regarding the ACH security procedure selected above:

Name	Chris A. Larsen			Name	J.P. Whelan

Name				Name

C. Security Procedures for Wire Transfer Services. (Select Option 1 or Option 2.)

Option 1	☒ Yes	☐ No	Bank’s Standard Security Procedures (as set forth in Bank’s Wire Transfer Services Security Procedures Agreement that is incorporated in this Acceptance by this reference).

In addition to Bank’s Standard Security Procedures, Company has selected the following security procedures:

		☐ Yes	☐ No

Security Procedure for Telephone Verification (voice-initiated Orders only). Voice-initiated, non-repetitive Orders exceeding $     will be subject to telephone verification. (If no amount is designated, $500,000 will be used.)

		☒ Yes	☐ No	Security Procedure for Commercial Electronic Office® (“CEO®”) Wire Transfer Service (or WellsNet® Wire Transfer Service.)

		☒ Yes	☐ No	Security Procedures for Electronic Commerce/Payment Manager Services (If yes, select procedure that applies.)

☐            Password - File Transmission (Non-encrypted). (This procedure requires that a unique eight-digit code separately agreed upon in writing by Company and Bank be presented with Company’s wire file. Company may be required to change the code on a regular basis.)

☒           Secure File Transport (Encrypted). (This procedure uses 128-bit Secure Sockets Layer encryption and requires the use of a transmission ID and a transmission password. Use of a digital certificate is optional.)

Option 2	☐ Yes	☒ No	Special Security Procedures. Company has refused the security procedures set forth in Option 1, above. Instead Company has requested use of the security procedure(s) set forth in the Addendum.

Individual(s) authorized to receive information regarding the Wire Transfer security procedure selected above:

Name				Name

Name				Name

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Part III - Sweep Services

A. IMPORTANT DISCLOSURES

General. The investment instruments below that are offered, sold, or placed by Bank are not deposits in or obligations of, and are not guaranteed by, Bank or any affiliate (except for Repurchase Agreements, see below); are not insured by the FDIC, the Securities Investors Protection Corporation, or the United States of America; and are subject to investment risk including possible loss of principal invested or the nonpayment of interest. Yields vary with market conditions. Past performance is no guarantee of future results. Bank makes no representation or warranty as to the suitability or safety with respect to any investments.

Electronic Delivery. Confirmations and/or Statements will be sent to Company by electronic means unless otherwise requested by Company. Electronic means include the Commercial Electronic Office®, facsimile or Secure E-Mail.

Mutual Funds. Wells Fargo Funds Management, LLC, a wholly-owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for the Wells Fargo Advantage FundsSM. Other affiliates of Wells Fargo & Company provide sub-advisory and other services for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member NASD/SIPC, an affiliate of Wells Fargo & Company. Fees for such services are disclosed in the prospectuses for these Funds. Bank may act as agent or as principal for Company for mutual fund transactions.

For more complete information about the Wells Fargo Advantage Money Market Funds, obtain a current prospectus by contacting your Treasury Management sales officer, relationship or other manager or Institutional Brokerage & Sales representative. Consider the investment objectives, risks, charges and expenses of the investment carefully before investing. This and other information about the Wells Fargo Advantage Funds can be found in a current prospectus. Please read it carefully before investing.

An investment in a money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Wells Fargo Advantage Money Market Funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in a money market fund.

Eurodollar Sweep. Funds invested in the Eurodollar Sweep account are not domestic bank deposits, are not insured by the Federal Deposit Insurance Corporation and are not guaranteed by the United States government or any agency thereof.

Repurchase Agreements. Repurchase Agreement transactions are obligations of, but not deposits with, the repurchase counterparty (Bank or affiliates).

Government Sponsored Enterprises (“GSE”). Bank will act as principal for all GSE transactions. Discount notes and other short-term obligations issued by GSE’s are obligations of their respective issuers. The obligations of such issuers are not obligations of, nor are they guaranteed by the United States of America.

B. DESIGNATION OF INVESTMENT INSTRUMENTS

Company designates the following investment instruments (Select only one per checking account):

☐ Yes	☒ No	OVERLAND EXPRESS® SWEEP. (Wells Fargo Overland Express Sweep Fund)

☐ Yes	☒ No	INVESTACCOUNT®. In addition to this Acceptance and the Service Description, a Master Repurchase Agreement must be completed and signed.

☐ Yes	☒ No	EURODOLLAR SWEEP.

☐ Yes	☒ No	CORRESPONDENT FED FUNDS SOLD. In addition to this Acceptance and the Service Description, a Federal Funds Sale Agreement-Principal Only-Sweep letter must be completed and signed.

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☐ Yes	☒ No

CORPORATE CASH MANAGEMENT ACCOUNT (“CCMA”). In addition to this Acceptance and the Service Description, a Master Repurchase Agreement must be completed and signed and each field, below, must be completed.

•	Government Sponsored Enterprise Investment elections (You must select at least two)

☐	Federal Farm Credit Bank (“FFCB”)
☐	Federal Home Loan Bank (“FHLB”)
☐	Federal National Mortgage Association (“Fannie Mae”)

•	Concentration Account Elections

The Concentration Account, Interest Account and Specified Balance listed below are subject to Bank’s Corporate Cash Management Account Service Description.

Concentration Account Name	Account Number	Specified Balance (if desired)
$
Interest Account Name ((May be the Concentration Account)	Account Number

Agreed To and Accepted By:

Company:	P2P Credit, Inc.

By:	/s/ Christian A. Larsen

Name:	Christian A. Larsen

Title:	CEO

Date:

Exhibit I

Bank Secrecy Act Policy

Exhibit I

Anti-Money Laundering

And

Bank Secrecy Act Policy

Prosper Marketplace, Inc.

111 Sutter Street, 22nd Floor

San Francisco, CA 94104

Version Control

Owner/Individual Responsible for Maintaining Policy:

Director of Compliance, Prosper Marketplace, Inc.

Last Revised: April 8, 2008

Background

Prosper Marketplace, Inc. (“Prosper”) provides a person-to-person online credit auction platform that facilitates loans to borrowers with interest rates set through auction-style competitive bidding among individuals or institutions willing to commit their funds to loans. Prosper is committed to complying with applicable provisions of the Bank Secrecy Act (“BSA”) and all applicable anti-money laundering (“AML”) regulations.

•      All loans originated through the Prosper marketplace are made by WebBank, a Utah-chartered Industrial Bank.  Prosper provides services to WebBank in connection with the origination of such loans (the “Program”) and Prosper services loans made to Prosper borrowers on behalf of registered Prosper lenders who purchase such loans. In connection with the Program, Prosper will develop, administer, and maintain the following program for compliance with the BSA, including record keeping and reporting requirements.

1)    Bank Secrecy Act

The BSA requires banks and other institutions vulnerable to money laundering to take a number of precautions against financial crime.  Specifically, the act requires financial institutions to keep records of cash purchases of negotiable instruments, file reports of cash transactions exceeding $10,000 (daily aggregate amount), and to report suspicious activity that might signify money laundering, tax evasion, or other criminal activities.

Financial institutions’ reports are submitted to the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”). FinCEN collects and then analyzes the information submitted to support law enforcement investigations and provide U.S. policy makers with strategic analyses of domestic worldwide money laundering developments, trends, and patterns.

a.    Currency Transaction Reports

A Currency Transaction Report (“CTR”) must be completed and filed any time a financial institution engages in a “transaction in currency” that exceeds $10,000.  Under the BSA, only “transactions in currency” must be reported.  According to the law, a “transaction in currency” occurs every time a person or a business deposits, withdraws or exchanges more than $10,000 in cash.

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Used in this context, “currency” means the coin and/or paper money of any country that is designated as legal tender by the country of issuance. This definition only includes physical transfers of cash, either in or out of a financial institution.  The transaction must involve actual currency in order to be reportable.  Deposits or withdrawals by check and other non-cash transactions are not subject to the CTR filing requirement.

Also, CTRs are only triggered if a physical transfer or exchange occurs.  As a result, transfers between accounts, wire transfers, and other operational transactions that do not involve the physical transfer of cash are not subject to CTR filing requirements.

Prosper is an entirely online business (does not have physical branch locations) and does not deal in cash.  Once a loan is fully funded, proceeds equal to the amount of the loan are disbursed into the borrower’s designated deposit account using the Automated Clearing House (ACH) network for transmission of the funds.  Borrowers can make monthly payments on their loan either through an electronic funds transfer (EFT) or bank draft.  Prosper does not accept cash payments for loans.  Once the Borrower has made a payment on his/her loan, Prosper passes along the funds (minus any applicable fees) to the loan purchaser (“Lender”) via an ACH transfer.  Prosper does not engage in physical transfers or exchanges of funds.

2)    Customer Identification

In response to the September 11, 2001 terrorist attacks, Congress passed the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“Patriot Act”). Title III of the Patriot Act is the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Among other things, Section 326 of the Patriot Act supplemented the existing BSA framework by strengthening customer identification procedures and established minimum procedures for identification verification for all new accounts.

a.      Definitions

For purposes of this Policy, the following terms have the same meanings as those found in the Department of Treasury’s CIP Regulations (see 31 CFR § 103.11 and 103.121).  Specifically:

i.              Account.  Account means a formal banking relationship established to provide or engage in services, dealings, or other financial transactions including a deposit account, a transaction or asset

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account, a credit account, or other extension of credit. Account also includes a relationship established to provide a safety deposit box or other safekeeping services, or cash management, custodian, and trust services.

ii.             Customer.  A Customer is (A) A person that opens a new account; and (B) An individual who opens a new account for: (1) An individual who lacks legal capacity, such as a minor; or (2) An entity that is not a legal person, such as a civic club.  For purposes of this definition, a customer can be an individual, corporation, partnership, trust, estate, joint stock company, association, syndicate, joint venture, other unincorporated group, certain Indian Tribes, or any recognized legal entity.  A customer does not include a person that has an existing account with the financial institution, provided that the institution has a reasonable belief that it knows the true identity of the person.

Prosper has two types of customers: Borrowers and Lenders. Borrowers may be any person who is a U.S. resident in a state where Prosper is licensed or otherwise authorized or permitted to lend.  Only individuals (i.e., not groups or corporate entities) can borrow money.  Lenders can be any person who is a U.S. resident with a bank account and a Social Security number or any institution with a taxpayer identification number. Therefore, lenders can be either an individual or an organization/business.

b.      Identification of Customers

When a customer registers for an Individual Account, Prosper obtains his or her name, Social Security number, and date of birth. In addition, Prosper obtains the following information:

•      Primary address (either a residential address or a military APO/FPO address);

•      Mailing Address, if different from primary address;

•      Contact phone number;

•      Contact email address; and

•      Routing number and account number of preferred bank account.

When a customer registers for a Corporate Account, Prosper obtains the above information for an agent acting on behalf of the corporation, but also requests their Taxpayer Identification Number (TIN) and Articles of Incorporation showing the individual to be an authorized agent for the organization.

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Registration cannot be completed nor can an account be opened without this information being provided.

Documents are not typically required during registration, but may be requested based on certain risk triggers, such as when verification fails or prior to the customer’s first financial transaction.

c.      Verification of Customer Identity

Prosper employs a variety of non-documentary methods during the account set-up process and prior to the first financial transaction to verify the identity of the customer.

The following section details the procedures Prosper uses to verify a Customer’s identity.

i.      At the time a Customer registers for a Prosper Account:

•      Email Verification: Prosper sends an email to the Customer at the email address he/she enters at the time of registration.  This email contains a security code that must be entered to activate the account. Only customers who receive this email and enter the security code can successfully open an account.

•      Verification of Personally Identifiable Information: Prosper verifies Personally Identifiable Information (“PII”) provided by the customer against data on file with credit reporting agencies and other identity and anti-fraud verification databases.  In order to pass the verification, the Customer’s PII must have an acceptable degree of matching.  If the relative degree of matching is not sufficient, the Customer may be verified through Knowledge-Based Authentication.

•      Knowledge-Based Authentication: depending on the degree of matching of the customer information provided to the identity and anti-fraud verification databases, the customer may be asked a series of personal questions supplied from an identity database. These questions are designed so that only the actual individual to whom they pertain would know the appropriate responses.  Prosper then checks the Customer’s answers against an identity database and a risk score is calculated which is used to:

•      Deny the account opening request;

•      Recommend additional documentary verification; or

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•      Allow the account to be opened.

•      Note: If the account is opened, this risk score will continue to be associated to the account and will be included in transaction decisions.

Prosper uses a risk-based approach to the level of verification a Customer undergoes, as additional verification measures are taken depending on the accuracy of the information the Customer provides and the type of transactions the Customer initiates.

ii.     At the time a Customer requests a loan, the following additional verification steps may be requested:

•      Address Verification: a security postcard containing an address verification code is sent to the customer input mailing address. In order to receive a loan, the customer must retrieve the postcard and enter the code prior to loan origination.

•      Bank Account Ownership Verification: Prosper takes reasonable steps to verify that the Customer is an authorized owner of the bank account to which loan funds will be transferred. Depending on the bank the Customer uses, Prosper will either:

•      Call the bank’s verification team to confirm ownership; or

•      Request a check or bank statement from the customer that lists them as the named owner of the account.

•      Employment Verification: Based on risk characteristics of the loan request, some applicants are flagged for employment verification. Once flagged for employment verification, Prosper will attempt to confirm the applicant’s employment status by contacting the named employer.  Some applicants may also be asked to provide documented employment verification.

•      Income Verification: Some Customers requesting a loan are flagged for income verification. Income verification is completed by document verification and may require the Customer to provide a copy of their paystub and previous year’s W2.

•      Phone Verification/Fraud Screen: Some accounts requesting a loan are flagged for phone verification and/or fraud screen. Phone Verification is completed by database look-up of the phone number owner information and/or direct contact with the

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customer via the input phone. Additional fraud screening may be employed when the customer is on the phone.

A Customer’s failure to pass any of the above verification procedures will result in:

•      Denial of the loan request; and/or

•      Escalation for document verification.

iii.       When a Customer wishes to become a Lender, Prosper will utilize the following additional verification processes:

•      Bank Account Access Verification: If available, the prospective Lender can provide Prosper with their online bank account username and password for the account from which they intend to transact.  This information is used to establish the ability to access (and therefore ownership over) the account.  Where this type of verification is not available, or if the prospective Lender prefers, Prosper will verify bank account access using Micro-Deposit Verification (“MDV”). During MDV, a small deposit and a small withdrawal are made from the Customer’s bank account. The prospective Lender is then asked to provide the amounts of the deposit and withdrawal.

•      Bank Account Ownership Verification: Prosper takes reasonable steps to verify that the Customer is an authorized owner of the bank account to which loan funds will be transferred. Depending on the bank the Customer uses, Prosper will either:

•      Call the bank’s verification team to confirm ownership; or

•      Request a check or bank statement from the customer that lists them as the named owner of the account.

A Customer’s failure to pass any of the above verification procedures will result in:

•      Denial of the Customer’s request to set up a Lender account; and/or

•      Escalation for document verification.

d.      Screening Against Government Lists

As part of the Identity Information Verification Process, information provided by the Customer is cross-checked against federal government agency lists of known or suspected terrorists or terrorist organizations.

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This includes the Office of Foreign Assets and Control’s (“OFAC”) Specially Designated Nationals list.

Where there is a positive match to any individual on the list, Prosper will deny the individual’s request to open an account.

e.      Verification of Customer Identity via Documentary Methods

At any point during the registration or account set-up process, a Customer can be flagged for document verification based on pre-determined risk factors. If an account is flagged, Prosper will send the Customer a request to provide the following documents:

•      Driver’s License or Government-Issued Identity Card

•      Voided Check or Bank Statement

Additionally, depending on the Identity Information Verification results and the riskiness of the financial transaction, the customer may be asked to supply the following:

•      Social Security card

•      Utility Bill or Bank Statement showing primary Address

•      Current Pay Stub and their most recent W2.

•      Military ID card and Orders of Deployment

Failure to provide sufficient documents in response to Prosper’s request will result in:

•      Denial of the account request

•      Denial of the transaction request and/or suspension of the account

f.       Recordkeeping

A record for each Customer that includes all identifying information must be made and maintained for five years after the Customer’s Account is closed or becomes dormant.  A record for each Customer includes:

(1)           a description of any document used for verification of identity, including any identification number, place of issuance and, if any, the date of issuance and the expiration date;

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(2)           a description of the methods and results of any non-documentary measures undertaken to verify the identity of the Customer; and

(3)           a description of the resolution of any substantive discrepancy discovered when verifying the identifying information obtained from a Customer must be made and maintained for five years after the record was made.

g.      Customer Notice

Section 326 of the PATRIOT Act requires financial institutions to provide customers with adequate notice that the information being requesting is to verify their identities.

Prosper’s process requires customers who are registering as borrowers or lenders to expressly authorize Prosper and WebBank to obtain information the customer’s credit profile with the Experian credit bureau to confirm the customer’s identity to avoid fraudulent transactions in the customer’s name.

Additionally, Prosper provides the following Notice of Customer Information Program in accordance with regulations implementing Section 326:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you.

We may also ask to see your driver’s license or other identifying documents.

3)       Office of Foreign Assets and Control Policy

Historically, the U.S. Government has used economic sanctions as a tool against foreign governments, some of which have been identified as supporting terrorism. Since 1995, the U.S. Government has also used

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economic sanctions as a tool against international terrorist organizations, marking a significant departure from the traditional use of sanctions against countries or regimes. Following the events of September 11, 2001, President Bush issued Executive Order 13224, significantly expanding the scope of U.S. sanctions against international terrorists and terrorist organizations. The combination of programs targeting international terrorist organizations with those targeting terrorism-supporting governments constitutes a wide-ranging assault on international terrorism and its supporters and financiers.

The lead office for implementing sanctions with respect to assets of international terrorist organizations and terrorism-supporting countries is the Department of the Treasury’s Office of Foreign Assets Control (“OFAC”).  OFAC administers and enforces economic sanctions programs primarily against countries and groups of individuals, such as terrorists and narcotics traffickers. The sanctions can be either comprehensive or selective, using the blocking of assets and trade restrictions to accomplish foreign policy and national security goals.

In general, these regulations:

•      Require blocking of accounts and other assets of specified countries, entities, and persons.

•      Prohibit unlicensed trade and financial transactions with specified countries, entities, and persons.

Prosper sends all new account information to Experian’s Authentication Service, which provides a flag indicating that a new account contains a possible match to the OFAC Specially Designated Nationals (“SDN”)  List. Pursuant to their services, Experian holds responsibility for maintaining a current OFAC list.  Possible matches to the list are flagged for manual review by a verification agent. Where manual verification fails, Prosper will:

•      Deny the account request;

•      Deny the transaction request; and/or

•      Suspend the account.

All customers opening accounts with Prosper are sent through this process.

Prosper will keep a full and accurate record of each rejected transaction for at least five years after the date of the transaction, and, for blocked property (including blocked transactions) records will be maintained for

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the period the property is blocked and for five years after the date the property is unblocked.

4)       Know Your Customer Policy

Prosper takes a risk-based approach to the customer diligence process.  These procedures allow Prosper to form a reasonable belief that it knows the true identity of its customers.  A Customer that fails any stage of the outlined verification procedures, or that exhibits other risk factors, is manually reviewed by Prosper’s Risk team.  This team has the ability to request additional information and/or documentation on a case-by-case basis.  Additionally, all bidders on loans are verified as part of Prosper’s Lender Registration process, which obtains sufficient data to develop an understanding of normal and expected activity for the Customer’s occupation or business operations.  The individuals performing these reviews are trained to recognize key risk factors for money laundering.

Specifically, Prosper recognizes the following risk factors:

For Loans:

Identity Verification Results (Match to Data & Answers to Questions)

Loan Size

Credit Data

Login Behavior

Social Criteria (whether the Customer is a part of a Prosper Group, has registered Prosper “Friends,” the Customer’s relationship to other Prosper members, etc.)

For Transfers:

Identity Verification Results (Match to Data & Answers to Questions)

Transfer Amount

Source of Funds

Login Behavior

Social Criteria (whether the Customer is a part of a Prosper Group, has registered Prosper “Friends,” the Customer’s relationship to other Prosper members, etc.)

Much of the Customer Due Diligence (“CDD”) information is confirmed through an information-reporting agency, bank verification, and correspondence and telephone conversations with the customer. Additional steps Prosper takes may include obtaining third-party references or researching public information (e.g., on the Internet or commercial databases).  Prosper’s CDD processes includes periodic risk-

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based monitoring of the customer relationship to determine whether there are substantive changes to the original CDD information (e.g., change in employment or business operations).

Customer Due Diligence policies, procedures, and processes should be commensurate with the institution’s BSA/AML risk profile, paying particular attention to high-risk customers.  Based on FFIEC guidance, Prosper’s anti-money laundering risk is relatively low because Prosper offers limited products and services, loans are made to individuals only, and its services are limited to residents of the United States (Prosper does not allow international or foreign correspondence accounts).

5)      Suspicious Activity Monitoring and Reporting

Banks are required to report suspicious activity that may involve money laundering, BSA violations, terrorist financing, and certain other crimes above prescribed dollar thresholds.

Any customer or transaction that fails any stage of Prosper’s verification procedures or that exhibits other risk factors is manually reviewed by Prosper’s Risk team.  As a part of this process, if Prosper knows, suspects, or has reason to suspect, (1) insider abuse (in any amount), or (2) any suspicious transaction involving a violation of federal law of $5,000 or more, Prosper will aid WebBank in filing its Suspicious Activity Report (“SAR”) by providing sufficient information for WebBank to complete its Treasury Form TD F 90-22.47.

Prosper will develop and maintain sufficient operational procedures to allow its employees to identify red flags for suspicious activity, including when transactions are:

•      Obtained from illegal activity

•      Intended or conducted to hide or disguise funds or assets derived from illegal activity

•      Designed to evade any reporting requirements of the Bank Secrecy Act (BSA)

•      Transacted with no business or lawful purpose

•      Not the sort the customer normally engages

•      Prosper knows of no reasonable explanation for the transaction after examining available facts including the background and possible purpose of the transaction

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Prosper, its directors, officers, employees, and agents will not notify any person involved in the suspicious transaction that information has been provided to WebBank for purposes of filing a SAR, or that a SAR has been reported.

Prosper shall retain the information provided to WebBank for the purposes of filing SARs and any supporting documentation for five (5) years from the date the information was reported.

6)      FinCEN Information Requests

Section 314(a) of the PATRIOT Act allows law enforcement agencies to work in conjunction with Financial Crimes Enforcement Network (“FinCEN”) to require a financial institution to search its records to determine whether it maintains or has maintained accounts for, or has engaged in transactions with, any specified individual, entity, or organization.

When WebBank receives an information request, Prosper will conduct a one-time search of its records to identify accounts or transactions of a named suspect.  Prosper will search its records for current accounts, accounts maintained during the preceding 12 months, and transactions conducted outside of an account by or on behalf of a named suspect during the preceding six (6) months.  Because WebBank must report any positive matches to FinCEN within 14 days, Prosper will search its records and report to WebBank within 5 days of its receiving notice from WebBank.  No details should be provided to WebBank or FinCEN other than the fact that Prosper has identified a match.  Although WebBank is not required to file a negative response with FinCEN, Prosper will notify WebBank of its scan results regardless of the outcome.

Section 314(b) of the PATRIOT Act encourages financial institutions and associations of financial institutions located in the United States to share information in order to identify and report activities that may involve terrorist activity or money laundering.  If WebBank chooses to voluntarily participate in section 314(b), Prosper will follow the same procedures for reviewing and evaluating its records and notifying WebBank of the results as for 314(a) requests.

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